Exhibit 10.1

Execution Version

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT dated as of December 13, 2012 (this “Amendment and Restatement Agreement”), to the Existing Term Loan Agreement (as defined below), among SPANSION LLC, a Delaware limited liability company (the “Borrower”), SPANSION INC., a Delaware corporation (“Holdings”), SPANSION TECHNOLOGY LLC, a Delaware limited liability company “Spansion Technology”, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and as Collateral Agent and MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent.

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as Administrative Agent, have previously entered into that certain Credit Agreement, dated as of February 9, 2010 as heretofore amended, supplemented or otherwise modified (the “Existing Term Loan Agreement”);

WHEREAS, the Borrower has requested an amendment to the Existing Term Loan Agreement pursuant to which (a) certain of the Lenders of Original Loans agree to extend the maturity date with respect to all or a portion of their Original Loans and (b) certain other provisions of the Existing Term Loan Agreement will be amended pursuant to the terms hereof and by operation of the Restated Term Loan Agreement (as defined below);

WHEREAS, the foregoing modifications require the consent of each affected Lender of Original Loans pursuant to Section 11.01 of the Existing Term Loan Agreement;

WHEREAS, pursuant to Sections 11.01 and 11.13 of the Existing Term Loan Agreement, the Borrower has the right, so long as the Required Lenders (as defined in the Existing Term Loan Agreement) consent to such modifications, to compel any Lender of Original Loans refusing to consent thereto with respect to all of its Original Loans (a “Non-Consenting Lender”) to assign those Original Loans not being extended to an assignee that (i) approves such modifications or (ii) is a Lender under the Restated Term Loan Agreement (in each case, an “Approving Assignee”), subject to the conditions therein set forth;

WHEREAS, each Lender of Original Loans that has executed and delivered a signature page to this Amendment and Restatement Agreement is willing to convert (such Lenders being collectively referred to as the “Extended Lenders”) the Allocated Principal Amount of its Original Loans into Loans under the Restated Term Loan Agreement on the Amendment and Restatement Effective Date, which conversion and Loans shall be subject to the terms and conditions set forth herein and in the Restated Term Loan Agreement;

WHEREAS, each other Lender that has executed and delivered a signature page to this Amendment and Restatement Agreement is an Approving Assignee that is willing to accept assignments of Original Loans to the extent of its Allocated Principal Amount, subject to the terms and conditions set forth herein and in the Restated Term Loan Agreement;

WHEREAS, in order to effectuate the foregoing, the Borrower and the other parties hereto desire to amend and restate, as of the Amendment and Restatement Effective Date, the Existing Term Loan Agreement, on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrower, Spansion Technology, the Administrative Agent, the Collateral Agent, the Extended Lenders and the other Lenders party hereto hereby agree as follows:

SECTION 1.             Defined Terms.  Capitalized terms used but not otherwise defined herein (including the preliminary statements hereto) have the meanings assigned to them in the Existing Term Loan Agreement or the Restated Term Loan Agreement, as the context may require.  The provisions of Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2.             Amendment and Restatement.

Effective as of the Amendment and Restatement Effective Date:

(i)           The Existing Term Loan Agreement is hereby amended and restated in its entirety to be in the form of the Amended and Restated Credit Agreement attached as Annex 1 hereto (the Existing Term Loan Agreement as so amended and Restated, the “Restated Term Loan Agreement”);

(ii)          All Exhibits to the Existing Term Loan Agreement are hereby amended and restated to be in the form of the corresponding Exhibits attached in Annex 2 hereto;

(iii)         All Schedules to the Existing Term Loan Agreement are hereby amended and restated to be in the form of the corresponding Schedules in Annex 3 hereto;

(iv)        The Pledge and Security Agreement (the “Existing Security Agreement”) dated as of May 10, 2010, among the Borrower, Holdings, Spansion Technology, certain subsidiaries of Borrower and Barclays Bank PLC as collateral agent is hereby amended and restated in its entirety to be in the form of the Amended and Restated Pledge and Security Agreement attached as Annex 4 hereto;

(v)          All Exhibits  to the Existing Security Agreement are hereby amended and restated to be in the form of the corresponding Exhibits in Annex 5 hereto; and

(vi)         All Schedules to the Existing Security Agreement are hereby amended and restated to be in the form of the corresponding Schedules in Annex 6 hereto.

SECTION 3.             Loan Extensions.

(a)           Certain Definitions:

“Allocated Principal Amount” means:

(i)            as to any Lender of Original Loans that has executed and delivered to the Administrative Agent a signature page to this Amendment and Restatement Agreement that indicates that it is willing to convert all of its Original Loans into Loans under the Restated Term Loan Agreement pursuant to the Cashless Settlement option, the lesser of (x) the aggregate principal amount of Original Loans held by such Lender and (y) the principal amount of Loans allocated to such Lender by the Administrative Agent;

(ii)           as to any Lender of Original Loans that has executed and delivered to the Administrative Agent a signature page to this Amendment and Restatement Agreement  that indicates that it elects to have the entire outstanding principal amount of its Original Loans assigned for payment of a purchase price equal to the outstanding principal amount thereof on the Amendment and Restatement Effective Date pursuant to the Post-Closing Settlement Option, and in connection therewith has assumed a commitment to purchase by assignment a principal amount of the Loans as an Approving Assignee, the lesser of the commitment amount so indicated and the amount of the Loans allocated to such Lender by the Administrative Agent; and

(iii)          as to any Approving Assignee that has executed and delivered to the Administrative Agent a signature page to this Amendment and Restatement Agreement pursuant to which it has assumed a commitment to acquire by assignment up to the stated principal amount of Loans indicated on the signature pages hereof, the lesser of the amount so indicated and the principal amount of the Loans allocated to such Approving Assignee by the Administrative Agent.

(b)           On the Amendment and Restatement Effective Date (i) the Allocated Principal Amount of Original Loans of each Extended Lender electing the Cashless Settlement Option shall be converted into Loans of such Lender, (ii) all Original Loans outstanding on the Amendment and Restatement Date that are not converted into Loans pursuant to clause (i) above shall be assigned to the Approving Assignees (including any Lender holding Original Loans that shall have elected the Post-Closing Settlement Option), to the extent of their respective Allocated Principal Amounts, and simultaneously with such assignment shall be converted into Loans of such Approving Assignees as Lenders under the Restated Term Loan Agreement and (iii) all such Loans shall continue to be in effect and outstanding under the Restated Term Loan Agreement on the terms and conditions set forth therein.  In the event the Original Loans outstanding on the Amendment and Restatement Effective Date (immediately prior to the consummation of such conversion) shall be of more than one Type or, in the case of Eurodollar Rate Loans, shall have more than one Interest Period, the conversion of the Allocated Principal Amounts of such Original Loans shall be accomplished by means of each such Original Loan converting into a Loan of the same Type as such Original Loan (and, where applicable, having the initial Interest Period that ends on the last day of the Interest Period applicable to such Original Loan) under the Restated Term Loan Agreement in the same proportion as such Allocated Principal Amount bears to the aggregate principal amount of all the Original Loans as of the Amendment and Restatement Effective Date (determined immediately prior to the consummation of such conversion).

(c)           Each assignment pursuant hereto shall be deemed to have been effected pursuant to an instrument of assignment in the form of Exhibit D to the Existing Term Loan Agreement and shall be governed by the terms and conditions thereof.

(d)           Each assignor that is not an Extended Lender shall be entitled to payments pursuant to Section 3.05 of the Existing Term Loan Agreement as if the Original Loans assigned had been prepaid on the Amendment and Restatement Effective Date.  The Extended Lenders hereby agree that no payments pursuant to Section 3.05 of the Existing Term Loan Agreement will accrue solely as a result of the transactions contemplated by this Section 3.

(e)           None of transactions set forth in this Section 3 shall be deemed to be a conversion of any Original Loan into a Loan of a different Type or with a different Interest Period or a payment or prepayment of any Original Loan.

SECTION 4.             Representations and Warranties.  Each of Holdings and the Borrower hereby represents and warrants to each other party hereto that:

(a)           The execution, delivery and performance by each of Holdings and the Borrower of this Amendment and Restatement Agreement are within its corporate powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Restated Term Loan Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (c)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b)           This Amendment and Restatement Agreement has been duly executed and delivered by each of Holdings and the Borrower, and constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c)           The representations and warranties of each of Holdings and the Borrower contained in Article V of the Restated Term Loan Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the Amendment and Restatement Effective Date (in each case, except to the extent that any representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

(d)           Both before and after giving effect to this Amendment and Restatement Agreement, no Default has occurred and is continuing.

SECTION 5.             Effectiveness.  This Amendment and Restatement Agreement shall become effective on and as of the date, on which each of the following conditions precedent (aside from those certain conditions precedent which may be satisfied after the Amendment and Restatement Effective Date) is satisfied (such date, the “Amendment and Restatement Effective Date”):

(a)           Counterparts. The Administrative Agent shall have received duly executed counterparts of this Amendment and Restatement Agreement that, when taken together, bear the signatures of each of Holdings, Spansion Techonology, the Borrower, the Administrative Agent, the Collateral Agent, each Extended Lender (such Extended Lenders constituting at least the Required Lenders under the Existing Term Loan Agreement) and any other Lenders that thereby become party to the Restated Term Loan Agreement.

(b)           Required Lenders. The aggregate Allocated Principal Amount of the Original Loans of the Extended Lenders that are to be converted into Loans under the Restated Term Loan Agreement pursuant to Section 3(b) hereof shall not be less than 51% of the aggregate principal amount of all Original Loans outstanding immediately prior to such conversion.

(c)           Assignment of Loans. The Administrative Agent shall have received evidence satisfactory to it that all Original Loans of Non-Consenting Lenders shall have been assigned to Approving Assignees pursuant to Section 11.13 of the Existing Term Loan Agreement.

(d)           Documents, Certificates, Opinions and Other Instruments.  The Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date, as applicable (or, in the case of certificates of governmental officials, a recent date before the Amendment and Restatement Effective Date and) and each in form and substance satisfactory to the Administrative Agent:

(i)           executed counterparts of this Agreement and the Guaranty in each case dated as of the Amendment and Restatement Effective Date;

(ii)           IP Security Agreements in each case, as of the Amendment and Restatement Effective Date and (within a reasonable time period from the Amendment and Restatement Effective Date) Account Control Agreements for the deposit or investment accounts identified on Schedule 4.01(c)(ii) of the Existing Term Loan Agreement, together with:

(A)           copies of financing statements in the form filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the other Collateral Documents (as applicable), covering the Collateral described in the Security Agreement (other than the Mortgages) (including commercially reasonable efforts to receive duly executed payoff letters, mortgage releases, UCC-3 termination statements in respect of the Existing Revolving Credit Agreement and landlords’ and bailees’ waiver and consent agreements reasonably requested by the Administrative Agent where Collateral in excess of $10,000,000 is located), and all other documents and instruments required to perfect or evidence the Collateral Agent’s security interest in the Collateral executed and in each case, filed or in proper form for filing, as applicable, on the Amendment and Restatement Effective Date; provided, that perfection steps with respect to property will not be required where the Administrative Agent determines in its reasonable discretion that the costs of perfection is excessive relative to the benefits provided; and

(B)           completed requests for information listing all effective financing statements filed in the jurisdictions referred to in clause (A) above that name any Loan Party as debtor, together with copies of such other financing statements,

(iii)           within 60 days of the Amendment and Restatement Effective Date (or within a reasonable time period thereafter, as determined by the Administrative Agent), the Borrower use its reasonable efforts to, and shall cause each Loan Party to use its reasonable efforts to, deliver to the Administrative Agent (it being understood that no such requirements shall apply with respect to the Borrower’s facility located at 915 Deguigne Drive, Sunnyvale, California 94088 until the date which is 12 months following the Amendment and Restatement Date, provided such facility remains in the ownership of the Loan Parties on such date):

(A)           a Mortgage with respect to each property listed on Schedule 4.01(c)(iii) of the Restated Term Loan Agreement, together with any subordination agreements, if required, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and is in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid and subsisting perfected Lien, excepting only Permitted Encumbrances, on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; provided, that any such Mortgage will not be required where the Administrative Agent determines in its reasonable discretion that the costs of obtaining such Mortgage or Mortgagee amendment, as applicable, is excessive relative to the benefits provided,

(B)           copies of any existing American Land Title Association/American Congress on Surveying and Mapping form surveys,

(C)           fully paid American Land Title Association Lender’s Extended Coverage title insurance policies in form and substance, with endorsements (including zoning endorsements) and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages  to be valid and subsisting perfected Liens on the property described therein, free and clear of all Liens (including, but not limited to, mechanics’ and materialmen’s Liens) excepting only Permitted Encumbrances and such other Liens permitted by Section 7.01 of the Restated Term Loan Agreement, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmens’ Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable, and, with respect to any property located in a state in which a zoning endorsement is not available (or for which a zoning endorsement is not available at a premium that is not excessive), if requested by the Administrative Agent, a zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resource Corporation (or another person reasonably acceptable to the Administrative Agent), in each case satisfactory to the Administrative Agent,

(D)           favorable opinions of local counsel to the Loan Parties in states in which the Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages  and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent,

(E)           evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages  and the other matters discussed in this Clause (iii),

(F)           no later than three (3) Business Days prior to the date on which a Mortgage  is executed and delivered pursuant to this Clause (iii), in order to comply with the Flood Laws, the Administrative Agent shall have received the following documents: (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent (any of the foregoing being “Evidence of Flood Insurance”),

(G)           evidence of the insurance required by the terms of the Mortgages, and

(H)           evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages, have been taken or delivered as applicable.

(iv)          certificates representing the Pledged Equity accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(v)           a duly prepared and completed Perfection Certificate dated the Amendment and Restatement Effective Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby;

(vi)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require (i) certifying the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Transaction Documents, (ii) evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (iii) containing appropriate attachments, including the Organization Documents of each Loan Party and, if applicable, a true and correct copy of its by-laws or operating, management or partnership agreement;

(vii)         such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(viii)        a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(ix)           copies of the financial statements referred to in Section 6.01 of the Restated Term Loan Agreement;

(x)            a certificate signed by a Responsible Officer of the Borrower and each other Loan Party, as of the Closing Date, as to: (A) the absence of any Default, (B) the truth of the representations and warranties contained in Article V of the Restated Term Loan Agreement or any other Loan Document, (C) the satisfaction of all the conditions precedent to the Amendment and Restatement Effective Date forth in this Section 5 required to be satisfied on or before the Amendment and Restatement Effective Date and that this Amendment and Restatement Agreement is effective, (D) the payment in full of all fees and expenses due in respect of the Loan Documents as of the Amendment and Restatement Effective Date and (E) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect other than as described in the Disclosure Statement or in the Borrower’s filings with the SEC made prior to the Amendment and Restatement Effective Date;

(xi)           certificates attesting to the Solvency of each Loan Party after giving effect to the Transaction, from its chief financial officer dated as of the Amendment and Restatement Effective Date;

(xii)          a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, dated as of the Amendment and Restatement Effective Date and addressed to the Administrative Agent and each Lender, in a form reasonably satisfactory to the Administrative Agent;

(xiii)         an environmental assessment report for each of the properties described in the Mortgages, in form and substance reasonably satisfactory to the Lenders, from an environmental consulting firm reasonably acceptable to the Lenders, for which all fees have been paid, and dated within 60 days of the date of recordation of the Mortgage , and the Administrative Agent shall be reasonably satisfied with the nature and amount of any such matters and with Holdings’ and the Borrower’s plans with respect thereto, to be delivered no later than five Business Days prior to the time the respective Mortgages  are required to be recorded pursuant to this Section 5 (it being understood that no such environmental assessment report shall be required with respect to the Borrower’s facility located at 915 Deguigne Drive, Sunnyvale, California 94088);

(xiv)         evidence reasonably satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(xv)          fully executed copies of the Loan Documents to be entered into on the Closing Date and the Amendment and Restatement Effective Date in each case in form and substance reasonably satisfactory to the Administrative Agent; and

(xvi)         such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(e)           Lender Fees.  The Borrower shall have paid or have caused to be paid (i) all fees required to be paid to the Agents and the Arrangers on or before the Amendment and Restatement Effective Date as set forth in the Fee Letter and (ii) all fees required to be paid to the Lenders on or before the Amendment and Restatement Effective Date pursuant to the terms of the Restated Term Loan Agreement.

(f)            Counsel Fees.  The Borrower shall have paid or have caused to be paid (i) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) and (ii) all other expenses of the Administrative Agent and the Lenders in connection with the Loan Documents, in each case, to the extent invoiced prior to or on the Closing Date.

(g)           Accrued Interest.  The Borrower shall have paid or have caused to be paid, to Lenders of Original Loans on the Amendment and Restatement Effective Date, all accrued interest owing on such Original Loans to and until the Amendment and Restatement Effective Date.

(h)           PATRIOT Act. The Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(i)            OFAC Certificate.  The Administrative Agent shall have received an OFAC Compliance Certificate dated as of the Amendment and Restatement Effective Date.

(j)            No Material Adverse Effect.  There has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect other than as described in the Disclosure Statement or in the Borrower’s filings with the SEC made prior to the Closing Date.

(k)           No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority with respect to the Transaction, or the Transaction Documents, and the Transaction and the Transaction Documents shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations.

(l)            Other.  The Administrative Agent shall have received such other reasonable and customary approvals, opinions or documents as the Administrative Agent shall request in good faith.

(m)           Revolving Credit Agreement. The Revolving Credit Agreement shall have become effective and the terms and conditions contained in the Loan Documents shall be reasonably satisfactory in all respects to the Administrative Agent.

(n)           Amended and Restated Pledge and Security Agreement.  The Amended and Restated Pledge and Security Agreement shall have been duly executed and delivered by Borrower, Holdings, Spansion Technology, the other grantors party thereto and the Collateral Agent.

(o)           Existing Indebtedness. The Administrative Agent shall have received evidence reasonably satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and all accrued commitment fees under, the Existing Revolving Credit Agreement.

SECTION 6.             Effect of this Amendment and Restatement Agreement.

(a)           Except as expressly set forth herein and in the Restated Term Loan Agreement, this Amendment and Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Arrangers or the Lenders under the Existing Term Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Term Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Term Loan Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the Amendment and Restatement Effective Date, each reference in the Existing Term Loan Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the Existing Term Loan Agreement in any other Loan Document, shall be deemed to be a reference to the Existing Term Loan Agreement as amended and restated hereby.  This Amendment and Restatement Agreement shall constitute a “Loan Document” for all purposes of the Existing Term Loan Agreement, the Restated Term Loan Agreement and the other Loan Documents.

(c)           The Lenders party hereto hereby authorize the Administrative Agent to enter into such amendment or amendments to the Restated Term Loan Agreement or any other Loan Document as shall be appropriate, in the judgment of the Administrative Agent, to give effect to the transactions contemplated hereby (including the Original Loan conversions) or to cure any ambiguity, omission, defect or inconsistency relating to effectuation of the transactions contemplated hereby.

SECTION 7.            Counterparts.  This Amendment and Restatement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by electronic transmission of an executed counterpart of a signature page to this Amendment and Restatement Agreement shall be effective as delivery of an original executed counterpart of this Amendment and Restatement Agreement.

SECTION 8.             Governing Law.

(a)           GOVERNING LAW. THIS AMENDMENT AND RESTATEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.02 OF THE RESTATED CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)           WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(b)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE RESTATED TERM LOAN AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 9.            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND RESTATEMENT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.           Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and Restatement Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment and Restatement Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement Agreement to be duly executed by their respective authorized officers as of the date first above written.

SPANSION LLC, as Borrower,

By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief
Financial Officer

SPANSION INC., as Guarantor,

By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief
Financial Officer

SPANSION TECHNOLOGY LLC, as Guarantor,

By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Chief Financial Officer

[Signature Page to Amendment and Restatement Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent and Documentation Agent under the Existing Term Loan Agreement and as Administrative Agent and Collateral Agent under the Restated Term Loan Agreement,

By:	/s/ Christina Park
	Name:	Christina Park
	Title:	Managing Director

MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent under the Restated Term Loan Agreement,

By:	/s/ Andrew W. Earls
	Name:	Andrew W. Earls
	Title:	Vice President

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGES TO
AMENDMENT AND RESTATEMENT AGREEMENT
FOR LENDERS HOLDING ORIGINAL LOANS

[On file with the Administrative Agent.]

ANNEX 1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 13, 2012

among

SPANSION LLC,
as the Borrower,

SPANSION INC.,
and SPANSION TECHNOLOGY LLC,
as the Guarantors,

BARCLAYS BANK PLC,
as the Administrative Agent and the Collateral Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Documentation Agent,

The Lenders Party Hereto,

and

BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Joint Book Runners

Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		2
1.01	Defined Terms	2
1.02	Other Interpretive Provisions	32
1.03	Accounting Terms	33
1.04	Rounding	34
1.05	Times of Day	34
1.06	Currency Equivalents Generally	35
ARTICLE II THE COMMITMENTS AND LOANS		35
2.01	The Original Loans	35
2.02	Borrowings, Conversions and Continuations of Loans	35
2.03	Prepayments	37
2.04	Termination or Reduction of Commitments	40
2.05	Repayment of Loans	40
2.06	Interest	40
2.07	Fees	41
2.08	Computation of Interest and Fees	41
2.09	Evidence of Debt	41
2.10	Payments Generally; the Administrative Agent’s Clawback	41
2.11	Sharing of Payments by Lenders	44
2.12	Discounted Voluntary Prepayment	45
2.13	[Reserved.]	47
2.14	Incremental Facilities	48
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		49
3.01	Taxes.	49
3.02	Illegality	52
3.03	Inability to Determine Rates	53
3.04	Increased Costs; Reserves on Eurodollar Rate Loans	53
3.05	Compensation for Losses	55
3.06	Mitigation Obligations; Replacement of Lenders	55
3.07	Survival.	55

-i-

(continued)
Page

ARTICLE IV [RESERVED]		56
ARTICLE V REPRESENTATIONS AND WARRANTIES		56
5.01	Existence, Qualification and Power	56
5.02	Authorization; No Contravention	56
5.03	Governmental Authorization; Other Consents.	56
5.04	Binding Effect	57
5.05	Financial Statements; No Material Adverse Effect; No Internal Control Event	57
5.06	Litigation	57
5.07	No Default	58
5.08	Ownership of Property; Liens; Investments	58
5.09	Environmental Compliance	59
5.10	Insurance	60
5.11	Taxes	60
5.12	ERISA Compliance	60
5.13	Subsidiaries; Equity Interests; Loan Parties	61
5.14	Margin Regulations; Investment Company Act	61
5.15	Disclosure.	62
5.16	Compliance with Laws	62
5.17	Intellectual Property; Licenses, Etc	62
5.18	Solvency	62
5.19	Casualty, Etc	63
5.20	Labor Matters	63
5.21	Transactions with Affiliates	63
5.22	Broker’s Fees	63
5.23	Security Interest in Collateral	63
5.24	[Reserved]	63
5.25	Anti-Corruption Laws	64
5.26	Economic Sanctions	64
5.27	Senior Indebtedness	64

-ii-

(continued)
Page

ARTICLE VI AFFIRMATIVE COVENANTS		64
6.01	Financial Statements	65
6.02	Certificates; Other Information.	65
6.03	Notices	68
6.04	Payment of Obligations	69
6.05	Preservation of Existence, Etc	69
6.06	Maintenance of Properties	69
6.07	Maintenance of Insurance	70
6.08	Compliance with Laws	71
6.09	Books and Records	71
6.10	Inspection Rights	71
6.11	Use of Proceeds	71
6.12	Covenant to Guarantee Obligations and Provide Security Interests	71
6.13	Compliance with Environmental Laws	73
6.14	Further Assurances	74
6.15	Compliance with Terms of Leaseholds	75
6.16	Lien Searches.	75
6.17	[Reserved]	75
6.18	[Reserved]	75
6.19	ERISA	75
6.20	Post Closing Obligations	75
ARTICLE VII NEGATIVE COVENANTS		75
7.01	Liens	76
7.02	Indebtedness	77
7.03	Investments.	80
7.04	Fundamental Changes	81
7.05	Dispositions	82
7.06	Restricted Payments.	84
7.07	Lines of Business	85
7.08	Transactions with Affiliates	85

-iii-

(continued)
Page

7.09	Burdensome Agreements	86
7.10	Use of Proceeds	86
7.11	[Reserved.]	86
7.12	[Reserved.]	86
7.13	[Reserved.]	86
7.14	Accounting Changes	86
7.15	Prepayments, Etc. of Indebtedness	86
7.16	Amendment, Etc. of Revolving Credit Loan Documents, Organization Documents and Material Contracts	87
7.17	Parent Companies	87
7.18	Capital Structure	87
7.19	Sale and Leaseback Transactions	87
7.20	Deposit and Securities Accounts	87
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		88
8.01	Events of Default	88
8.02	Remedies upon Event of Default	90
8.03	Application of Funds	91
ARTICLE IX THE ADMINISTRATIVE AGENT		91
9.01	Appointment of Agents	91
9.02	Powers and Duties	92
9.03	General Immunity	92
9.04	Agents Entitled to Act as Lender	93
9.05	Lenders’ Representations, Warranties and Acknowledgment	93
9.06	Right to Indemnity	94
9.07	Successor Agent	95
9.08	Delegation of Duties.	95
9.09	Collateral Documents and Guarantee	96
9.10	Posting of Approved Electronic Communications	97
9.11	Proofs of Claim	98
9.12	Agents and Arrangers	99

-iv-

(continued)
Page

ARTICLE X CONTINUING GUARANTY		99
10.01	Guaranty	99
10.02	Rights of Lenders	99
10.03	Certain Waivers	100
10.04	Obligations Independent	100
10.05	Subrogation	100
10.06	Termination; Reinstatement	101
10.07	Subordination	101
10.08	Stay of Acceleration	101
10.09	Condition of the Borrower	101
10.10	Additional Guarantor Waivers and Agreements	102
ARTICLE XI MISCELLANEOUS		103
11.01	Amendments, Etc	103
11.02	Notices; Effectiveness; Electronic Communications	104
11.03	No Waiver; Cumulative Remedies	106
11.04	Expenses; Indemnity; Damage Waiver	106
11.05	Payments Set Aside	108
11.06	Successors and Assigns	108
11.07	Treatment of Certain Information; Confidentiality	112
11.08	Right of Setoff	113
11.09	Interest Rate Limitation	113
11.10	Counterparts; Effectiveness	113
11.11	Survival of Representations and Warranties	113
11.12	Severability	114
11.13	Replacement of Lenders	114
11.14	Governing Law; Jurisdiction; Etc	115
11.15	Waiver of Jury Trial	116
11.16	No Advisory or Fiduciary Responsibility	116
11.17	USA PATRIOT Act Notice	117
11.18	Time of the Essence	117

-v-

(continued)
Page

11.19	ENTIRE AGREEMENT	117
11.20	Delivery of Lender Addenda	117
11.21	Agents; Arrangers	117

-vi-

SCHEDULES
4.01(c)(ii)	Deposit and Investment Accounts
4.01(c)(iii)	Mortgaged Property
5.03	Certain Authorizations
5.05(b)	Supplement to Interim Financial Statements
5.06	Disclosed Litigation
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments; Loan Parties
5.16	Contested Compliance with Laws
5.20	Labor Matters
5.21	Transactions with Affiliates
5.24(a)	Financing Statements
5.24(b)	Mortgages Recording Offices
6.12	Guarantors
6.20	Post Closing Obligations
7.01(m)	Liens Existing Prior to Closing Date
7.02(k)	Indebtedness Existing Prior To Closing Date
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A	Committed Loan Notice
B	Term Note
C	[Reserved]
D	Assignment and Assumption
E	Guaranty
F	Security Agreement
G	Mortgages
H-1	Joinder Agreement
H-2	Joinder Agreement
I	Lender Addendum
J-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
J-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
J-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
J-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
K	Discounted Prepayment Option Notice
L	Lender Participation Notice
M	Discounted Voluntary Prepayment Notice

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 13, 2012, among SPANSION LLC, a Delaware limited liability company (the “Borrower”), SPANSION INC., a Delaware corporation (“Holdings”), SPANSION TECHNOLOGY LLC, a Delaware limited liability company (“Spansion Technology”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BARCLAYS BANK PLC, as the Administrative Agent (in such capacity the “Administrative Agent”) and the Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as the Documentation Agent (the “Documentation Agent”) and BARCLAYS BANK PLC, and MORGAN STANLEY SENIOR FUNDING INC., as Joint Lead Arrangers and Joint Book Runners.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Borrower has previously entered into the Existing Term Loan Agreement;

WHEREAS, on the Amendment and Restatement Effective Date, concurrent with the Borrower’s entering into the Revolving Credit Agreement and pursuant to the terms of the Amendment and Restatement Agreement, (a) certain of the lenders under the Existing Term Loan Agreement agree to extend the maturity date with respect to all or a portion of their Original Loans, which loans shall be converted to Loans hereunder, (b) the Original Loans of certain of the lenders under the Existing Term Loan Agreement who do not consent to have the maturity date of such Original Loans extended, shall be assigned to certain of the Lenders hereunder pursuant to the terms of the Existing Term Loan Agreement, whereupon such Original Loans shall be converted to Loans hereunder and (c) the Existing Term Loan Agreement shall be amended and restated in the form of this Agreement;

WHEREAS, the proceeds of the Original Loans have been used for the purposes set forth in the Existing Term Loan Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Price” has the meaning specified in Section 2.12(c).

“Acceptance Date” has the meaning specified in Section 2.12(b).

2

“Account Control Agreements” has the meaning specified in the Security Agreement.

“Acquisition” by any Person, means the purchase or acquisition in a single transaction or a series of related transactions by any such Person, individually or, together with its Affiliates, of (a) any Equity Interest of any other Person (other than an existing Subsidiary of the Borrower) which are sufficient such that such other Person becomes a direct or indirect Subsidiary of the Borrower or (b) all or a substantial portion of the property, including, without limitation, all or a substantial portion of the property comprising a division, business unit or line of business, of any other Person (other than a Subsidiary of the Borrower), whether involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.

“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means each of the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurodollar Rate or Base Rate floor greater than the “floor” then in effect on the Loans, or otherwise; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity; and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of December 13, 2012, among the Borrower, Holdings, Spansion Technology, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Amendment and Restatement Effective Date” has the meaning specified in the Amendment and Restatement Agreement.

“Applicable Discount” has the meaning specified in Section 2.12(c).

3

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by the principal amount of such Lender’s Loans at such time.

“Applicable Margin” means 3.00% per annum for any Base Rate Loan and 4.00% per annum for any Eurodollar Rate Loan.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) (i) an entity or an Affiliate of an entity that administers or manages a Lender or (ii) an entity or an Affiliate of an entity that is the investment advisor to a Lender.

“Arrangers” means Barclays and Morgan Stanley, in their capacity as joint lead arrangers and joint book runners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b), and accepted by the Administrative Agent), in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, without duplication, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 25, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

“Available Amount” means the sum of the aggregate cumulative amount, not less than zero, of (a) Excess Cash Flow for the fiscal year ending December 26, 2010 and each full fiscal year thereafter that is not required to be applied to the prepayment of the Loans pursuant to Section 2.03(b)(i), plus (b) the Net Cash Proceeds received after the Amendment and Restatement Effective Date from the issuance and sale of Equity Interests (other than Disqualified Capital Stock) or the fair market value of any assets or property contributed to the Borrower, minus (c) the sum of the aggregate amount of Restricted Payments and Investments made after the Amendment and Restatement Effective Date using the Available Amount pursuant to Section 7.06(n)(ii) and Section 7.03(l), respectively.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and certified as 11 U.S.C. Section 101 et seq.

4

“Barclays” means Barclays Bank PLC and its successors.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus ½ of 1%.  For purposes hereof:  “Prime Rate” shall mean the prime lending rate as set forth on the Reuters Screen RTRTSY1 Page (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the Borrower, replace such page for the purpose of displaying such rate if such rate no longer appears on the Reuters Screen RTRTSY1 Page), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.  Notwithstanding the foregoing, if the rate described in the preceding sentence would be less than 2.75%, then the “Base Rate” will be deemed to be 2.75%.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate other than a Multiemployer Plan.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capitalized Lease.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

5

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capped Call Transactions” means one or more capped call transactions purchased in connection with the issuance of Convertible Notes permitted hereunder.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)           readily marketable obligations issued or directly and fully and unconditionally guaranteed or insured as to interest and principal by the United States of America or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof;

(b)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the Laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)           Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a) and (b) of this definition;

(d)           repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b)(ii) above;

(e)           United States Dollars or euros;

(f)           commercial paper or variable or fixed rate notes issued by, or guaranteed by, an issuer having a rating of at least Aa2 or AA from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of acquisition thereof;

(g)           shares of any money market mutual or similar fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (f) above, (ii) has net assets of not less than $500,000,000, and (iii) has a rating of at least P-1 or A-1 from either Moody’s or S&P respectively; and

(h)           in the case of a foreign Subsidiary, substantially similar investments to those referenced in clauses (a) through (g) above, of comparable credit quality (taking into account the jurisdictions where such foreign Subsidiary is in business), denominated in the currency of any jurisdiction in which such Person conducts business.

6

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority provided however, that notwithstanding anything therein to the contrary, (i) any requirements imposed under the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or enacted, adopted or issued in connection therewith and (ii) any requests, rules, guidelines or directives concerning liquidity or capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis; or

(b)           Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower or Spansion Technology; provided, that if Spansion Technology is dissolved in accordance with the terms of this Agreement and Holdings becomes the sole shareholder of the Borrower as a result thereof such dissolution shall not result in a Change of Control; or

(c)           so long as the Senior Notes of the Borrower are outstanding, a change of control occurs with respect to the composition of the board of directors as provided for in the Senior Notes Indenture as in effect on the date hereof (irrespective of whether such provision is subsequently waived or removed); or

(d)           a “change of control” or any comparable term under, and as defined in, the Revolving Credit Agreement shall have occurred (but only so long as the Revolving Credit Agreement remains in effect and only to the extent not waived under any such document or agreement).

7

“Closing Date” means February 9, 2010.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations.

“Collateral Agent” means Barclays Bank PLC in its capacity as Collateral Agent for the Secured Parties hereunder and under the Revolving Credit Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the IP Security Agreements, the Mortgages, the Account Control Agreements, mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations.

“Commitment” means, as to any Person, its obligation to have made a loan to the Borrower pursuant to Section 2.01 of the Existing Term Loan Agreement.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, at the date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following without duplication and in each case to the extent deducted in calculating Consolidated Net Income, for such Measurement Period:  (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes payable, (iii) depreciation and amortization expense (excluding amortization expense attributable to a cash item that was paid in a prior period, but including amortization of deferred financing fees and costs and amortization of intangibles), (iv) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (but excluding (x) any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and (y) any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period), in each case of or by Holdings and its Subsidiaries for such Measurement Period and (v) restructuring charges or reserves, including write-downs and write-offs, deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure, consolidation and integration of facilities, IT infrastructure and legal entities, and severance and retention bonuses, provided that the aggregate amount of cash charges under this clause (v) (including non-cash charges in the relevant period that result in an accrual of a reserve for cash charges in any future period) does not exceed 10% of Consolidated EBITDA and minus (b) without duplication, the following to the extent included in calculating such Consolidated Net Income for such Measurement Period (in each case of or by Holdings and its Subsidiaries for such Measurement Period):  (i) Federal, state, local and foreign income tax credits and refunds for any period, (ii) interest income and (iii) all non-cash items increasing Consolidated Net Income.  For the purpose of determining the Consolidated Leverage Ratio, Consolidated EBITDA shall be calculated on a pro forma basis in accordance with the provisions of Section 1.03(b).

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“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services, without duplication (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, (g) the greater of the aggregate liquidation value and maximum fixed repurchase price (without regard to any Change of Control or redemption premiums) of all Disqualified Capital Stock of Holdings and its Subsidiaries determined on a consolidated basis (but not including stock that is deemed to be Disqualified Capital Stock solely under clause (d) of the definition thereof) and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. For the purpose of determining the Consolidated Leverage Ratio, Consolidated Funded Indebtedness shall be calculated on a pro forma basis in accordance with the provisions of Section 1.03(b).

“Consolidated Interest Charges” means, at any date of determination, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) dividends or similar distributions on Disqualified Capital Stock and (d) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period. For the purpose of determining the Consolidated Leverage Ratio, Consolidated Interest Charges shall be calculated on a pro forma basis in accordance with the provisions of Section 1.03(b).

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“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP for the most recently completed Measurement Period; provided, that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period (including (i) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (ii) condemnation awards (and payments in lieu thereof) and (iii) proceeds of insurance), (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries, and (d) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (b) of this proviso).

“Consolidated Parties” means Holdings and each of its Subsidiaries (regardless of whether or not consolidated with Holdings for purposes of GAAP), collectively, and “Consolidated Party” means any one of them.

“Consolidated Total Assets” of any Person as of any date means the consolidated total assets of such Person and its subsidiaries prepared as of such date in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means one or more issuances of convertible Indebtedness issued  pursuant to a convertible notes indenture and other instruments and agreements entered into by the Borrower in connection therewith.

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“Copyright Security Agreement” means that certain Amended and Restated Copyright Security Agreement, dated as of the date hereof (as amended, restated or otherwise modified), between each of the Borrower, Holdings, Spansion Technology and certain of their subsidiaries from time to time parties thereto and the Collateral Agent.

“Debt Rating” means, as of any date of determination, the corporate family rating as determined by Moody’s and the corporate credit rating as determined by S&P.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” has the meaning specified in the first recital hereto.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans under the Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, or (c) has become or has as parent that has become the subject of a bankruptcy or insolvency proceeding.

“Disclosed Litigation” has the meaning specified in Section 5.06.

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.12(b).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.12(a).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.12(e).

“Discount Range” has the meaning specified in Section 2.12(b).

“Disclosure Statement” means the Disclosure Statement related to the Plan dated December 16, 2009.

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“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  For the avoidance of doubt, a Disposition shall not include the granting of non-exclusive licenses of IP Rights by the Borrower, Holdings, Spansion Technology or any of their respective Subsidiaries, or any consignment of equipment and inventory (prior to the actual sale thereof), in each case in the ordinary course of business and substantially consistent with past practice.

“Disqualified Capital Stock” means Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time prior to the date that is 91 days after the Maturity Date, (c) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, (d) requires cash dividend payments prior to the date that is 91 days after the Maturity Date, (e) is not common stock and does not provide that any claims of any holder of such Capital Stock may have against the issuer of such Capital Stock or its subsidiaries (including any claims as judgment creditor or other creditor in respect of claims for the breach of any covenant contained therein) shall be fully subordinated (including a full remedy bar) to the Obligations in a manner satisfactory to the Administrative Agent, (f) provides the holders of such Capital Stock thereof with any rights to receive any cash upon the occurrence of a Change of Control unless the rights to receive such cash are contingent upon the Obligations being irrevocably paid in full, or (g) is prohibited by the terms of this Agreement.

“Disqualified Institution” means any Person who is a competitor of the Borrower and its subsidiaries identified from time to time by the Borrower to the Administrative Agent in writing.

“Documentation Agent” means Morgan Stanley.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any jurisdiction within the United States.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Approved Fund (any two or more Approved Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) and which extends credit or buys loans as one of its businesses, or (c) any other Person (other than a natural Person) approved by the Administrative Agent; provided, (i) no Disqualified Institution and (ii) none of the Borrower, Holdings, Spansion Technology nor any of their respective Affiliates, shall be an Eligible Assignee.

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“Environmental Laws” means all Laws relating to pollution, the environment, natural resources, or Hazardous Materials including the manufacture, distribution in commerce, use or Release of, or exposure of humans or other living organisms to, Hazardous Materials.

“Environmental Liability” means any Liability directly or indirectly resulting from or based upon (a) any Environmental Law including violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which any Liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means a Lien in favor of any Governmental Authority for any Environmental Liability.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 4001(a) of ERISA or which is treated as a single employer with the Borrower under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a determination that any Pension Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than non delinquent premiums payable to the PBGC under Sections 4006 and 4007 of ERISA), (d) the termination, or the filing of a notice of intent to terminate, any Pension Plan pursuant to Section 4041(c) of ERISA, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, (f) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (g) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Pension Plan, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA), (i) the occurrence of a non exempt “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, (j) any Foreign Benefit Event or (k) any other event or condition with respect to a Pension Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

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“Eurodollar Rate” means with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Page LIBOR01 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on Reuters Page LIBOR01 (or otherwise on the Reuters screen), the “Eurodollar Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying LIBOR rates as may be reasonably selected by the Administrative Agent.  Notwithstanding the foregoing, if the rate described in the preceding sentence would be less than 1.25%, then the “Eurodollar Rate” will be deemed to be 1.25%.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Evidence of Flood Insurance” has the meaning specified in Section 5 of the Amendment and Restatement Agreement.

“Excess Cash Flow” means, for any fiscal year of the Borrower, the excess (if any) of:

(a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, plus (ii) any foreign, United States, state and/or local tax refunds for any period, plus (iii) extraordinary cash income (other than Extraordinary Receipts), if any, business interruption insurance proceeds, if any, and Net Cash Proceeds attributable to Dispositions out of the ordinary course of business, if any, of the Consolidated Parties during such period, in each case to the extent not included in Consolidated EBITDA for such period and not utilized in connection with a payment or reinvestment made or to be made pursuant to Section 2.03(b)(ii), minus;

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(b) the sum (for such fiscal year) of (i) Consolidated Interest Charges actually paid in cash by Holdings and its Subsidiaries, plus (ii) all income taxes actually paid in cash by Holdings and its Subsidiaries, plus (iii) Capital Expenditures of Holdings and its Subsidiaries for such period except to the extent the Capital Expenditures were financed with the proceeds of additional Indebtedness of Holdings or any of its Subsidiaries, plus (iv) the aggregate amount of all required principal payments or redemptions or similar acquisitions for value of outstanding Consolidated Funded Indebtedness (including the Loans other than Loans repurchased pursuant to Section 2.12 hereof), but excluding (A) any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 and (B) any such payments made under Section 2.03(b)(i), plus (v) the aggregate principal amount of all optional prepayments made in cash pursuant to Section 2.03(a) hereof with internally generated funds during such period, plus (vi) the aggregate amount of all Restricted Payments paid in cash during such period in accordance with Section 7.06 (other than clauses (a), (b) and (c) thereto); plus

(c) the amount, if any, by which Net Working Capital decreased during such fiscal year; minus

(d) the amount, if any, by which Net Working Capital increased during such fiscal year.

“Excluded Debt Issuance” means all Indebtedness permitted to be incurred under Section 7.02.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, Participant or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes) or branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Lender’s failure to comply with Section 3.01(d), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01 and (b) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Revolving Credit Agreement” means the Loan and Security Agreement, dated as of May 10, 2010, among Holdings, the Borrower, certain Subsidiaries of Holdings, Bank of America, N.A., as Administrative Agent, and the lenders party thereto from time to time, as heretofore amended, supplemented or otherwise modified.

“Existing Term Loan Agreement” means the Credit Agreement dated as of February 9, 2010 among the Borrower, the Guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as Administrative Agent, as heretofore amended, supplemented or otherwise modified.

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“Extraordinary Receipts” means any Net Cash Proceeds received by or paid to or for the account of Holdings or any of its Subsidiaries not in the ordinary course of business; provided, that the following shall not constitute Extraordinary Receipts: proceeds from Dispositions of property by any Loan Party.

“Facility” means the Original Facility or any Incremental Facility, as the context may require. Except as provided herein with respect to the New Term Loans, the Original Facility and any Incremental Facility shall be treated as a single Facility for purposes of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the amended and restated letter agreement, dated December 10, 2012 among the Borrower, Barclays, and Morgan Stanley.

“Flood Determination Form” has the meaning specified in Section 5 of the Amendment and Restatement Agreement.

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Benefit Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability in excess of $25,000,000 by the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the Subsidiaries, or the imposition on the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $25,000,000.

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“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(c).

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” has the meaning specified in Section 5.12(c).

“Fractional Share Payments” has the meaning specified in Section 7.06(f).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

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“Guarantors” means, collectively, Holdings, Spansion Technology, the Domestic Subsidiaries of Holdings listed on Schedule 6.12 and each other Domestic Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Guaranty” means, collectively, the Guarantees made by Holdings and Spansion Technology under Article X in favor of the Secured Parties and the Guaranty made by the other Guarantors in favor of the Secured Parties, substantially in the form of Exhibit E, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste or additive, asbestos, polychlorinated biphenyl (PCB), radioactive material, or other compound, element or substance in any form (including products) regulated, restricted or addressed by or for which liability could arise under any Environmental Law.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Incentive Stock Plan” means an incentive stock plan or employee benefit plan of the Borrower.

“Increased Amount Date” has the meaning specified in Section 2.14.

“Incremental Facility” means the New Term Loans made on any Increased Amount Date.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created);

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(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           all Attributable Indebtedness of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar legal entity) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Liabilities” means, collectively, any and all Liabilities (including Environmental Liabilities) and (including the reasonable fees and disbursements of one common counsel for Indemnitees provided, that an Indemnitee will have the right to retain separate counsel to represent such Indemnitee who may be subject to liability arising out of any claim in respect of which indemnified coverage may be sought hereunder if and to the extent (i) the representation of two or more Indemnitees by the same counsel would be inappropriate due to actual or potential differing interests between them in connection with any investigative, administrative, regulatory or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto and/or (ii) the representation of two or more Indemnitees by the same counsel would otherwise give rise to a conflict of interest, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity) that may be imposed on, incurred by, or asserted against any such Indemnitee, whether brought by Holdings, the Borrower, any other Loan Party, any of their respective Affiliates or any other Person or entity, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Transaction contemplated hereby or thereby (including the Lenders’ agreement to make Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)) or any action taken or omitted by any such Person under or in connection with respect to the foregoing, including with respect to the exercise by any Secured Party of its respective rights or remedies under any of the Loan Documents and any investigation by or before any Governmental Authority, litigation, or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) related to this Agreement or any other Loan Document or the Loans, or the use of proceeds thereof, whether or not any Indemnitee is party thereto; or (ii) any Environmental Liabilities relating to or arising from, directly or indirectly, any Loan Party or any of their respective Subsidiaries including any action, omission, operation, current or former asset, or practice of any Loan Party, any of their Subsidiaries or any of their respective predecessors, or any Release or threatened Release of any Hazardous Materials at, on, under or from any property owned, leased or operated at any time by any Loan Party, any of their Subsidiaries or any of their respective predecessors or any location at which any Hazardous Materials used, possessed, generated or disposed by or on behalf of any Loan Party, any of their Subsidiaries or any of their respective predecessors have come to be located.

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“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation under any Loan Document.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Independent Financial Advisor” means an investment banking firm of national standing or any third-party appraiser with national standing in the United States; provided, that such firm of appraiser is not an Affiliate of Holdings.

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; or (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months or (with the consent of all the Lenders) nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided, that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure of any Loan Party, (ii) approved by the Administrative Agent, such approval not to be unreasonably withheld, and (iii) not for speculative purposes.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to (including, without limitation, a loan, advance or capital contribution consisting of IP Rights), Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IP Security Agreements” means the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Japanese Receivables Subsidiary” means the Subsidiary of the Borrower at any time holding all or substantially all of the accounts receivable owed by Japanese customers of the Borrower and its Subsidiaries.

“Joinder Agreement” means a Joinder Agreement executed and delivered in accordance with the provisions of Sections 2.14 and 6.12, substantially in the form of Exhibit H-1 and Exhibit H-2 hereto, as applicable.

“Law” or “Laws” means any and all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender Addendum” means, with respect to any Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender as provided in Section 11.20.

“Lender Counterparties” means each Lender or any Affiliate of a Lender or an Arranger or an Affiliate of an Arranger counterparty to a Secured Hedge Agreement (including any Person who was a Lender (and any Affiliate thereof) as of the Closing Date or the Amendment and Restatement Effective Date, but subsequently, whether before or after entering into a Secured Hedge Agreement, ceases to be a Lender), provided, such Affiliate appoints the Collateral Agent as its agent and agrees to be bound by the Loan Documents as a Secured Party.

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“Lender Participation Notice” has the meaning specified in Section 2.12(c).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Liabilities” means all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits charges, reasonable costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action to remove, remediate, clean up or abate any Hazardous Materials), reasonable expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel), whether direct, indirect, contingent or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an Original Loan that shall have been converted to a “Loan” under the Amendment and Restatement Agreement or a New Term Loan, pursuant to Section 2.14 of this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, any Joinder Agreement, any of the Collateral Documents, the Fee Letter and each Secured Hedge Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Margin Stock” means margin stock within the meaning of Regulation U and Regulation X.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) of Holdings and its subsidiaries taken as a whole or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

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“Material Subsidiary” means the Borrower, Spansion Technology and any other direct or indirect Domestic Subsidiary of Holdings that (a) has total assets equal to or greater than 5% of total assets of Holdings and its Domestic Subsidiaries taken together (calculated as of the most recent fiscal period with respect to which the Lenders shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the year end financial statements referenced in Section 5.05(a)) (the “Required Financial Information”)) or (b) has income equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Lenders have received the Required Financial Information and for purposes of this clause (b) calculated to include Holdings and its Domestic Subsidiaries taken together); provided, however, that notwithstanding the foregoing, the term “Material Subsidiary” shall include each of those Domestic Subsidiaries that together with Holdings and each other Material Subsidiary (i) have assets equal to not less than 85% of Total Assets (calculated for the most recent period for which the Lenders have received the Required Financial Information) and (ii) generate not less than 85% of Consolidated Net Income (calculated for the most recent period for which the Lenders have received the Required Financial Information); provided, further, that if more than one combination of Domestic Subsidiaries satisfies such threshold, then those Domestic Subsidiaries so determined to be “Material Subsidiaries” shall be specified by the Borrower.

“Maturity Date” means December 13, 2018; provided, however, that if the Senior Notes are not

(a)           refinanced or exchanged for debt with a maturity date later than such date; or

(b)           otherwise redeemed or retired in full

in each case, prior to May 15, 2017, the Maturity Date shall be May 15, 2017; provided further, however, that if any such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Holdings.

“MNPI” has the meaning specified in Section 2.12(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Morgan Stanley” means Morgan Stanley Senior Funding, Inc.

“Mortgaged Properties” means, initially, the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedule 4.01(c)(iii), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.12(b).

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“Mortgages” means the mortgages, mortgage amendments, deeds of trust, trust deeds, deeds to secure debt, leasehold mortgages and leasehold deeds of trust delivered pursuant to Section 5 of the Amendment and Restatement Agreement in substantially the form of Exhibit G (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)           with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents and the Revolving Credit Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided, that if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds;

(b)           with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith; and

(c)           with respect to the receipt of any Extraordinary Receipt, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such Extraordinary Receipt over (ii) the sum of (A) the reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith and (B) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided, that if the amount of any estimated taxes pursuant to subclause (B) exceeds the amount of taxes actually required to be paid in cash in respect of such Extraordinary Receipts, the aggregate amount of such excess shall constitute Net Cash Proceeds.

“Net Insurance/Condemnation Proceeds” means an amount equal to:  (i) any cash payments or proceeds received by any Loan Party or any of their respective Subsidiaries (a) under any casualty or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of any Loan Party or any of their respective Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by any Loan Party or any of their respective Subsidiaries in connection with the adjustment or settlement of any claims of any Loan Party or such Subsidiary in respect thereof, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness or other financing obligation permitted hereunder that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such taking and (c) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes paid or payable as a result of any gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax-sharing arrangements).

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“Net Working Capital” means, the excess of (a) the sum of all amounts (other than cash and Investments permitted under Section 7.03(a)) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its consolidated Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its consolidated Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Consolidated Funded Indebtedness, (ii) the current portion of interest and (iii) the current portion of current and deferred income taxes.

“New Revolving Loan Commitment” has the meaning specified in Section 1 of the Revolving Credit Agreement.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“NPL” means the National Priorities List under CERCLA.

“New Term Loan Lender” as defined in Section 2.14.

“New Term Loans” as defined in Section 2.14.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan and all liabilities and obligations of every nature of any Loan Party to Lender Counterparties under any Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), in each case absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in Section 5.26.

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“OFAC Compliance Certificate” means a compliance certificate in form and substance satisfactory to the Administrative Agent.  The OFAC Compliance Certificate shall specify, at minimum, that the certifying Person is in full compliance with all applicable Sanctions.

“Offered Loans” has the meaning specified in Section 2.12(c).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Facility” means the Original Loans outstanding on the Amendment and Restatement Effective Date.

“Original Loan” means a term loan made pursuant to Section 2.01(a) of the Existing Term Loan Agreement which is outstanding immediately prior to the effectiveness of the Amendment and Restatement Agreement on the Amendment and Restatement Effective Date.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, or Participant or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, mortgage recording taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(a)).

“Outstanding Amount” means the aggregate outstanding principle amount of Loans on any date after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 11.06(c)(i).

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“Participant Register” has the meaning specified in Section 11.06(c)(iii).

“Patent Security Agreement” means that certain Patent Security Agreement, dated as of May 10, 2010 (as amended, restated or otherwise modified), between each of the Borrower, Holdings, Spansion Technology and certain of their subsidiaries from time to time parties thereto and the Collateral Agent.

“PATRIOT Act” has the meaning specified in Section 11.17.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” has the meaning given such term in Section 1.03 of the Security Agreement.

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Tax Payment” means the payment of any dividend or distribution to Holdings in an amount not to exceed the combined federal, state and local income tax liabilities of Holdings attributable to net taxable income of the Borrower and its Subsidiaries to the extent such income is included in a consolidated, combined or similar return of Holdings.  Each tax distribution shall be calculated and distributed so that Holdings shall receive a tax distribution sufficient to pay the income taxes required to be paid (after giving effect to any income tax credits, losses carried forward, or similar reductions to income taxes due) in respect of the relevant period.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in Section 2.01 of the Security Agreement.

“Pledged Equity” has the meaning specified in Section 2.01 of the Security Agreement.

“Prime Rate” has the meaning specified in the definition of “Base Rate.”

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“Principal Office” means, for any applicable Person, such Person’s “Principal Office” as set forth on Schedule 11.02, Administrative Questionnaire or Lender Addendum, as applicable, or such other office as such Person may from time to time designate in writing to the Borrower, the Administrative Agent and each Lender.

“pro forma basis” has the meaning specified in Section 1.03(b).

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.12(b).

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Commitments” means unconditional purchase commitments for goods and services incurred in the ordinary course of business and consistent with past practice.

“Qualifying Lenders” has the meaning specified in Section 2.12(d).

“Register” has the meaning specified in Section 11.06(b)(iv).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of Holdings as prescribed by the Securities Laws.

“Regulation S-X” means Regulation S-X, as promulgated by the SEC (or any successor provision thereto).

“Release” means any release, spill, leak, flow, emission, leaking, pumping, pouring, emptying, injection, escaping, deposit, disposal, discharge, dispersal, dumping, seepage, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Repricing Transaction” means the prepayment or refinancing of all or any portion of the Facility substantially concurrently with the incurrence by the Borrower or any Affiliate thereof of any Indebtedness having a lower cost financing than, or any amendment to the Facility that has the effect of reducing effective yield (taking into account, for example, the interest rate margin, any interest rate floor and original issue discount) then applicable to, the Facility (including any mandatory assignment in connection therewith) but excluding in connection with a Change of Control.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Outstanding Amount; provided, that the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, but not including interest payments on any convertible debt before conversion occurs.

“Revolving Credit Agent” means Morgan Stanley in its capacity as agent for the lenders under the Revolving Credit Agreement.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of the date hereof among the Borrower, Holdings, certain of its Domestic Subsidiaries, the Revolving Credit Agent and a syndicate of lenders.

“Revolving Credit Loan Documents” means the Revolving Credit Agreement and the “Loan Documents” as defined therein.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sanctions” has the meaning specified in Section 5.26.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means (i) any Interest Rate Agreement or (ii) any Swap Contract which is (a) approved by the Administrative Agent, such approval not to be unreasonably withheld, and (b) not for speculative purposes.

“Secured Parties” means, collectively, the Collateral Agent, the Lenders, the Lender Counterparties, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Amended and Restated Pledge and Security Agreement, in substantially the form of Exhibit F, together with each other pledge and security agreement and pledge and security agreement supplement delivered pursuant to Section 6.12.

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“Security Agreement Supplement” has the meaning specified in Section 1.03 of the Security Agreement.

“Senior Notes” means the 7.875% Senior Notes due 2017 issued under the Senior Notes Indenture.

“Senior Notes Indenture” means that certain Indenture entered into by the Borrower in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.

“Senior Secured Debt” shall mean, on any date, Consolidated Funded Indebtedness secured by a Lien on any assets of Holdings or any of its Subsidiaries (other than Liens ranking junior to the Liens securing the Obligations).

“Senior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Senior Secured Debt as of such date to (b) Consolidated EBITDA.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spansion Technology” has the meaning specified in the introductory paragraph hereto.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that Capped Call Transactions shall not constitute Swap Contracts.

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“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Assets” means, with respect to any date of determination, Holdings’ total consolidated assets shown on its consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

“Trademark Security Agreement” means that certain Amended and Restated Trademark Security Agreement, dated as of the date hereof (as amended, restated or otherwise modified), between each of the Borrower, Holdings, Spansion Technology and certain of their subsidiaries from time to time parties thereto, and the Collateral Agent.

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“Transaction”  means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the execution and delivery of the Revolving Credit Loan Documents, (c) the prepayment in full on the Amendment and Restatement Effective Date of the Indebtedness outstanding under the Existing Revolving Credit Agreement and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Transaction Documents” means the Loan Documents and the Revolving Credit Loan Documents.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means an “accumulated funding deficiency” within the meaning of Section 302 of ERISA or Section 412 of the Code.

“United States” and “U.S.” mean the United States of America.

“U.S. Loan Party” means any Loan Party that is organized under the Laws of one of the states of the United States of America or the District of Columbia and that is not a CFC.

“Withholding Agent” means any Loan Party and the Administrative Agent.

1.02        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein and provided, that notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings or any Subsidiary at “fair value”, as defined therein.

(a)           Changes in GAAP.  If at any time any change in GAAP would affect the computation of any provision (including, any definition, financial ratio or requirement set forth in any Loan Document), and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b)           Pro Forma Calculations.  Notwithstanding anything herein to the contrary, any calculation of the Consolidated Leverage Ratio for any period during which an Acquisition or Disposition shall have occurred (or shall be deemed to have occurred for the purposes described in clause (ii) of this Section 1.03(b)) shall each be made on a pro forma basis for purposes of making the following determinations:

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(i)            determining compliance with the Consolidated Leverage Ratio (other than whether the conditions precedent for a proposed transaction have been satisfied as contemplated by subsection (ii) of this Section 1.03(b));

(ii)           determining whether the conditions precedent have been satisfied for a proposed transaction which is permitted hereunder only so long as no Default will result from the consummation thereof, including, without limitation, any Disposition or any Investment which results in an Acquisition; and

(iii)          determining whether a mandatory prepayment is required to be made by the Borrower pursuant to Section 2.03(b)(i) or (iii).

“pro forma basis” means, for purposes of calculating any financial ratio (including the Consolidated Leverage Ratio) or financial amount for any Measurement Period (including Consolidated EBITDA) for any of the purposes specified in this Section 1.03(b), and with respect to each proposed Acquisition or Disposition and each such transaction actually consummated in such Measurement Period, that such financial ratio or financial amount shall be calculated on a pro forma basis based on the following assumptions:  (a) each such transaction shall be deemed to have occurred on the first day of such Measurement Period; (b) any funds to be used by any Person in consummating any such transaction will be assumed to have been used for that purpose as of the first day of such Measurement Period; (c) any Indebtedness to be incurred by any Person in connection with the consummation of any such transaction will be assumed to have been incurred on the first day of such Measurement Period; (d) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of such Measurement Period that bears interest at a floating rate shall be calculated at the current rate (as of the date of such calculation) under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder); and (e) any gross interest expense, determined in accordance with GAAP, with respect to Indebtedness outstanding during such Measurement Period that was or is to be refinanced with proceeds of a transaction assumed to have been incurred as of the first day of the Measurement Period will be excluded from such calculations (and to the extent not already excluded pursuant to clause (a) or (b) above, the principal amount of such Indebtedness shall be excluded).

1.04        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York, New York time (daylight or standard, as applicable).

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1.06        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 1:00 p.m. on the date two Business Days prior to the date of such determination; provided, that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.  Notwithstanding the foregoing, for purposes of any determination under Article VI, Article VII or Article VIII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VII with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided, that for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections.

ARTICLE II
THE COMMITMENTS AND LOANS

2.01        The Original Loans.  The Borrower and the Lenders (a) acknowledge the making of the Original Loans under the Existing Term Loan Agreement, in the initial aggregate amount of $450,000,000, of which $218,788,924.37 remain outstanding on the Amendment and Restatement Effective Date, and (b) agree that, to the extent outstanding on the Amendment and Restatement Effective Date, the Original Loans shall continue to be outstanding as Loans under the Amendment and Restatement Agreement, pursuant to the terms and conditions of this Agreement and the other Loan Documents.  Amounts repaid or prepaid in respect of the Original Loans may not be reborrowed.  Original Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02        Borrowings, Conversions and Continuations of Loans.

(a)           Borrowings, Conversions and Continuations Generally.  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which shall be made in writing.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

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(b)           Notice to Lenders and Borrowings.  Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Facility of the Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s office not later than 1:00 p.m. (New York City time) on the Business Day specified in the Committed Loan Notice. Upon satisfaction of all applicable conditions therefor, the Administrative Agent shall cause all funds so received to be credited to the account of the Borrower as designated in writing to the Administrative Agent by the Borrower.

(c)           Eurodollar Rate Loans.  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)           Notice of Interest Rate.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate.

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(e)           Maximum Interest Periods.  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Facility.

2.03        Prepayments.

(a)           Optional Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part (i) at any time prior to the first anniversary of the Amendment and Restatement Effective Date; provided, that if the Borrower (x) makes any prepayment of Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Loans being prepaid (plus all accrued and unpaid interest and breakage costs, if any, payable pursuant to Section 3.05) and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the Loans outstanding immediately prior to such amendment and (ii) thereafter at any time without premium or penalty (other than breakage costs, if any, payable pursuant to Section 3.05); provided, that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (New York time) (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) one Business Day prior to the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment, the Facility to which such prepayment shall apply and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender and each Lender Counterparty of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Loans pursuant to this Section 2.03(a) shall be applied to the remaining scheduled principal repayment installments of the Loan on a pro-rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

(b)           Mandatory Prepayments.

(i)            Excess Cash Flow.  Within five Business Days after financial statements have been delivered for any fiscal year pursuant to Section 6.01(a), the Borrower shall prepay an aggregate principal amount of Loans equal to (A) if Holdings’ Consolidated Leverage Ratio at the end of such fiscal year is greater than or equal to 2.5 to 1.0, 50% of Excess Cash Flow or (B) if Holdings’ Consolidated Leverage Ratio at the end of such fiscal year is less than 2.5 to 1.0, 25% of Excess Cash Flow; in each case, for the fiscal year covered by such financial statements (such prepayments to be applied as set forth in clause (vii) below).

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(ii)           Dispositions and Extraordinary Receipts.  If any Loan Party or any of its Subsidiaries, (i) Disposes of any property (other than any Disposition of any property permitted by Section 7.05(b), (c), (d), (e), (f) or (h) (but solely with respect to Dispositions of IP Rights and Dispositions of probe cards and other assets to partners, suppliers or subcontractors in connection with the provision of services or products to the Borrower or its Subsidiaries in the ordinary course of business in the case of Section 7.05(h)) in a single or series of related transactions which results in the realization by such Person of Net Cash Proceeds in excess of $10,000,000 per fiscal year or (ii) receives Extraordinary Receipts in excess of $10,000,000 per fiscal year, the Borrower shall prepay an aggregate principal amount of Loans equal to (x) 100% of such Net Cash Proceeds or (y) (1) 75% of such Extraordinary Receipts if the Consolidated Leverage Ratio as of the most recent Measurement Period at the time of receipt of such proceeds was greater than 2.75 to 1.00, (2) 50% of such Extraordinary Receipts if the Consolidated Leverage Ratio as of the most recent Measurement Period at the time of receipt of such proceeds was less than or equal to 2.75 to 1.00 and greater than 2.25 to 1.00, (3) 25% of such Extraordinary Receipts if the Consolidated Leverage Ratio as of the most recent Measurement Period at the time of receipt of such proceeds was less than or equal to 2.25 to 1.00 and greater than 1.75 to 1.00 and (4) 0% of such Extraordinary Receipts if the Consolidated Leverage Ratio as of the most recent Measurement Period at the time of receipt of such proceeds was less than or equal to 1.75 to 1.00, as the case may be, in each case above such threshold amounts promptly following receipt thereof by such Person (such prepayments to be applied as set forth in clause (vii) below); such Extraordinary Receipts, as applicable, promptly following receipt thereof by such Person (such prepayments to be applied as set forth in clause (vii) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition or Extraordinary Receipts described in this Section 2.03(b)(ii), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition or promptly (but in no event no later than ten Business Days) following receipt of such Extraordinary Receipt), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds or Extraordinary Receipts, as the case may be, in operating assets so long as (i) within 270 days after the receipt of such Net Cash Proceeds or Extraordinary Receipts, as the case may be, such purchase shall have been consummated or (ii) within 270 days after the receipt of such Net Cash Proceeds or Extraordinary Receipts such Loan Party has entered into a binding commitment to consummate such purchase and within 365 days after the receipt of such Net Cash Proceeds or Extraordinary Receipts, such purchase shall have been consummated, (in each case as certified by the Borrower in writing to the Administrative Agent); and provided, further, that any Net Cash Proceeds or Extraordinary Receipts not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.03(b)(ii).

(iii)          [Reserved.]

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(iv)          Debt Issuance.  Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than (x) Excluded Debt Issuances and (y) Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vii) below).

(v)           Insurance/Condemnation Proceeds.  Promptly (but in no event later than ten Business Days) following the date of receipt by any Loan Party or any of their respective Subsidiaries, or the Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds in excess of $10,000,000 individually or in the aggregate, the Borrower shall prepay the Loans as set forth in clause (vii) below in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, that (x) at the election of the Borrower (as notified by the Borrower to the Administrative Agent promptly (but in no event later than ten Business Days) following receipt of such Net Insurance/Condemnation Proceeds), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Insurance/Condemnation Proceeds in operating assets so long as (i) within 270 days after the receipt of such Net Insurance/Condemnation Proceeds, such purchase shall have been consummated or (ii) within 270 days after the receipt of such Net Insurance/Condemnation Proceeds such Loan Party has entered into a binding commitment to consummate such purchase and within 365 days after the receipt of such Net Insurance/Condemnation Proceeds, such purchase shall have been consummated, (in each case as certified by the Borrower in writing to the Administrative Agent); and provided, further, that any Net Insurance/Condemnation Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.03(b)(v).

(vi)          [Reserved.]

(vii)         Application of Prepayments Generally.  Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.03(b) or Section 6.07(b) shall be applied to the remaining scheduled principal repayment installments of the Facility as directed by the Borrower.  Notwithstanding the foregoing, each Lender shall have the right to reject its pro-rata share of any prepayment made in accordance with this Section 2.03(b), in which case the amounts so rejected shall not be prepaid.  The Borrower shall give the Administrative Agent written notice of any prepayment made in accordance with this Section 2.03(b) no later than 1:00 p.m. (New York time) five business days prior to the date of the proposed prepayment indicating the amount of such prepayment to be applied to the Loans and, upon receiving such notice from the Borrower, the Administrative Agent shall promptly forward such notice of proposed prepayment to all Lenders and Lender Counterparties.  Any Lender who is exercising its right to reject its pro-rata share of any prepayment made in accordance with this Section 2.03(b) shall so advise the Administrative Agent no later than 4:00 p.m. (New York time)on the date that is two Business Days after the date of such notice from the Administrative Agent and the Administrative Agent shall promptly thereafter notify the Borrower thereof.  If any Lender does not reply to the Administrative Agent within such two Business Day period, such Lender will be deemed to have waived any part of such prepayment.  Any amounts or proceeds remaining may be retained by the Borrower.

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2.04        Termination or Reduction of Commitments.  The Borrower and the Lenders acknowledge that the Aggregate Commitments were automatically and permanently reduced to zero on the Closing Date.

2.05        Repayment of Loans.  It is understood and agreed that all payments due under Section 2.05 of the Existing Term Loan Agreement have been made prior to the Amendment and Restatement Effective Date.  The Borrower shall repay to the Lenders the aggregate principal amount of all Loans in equal quarterly installments of 1.0% per annum of the aggregate principal amount of all Loans outstanding on the Amendment and Restatement Effective Date on the last Business Day of each March, June, September and December (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03); provided, however, that the final principal repayment installment of the Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date.

2.06        Interest.  (a)  Interest Rates.  Subject to the provisions of Section 2.08, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(a)           Default Rate.

(i)            Upon the occurrence and during the continuance of any Event of Default, if any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then the outstanding principal on any Loans and all other unpaid amounts due and payable hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount due and payable hereunder shall thereafter bear interest until paid at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b)           Interest Payment Date.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and on the Maturity Date and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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2.07        Fees.  The Borrower agrees to pay on the Amendment and Restatement Effective Date to each Lender party to the Amendment and Restatement Agreement as a Lender on the Amendment and Restatement Effective Date, a closing fee in an amount equal to 0.50% of its Loans.  Such closing fee will be in all respects fully earned, due and payable on the Amendment and Restatement Effective Date and non-refundable and non-creditable thereafter.

2.08        Computation of Interest and Fees.  All computations of interest for Base Rate Loans, which are calculated on the basis of the Prime Rate, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09        Evidence of Debt.  (a)  Accounts and Records of Loans.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  In the event of any conflict between any accounts and records and the Register, the Register shall control in the absence of manifest error.

(a)           Accounts and Records of Purchases and Sales.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.10        Payments Generally; the Administrative Agent’s Clawback.

(a)           General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.  Upon written or verbal authorization from the Borrower, the Administrative Agent may automatically deduct from any deposit account designated by the Borrower and held with the Administrative Agent the amount of any principal, interest or fees when due hereunder or under the other Loan Documents.  All payments hereunder shall be made in Dollars.

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(b)           Borrowing Presumptions.

(i)            Funding by Lenders; Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender three Business Days prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, one Business Day prior to 1:00 p.m. (New York City time) on the date of any Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii)           Payments by Borrower; Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not distributed to the Borrower by the Administrative Agent because the conditions set forth in Section 4.01 of the Existing Term Loan Agreement are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender), without interest, to such Lender.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).  Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders entitled to such payment” pursuant to Section 11.01) for any voting or consent rights under or with respect to any Loan Document, except that (i) the Commitment of such Defaulting Lender may not be increased and the principal amount and rate of interest of any Loan of such Defaulting Lender may not be reduced without the consent of such Defaulting Lender and (ii) such Defaulting Lender shall have such voting or consent rights with respect to any matter that causes a Material Adverse Effect or disproportionate impact on such Defaulting Lender.  Moreover, for the purposes of determining Required Lenders, the Loans and Commitments held by Defaulting Lenders shall be excluded from the total Loans and Commitments outstanding.

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(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.11        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of the Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably (except as set forth in Section 2.12) in accordance with the aggregate amount of Obligations in respect of the Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that:

(i)                            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                           the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

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Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.12        Discounted Voluntary Prepayment

(a)           Notwithstanding anything to the contrary in Sections 2.03, 2.05, 2.10, 2.11 and 11.08 (which provisions shall not be applicable to this Section 2.12), the Borrower shall have the right at any time and from time to time to prepay the Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.12; provided, that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders with Loans on a pro rata basis and (B) the Borrower shall deliver to the Administrative Agent a certificate stating that (1) no Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.12(a) has been satisfied, (3) the Borrower does not have any material non-public information (“MNPI”) with respect to any Loan Party that either (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to any Loan Party) prior to such time or (b) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Lender’s decision to participate in any Discounted Voluntary Prepayment or (ii) to the market price of the Loans.

(b)           To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit K hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay the Loans in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below.  The Proposed Discounted Prepayment Amount of the Loans shall not be less than $5,000,000.  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount of Loans, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of Loans to be prepaid) (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(c)           Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.12(b), the Administrative Agent shall promptly notify each Lender thereof.  On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit L hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Loans with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Price (“Offered Loans”).  Based on the Acceptable Prices and principal amounts of Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.12(c) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Voluntary Discounted Prepayment and have Qualifying Loans (as defined below).  Any Lender with outstanding Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

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(d)           The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided, that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(e)           Each Discounted Voluntary Prepayment shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit M hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 11:00 a.m., three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

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(f)           To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.12(c) above) established by the Administrative Agent in consultation with the Borrower.

(g)           Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(h)           With respect to Discounted Voluntary Prepayments made by the Borrower pursuant to this Section 2.12, (A) the Borrower shall pay all accrued and unpaid interest, if any, on the purchased Loans to the date of purchase of such Loans (to the extent agreed between the Borrower and the applicable assignor of the purchased Loans), (B) such purchase shall not be deemed to be voluntary prepayments pursuant to Section 2.03(a), Section 2.10, Section 2.11 and Section 11.08 hereunder, (C) no such purchases and cancellations shall change the scheduled amortization required by Section 2.05, except to reduce the amount outstanding and due and payable on the Maturity Date (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro rata basis, to the Loans purchased by the Borrower and deemed cancelled pursuant to Section 2.12(i)).

(i)           Following a Discounted Voluntary Prepayment pursuant to this Section 2.12, any Loans so purchased shall be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower), for all purposes of this Agreement and all other Transaction Documents (notwithstanding any provisions herein or therein to the contrary), including, but limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (C) the providing of any rights to the Borrower as a Lender under this Agreement or any other Loan Document or (D) the determination of Required Lenders or for any similar or related purpose, under this Agreement or any other Loan Document.  Any payment made by the Borrower in connection with a purchase permitted by this Section 2.12 shall not be subject to the provisions of Section 2.11 and 11.08.  Failure by the Borrower to make any payment to a Lender permitted by this Section 2.12 shall not constitute an Event of Default under Section 8.01.

2.13           [Reserved.]

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2.14           Incremental Facilities.  The Borrower may by written notice to the Administrative Agent elect to request prior to the Maturity Date with respect to the Original Facility, one or more additional tranches of term loans (any such increase, the “New Term Loans”), by an amount for all such increases not to exceed an amount equal to (a) $100,000,000 less the aggregate amount of New Revolving Loan Commitments plus (b) an additional amount if, on a pro forma basis after giving effect to such New Term Loans, the Senior Secured Leverage Ratio does not exceed 2.75:1.00 (assuming borrowing of the full amount of the Revolving Commitments (as defined in the Revolving Credit Agreement)) in the aggregate and not less than $5,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent), and integral multiples of $1,000,000 in excess of that amount.  Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Term Loans shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Term Loan Lender”) to whom the Borrower proposes any portion of such New Term Loans be allocated and the amounts of such allocations (it being understood that the Borrower shall first seek New Term Loans from the Lenders and, thereafter, from additional banks, financial institutions and other institutional lenders acceptable to the Administrative Agent who will become Lenders in connection therewith); provided that any Lender approached to provide all or a portion of the New Term Loans may elect or decline, in its sole discretion, to provide a New Term Loan.  Such New Term Loans shall become effective, as of such Increased Amount Date; provided that (1) no Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loans; (2) if the same were applicable at the end of the then most recent fiscal quarter of Holdings for which financial statements are available, the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.11 of the Revolving Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to such New Term Loans (and assuming borrowing of the full amount of the Revolving Commitments (as defined in the Revolving Credit Agreement)); (3) the New Term Loans shall have a Maturity Date no earlier than the Maturity Date of the Original Facility; (4) the Applicable Margin in respect of the New Term Loans shall be determined by the Borrower and the New Term Loan Lenders, provided that if the All-In Yield of any Incremental Facility exceeds the All-In Yield on the Original Facility by more than 50 basis points, the applicable margins for the Original Facility shall be increased to the extent necessary so that the All-In Yield on the Original Facility is 50 basis points less than the All-In Yield on such Incremental Facility; (5) the New Term Loans may be secured by either a pari passu or junior lien on the Collateral securing the Original Facility, in each case on terms reasonably satisfactory to the Administrative Agent; (6) the New Term Loans shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Term Loan Lender and the Administrative Agent, and each of which shall be recorded in the Register and each New Term Loan Lender shall be subject to the requirements set forth in Section 3.01; and (7) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date.

Except as provided in clauses (3), (4) and (5) above, the terms and provisions of the New Term Loans shall be identical to the Loans.  Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent  to effect the provision of this Section 2.14.

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ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any Obligation or under any Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Laws.  If the Withholding Agent determines in its good faith discretion that it is required by applicable Law to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by the Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Withholding Agent, shall make such deductions and (iii) the Withholding Agent, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(a)           Payment of Other Taxes by the Borrower and Holdings.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(b)           Indemnification by the Borrower and Holdings.  The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by or on behalf of the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)           Evidence of Payments.  As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by the applicable Loan Party, as the case may be, to a Governmental Authority, the applicable Loan Party, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested in writing by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(d) (A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  If any Lender determines that it is no longer in a position to provide any previously delivered documentation or that any previously delivered documentation is expired or otherwise no longer valid such Lender shall promptly notify the Borrower and the Administrative Agent and shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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Without limiting the generality of the foregoing,

(A)           any Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the written request of the Borrower or the Administrative Agent), to the extent if such Foreign Lender is legally entitled to do so, whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)           executed originals of Internal Revenue Service Form W-8ECI (or any successor form),

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and duly completed copies of  Internal Revenue Service Form W-8BEN (or any successor form), or

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(iv)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)           Treatment of Certain Refunds.  If any party determines, in its sole discretion, that it has received a refund of or credit against its liability for any Taxes or Other Taxes as to which it has been indemnified by any Loan Party (including payment of any additional amounts pursuant to this Section) (a “Tax Benefit”), it shall pay to the applicable Loan Party an amount equal to such Tax Benefit (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit); provided, that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such Tax Benefit to such Governmental Authority or such Tax Benefit is rescinded by such Governmental Authority or otherwise is determined to be inapplicable or unavailable to the Administrative Agent or such Lender.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the applicable Loan Party or any other Person.

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(f)            Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(g)           For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

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3.03        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)           subject any Lender or the Administrative Agent to any Taxes with respect to this Agreement or any Loan or Loan Document (except for Indemnified Taxes, Connection Income Taxes or any Excluded Tax payable by such Lender); or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Administrative Agent, the Borrower will pay to such Lender or the Administrative Agent such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s liquidity or capital or on the liquidity or capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to liquidity and capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)           Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

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(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor pursuant to Section 2.14 or as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Mitigation Obligations; Replacement of Lenders. (a) Mitigation Obligations.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any material additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous or cause hardship to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.  Nothing contained in this Section 3.06 shall affect or postpone the obligations of the Borrower and Holdings pursuant to Section 3.01(a), (b) and (c) or Section 3.04.

(a)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07        Survival. All of the Borrower’s obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.

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ARTICLE IV
[RESERVED]

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders on and as of the Amendment and Restatement Effective Date that the following statements are true and correct:

5.01           Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as now conducted and as proposed to be conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) as to Subsidiaries, (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02           Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03           Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, as the case may be) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect.  All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise Dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

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5.04        Binding Effect.  This Agreement has been, and each other Loan Document has been or, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document constitutes, or when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.05        Financial Statements; No Material Adverse Effect; No Internal Control Event.  (a)  Audited Financial Statements.  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and audited by a Registered Public Accounting Firm of nationally recognized standing under the standards of the Public Company Accounting Oversight Board (United States); (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness, in each case to the extent required by GAAP.

(a)           Unaudited Financial Statements.  The unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries dated September 30, 2012, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and reviewed by a Registered Public Accounting Firm of nationally recognized standing under the standards of the Public Company Accounting Oversight Board (United States) and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 5.05(b) sets forth all material Indebtedness and other material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for Taxes, material commitments and Indebtedness.

(b)           No Material Adverse Effect.  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.  There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (including those relating to or arising out of Environmental Laws) that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) except as specifically disclosed in Schedule 5.06 (the “Disclosed Litigation”), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.  Other than as set forth on Schedule 5.06, neither the Borrower nor any of its Subsidiaries is at the Amendment and Restatement Effective Date subject to any material judicial or administrative judgment, order or decree.

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5.07        No Default.  Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the Transaction.

5.08        Ownership of Property; Liens; Investments.  (a)  Title.  Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all its real and personal property free of all Liens (other than Permitted Encumbrances and other Liens permitted by Section 7.01).

(a)           List of Liens.  Schedule 7.01(m) sets forth a list of certain Liens on the property or assets of each Loan Party and each of its Material Subsidiaries, showing as of the Amendment and Restatement Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

(b)           Owned Real Property.  Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries, showing the accurate street address, county or other relevant jurisdiction, state, record owner and book value thereof.  Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances and the other Liens created or permitted by the Loan Documents.

(c)           Leased Real Property.  (i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee, showing the accurate street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.  Each such lease is valid and is in full force and effect, and, to the knowledge of the Loan Parties no default by any party to any such lease currently exists, except any such defaults as could not reasonably be expected to have a Material Adverse Effect.

(ii)           Schedule 5.08(d)(ii) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessor, showing the accurate street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental income thereof.  To the knowledge of the Loan Parties, each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.  To the knowledge of the Loan Parties no default by any party to any such lease currently exists, except any such defaults as could not reasonably be expected to have a Material Adverse Effect.

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(d)           Investments.  Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party showing up to date amount, obligor or issuer and maturity, if any, thereof.

5.09        Environmental Compliance.  (a)  Generally.  The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of Environmental Laws and any Environmental Liability on their respective businesses, operations and properties, and except as specifically disclosed in Schedule 5.09, such Environmental Laws and Environmental Liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and none of the Loan Parties or their respective Subsidiaries know of any basis for any such Environmental Liability.

(a)           No NPL or CERCLIS Listing.  Except as otherwise set forth in Schedule 5.09, none of the properties currently or formerly owned, leased or operated by any Loan Party, any of its Subsidiaries or any of their respective predecessors is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of the Loan Parties, on any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or any of their respective predecessors; there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been Released on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries.

(b)           No Hazardous Materials.  Except as otherwise set forth on Schedule 5.09, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any Loan Party, any of its Subsidiaries or any of their respective predecessors have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries; except as could not reasonably be expected to result in material liability to any Loan Party or any of its Subsidiaries, there has been no Release or threatened Release of any Hazardous Material at, on, under or from any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or any other location.

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5.10        Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11        Taxes.  Holdings, the Borrower and its Subsidiaries have filed all Federal, state and other material Tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed Tax assessment against Holdings, the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12        ERISA Compliance.  (a)  Generally.  (i) Each Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws; (ii) each Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification; and (iii) the Borrower and each ERISA Affiliate have made all required contributions to each Benefit Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Benefit Plan in each case where such non-compliance or failure could reasonably be expected to result in a Material Adverse Effect.

(a)           No Claims.  There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)           No ERISA Event, Unfunded Pension Liabilities, etc.  (i) No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which could reasonably be expected to have a Material Adverse Effect; (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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(c)           Foreign Plans.  With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each material employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party for the benefit of employees employed outside of the United States and that is not subject to United States law (a “Foreign Plan”) except where such failure or non-compliance could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect:

(i)            any material employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)           the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is substantially sufficient to procure or provide for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)          each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13        Subsidiaries; Equity Interests; Loan Parties.  No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents.  No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings and Spansion Technology in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents.  Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 5 of the Amendment and Restatement Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14        Margin Regulations; Investment Company Act.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.  None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

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5.15        Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transaction contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished and when taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery.

5.16        Compliance with Laws.  Each Loan Party and each Subsidiary thereof is and at all times has been in compliance in all material respects with the requirements of all Laws (including Environmental Laws and obtaining, maintaining and complying with all Environmental Permits) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and is set forth on Schedule 5.16 or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17        Intellectual Property; Licenses, Etc.  Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, unless the failure to own or possess such right could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower and Holdings, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of their Subsidiaries infringes upon any rights held by any other Person, unless such infringement could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18        Solvency.  As of the Amendment and Restatement Effective Date and immediately after the consummation of the transactions contemplated in the Transaction Documents, each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

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5.19        Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20        Labor Matters.  Other than as set forth on Schedule 5.20, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21        Transactions with Affiliates.  Except as disclosed on Schedule 5.21, none of the Borrower or any Subsidiary is a party to any contract or agreement with, or has any other commitment of any nature or kind, to any Affiliate of the Borrower which would result in a breach of the Borrower’s covenants and agreements set forth in Section 7.08.

5.22        Broker’s Fees

.  No Loan Party has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with the Transaction contemplated by the Loan Documents other than as set forth in the Loan Documents.

5.23        Security Interest in Collateral.  (a) As of the Amendment and Restatement Effective Date, each of the Guarantee, and the Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Securities described (and as defined) in the Security Agreement, when stock certificates representing such Pledged Securities are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified in Schedule 5.23(a) in appropriate form are filed in the offices specified in Schedule 5.23(a), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all rights, title and interest of the Loan Parties in such Collateral and all proceeds thereof, as security for the Obligations, in each case subject to no other Liens other than the Liens permitted under Section 7.01.

(b)           As of the date of its recordation, each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein, and when the Mortgages are recorded in the offices specified in Schedule 5.24(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein, as security for the Obligations, in each case subject to no other Liens other than (i) Permitted Encumbrances, (ii) Liens created by or permitted under the Loan Documents, including, without limitation, the Liens permitted under Section 7.01 and (iii) minor defects in title that do not materially interface with the applicable Loan Parties’ ability to operate their business in the manner in which they are currently being conducted.

5.24        [Reserved].

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5.25        Anti-Corruption Laws.  None of the Loan Parties nor any of their subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or affiliate of any Loan Party or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) or any other applicable anti-corruption Law; and the Loan Parties and their subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA, based on the assumption that the Person taking action is subject to such statute.

5.26        Economic Sanctions.  (a) None of the Loan Parties, nor any of their subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of any Loan Party is a Person that is, or is owned or controlled by Persons that are:  (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria);

(b)           The Loan Parties will not, directly or indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as Lender, advisor, investor, or otherwise); and

(c)           Each Loan Party and each of their subsidiaries is in compliance with applicable Sanctions, the PATRIOT Act, and all applicable anti-money laundering and counter-terrorist financing laws and regulations.

5.27        Senior Indebtedness.  The Obligations constitute “Designated Senior Indebtedness” (or the equivalent)  of the Borrower and each Guarantor under any subordinated debt instruments of the Borrower or such Guarantor, as applicable.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower and Holdings shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

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6.01        Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders, each of the following:

(a)           Annual Financials.  As soon as available, but in any event within 120 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statement of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement.

(b)           Quarterly Financials.  As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)           Plan and Forecast.  As soon as available, but in any event not more than 30 days following the beginning of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) approved by the Board of Directors of Holdings.

(d)           Consolidating Statements.  Within 60 days after the end of each fiscal year of Holdings, in respect of the consolidated financial statements referred to in clauses (a) and (b) above, related unaudited condensed consolidating financial statements and appropriate reconciliations.

As to any information contained in materials furnished pursuant to Section 6.02(c), neither Holdings nor the Borrower shall be separately required to furnish such information under Section 6.01(a) or (b) above.

6.02        Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders, each of the following:

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(a)           Management Discussion and Analysis.  Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a copy of management’s discussion and analysis with respect to such financial statements.

(b)           Audit Reports, Management Letters and Recommendations.  Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them.

(c)           Securities Filings.  Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(d)           Noteholder Reports.  Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02.

(e)           Insurance Summary.  Not later than June 30 of each year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify.

(f)           SEC Correspondence.  Promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.

(g)           Environmental Notices.  Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries relating to or with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect, result in any Environmental Lien or cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(h)           Schedule Supplements.  As soon as available, but in any event within 30 days after the end of each fiscal year of Holdings, (i) a report supplementing Schedules 5.08(c), 5.08(d)(i) and 5.08(d)(ii), including an identification of all owned and leased real property Disposed of by any Loan Party or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost or rental income thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such schedules as may be necessary for such schedules to be accurate and complete; and (ii) a report supplementing Schedules 5.08(e) and 5.13 and each schedule to the Security Agreement containing a description of all changes in the information included in such schedules as may be necessary for such schedules to be accurate and complete, each such report to be signed by a Responsible Officer of Holdings and to be in a form reasonably satisfactory to the Administrative Agent.

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(i)           Quarterly Conference Call.  The Borrower will schedule, make itself available for and participate in a quarterly conference call to discuss financial results with Lenders, beginning with a discussion of the first full fiscal quarter immediately following the Closing Date.  The conference call will not be later than five business days from the date on which the financial information is delivered or otherwise made available to Lenders and the Administrative Agent in accordance with Section 6.01. No fewer than two days prior to the conference call, the Borrower shall notify the Administrative Agent and the Lenders of the time, date and access details of such conference call.  For the avoidance of doubt, once the Borrower has scheduled, made itself available for and participated in such quarterly conference call in accordance with this clause (i), the Borrower will have been deemed to satisfy the requirements of this clause (i) and such requirements will be deemed satisfied by the Borrower’s quarterly earnings call.

(j)           Additional Reporting.  Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on Holding’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Holding’s or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that:  (i) Holdings or the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Holdings or the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings or the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03        Notices.  Notify the Administrative Agent, the Lenders and the Lender Counterparties in writing of the following matters at the following times:

(a)           Promptly, but in any event within one Business Day, after becoming aware of any Default;

(b)           Promptly after becoming aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (if having resulted in or could reasonably be expected to result in, a Material Adverse Effect) (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting Holdings, the Borrower or any of their Subsidiaries, (iii) any pending or threatened dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)           Within ten (10) Business Days after Holdings or the Borrower knows or has reason to know, of the occurrence of any ERISA Event amounting to in excess of $25,000,000;

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(d)           Promptly after becoming aware of any pending material change (other than a change required by GAAP or disclosed in filings with the SEC) in accounting policies or financial reporting practices by any Loan Party;

(e)           Any change in the Borrower’s name, state of organization, or form of organization, in each case at least thirty (30) days prior thereto;

(f)           The occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(c)(i);

(g)           Promptly after becoming aware of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(f) or (g)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless in each case the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.05        Preservation of Existence, Etc.   (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           Make all necessary renewals, repairs, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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(c)           Keep all material leases to which any Loan Party is a party in full force and effect (provided that nothing in this clause (c) shall prevent any Loan Party to terminate or not to renew any lease in connection with the relocation or closure of the leased premises or otherwise in the ordinary course of business).

6.07        Maintenance of Insurance.

(a)           Insurance Generally.

(i)           Maintain with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.  Notwithstanding anything herein to the contrary, with respect to each Mortgaged Property, if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) are located is designated a “special flood hazard area” in any flood insurance rate map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws.  Following the Closing Date, the Borrower shall deliver to the Administrative Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable.  In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a Flood Determination Form, the Borrower Notice and Evidence of Flood Insurance, as applicable.

(ii)           The Borrower shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as the secured party or mortgagee and lender’s loss payee (as their interest may appear) on each policy insuring the Collateral or additional insured, on any liability policy, in each case, in a manner acceptable to the Administrative Agent.  Each policy of insurance shall contain a clause or endorsement requiring that the insurer shall endeavor to give not less than thirty (30) days’ prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any real estate (save for non-payment of premium) for purposes more hazardous than are permitted by such policy.  All premiums for such insurance shall be paid by the Borrower when due, and, if requested by the Administrative Agent or any Lender, certificates of insurance shall be delivered to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to each of the Lenders.  If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may procure such insurance or make such payments on behalf of the Borrower.

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(b)           Insurance/Condemnation Proceeds.  The Borrower shall promptly notify the Administrative Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, of any single occurrence in excess of $10,000,000.  The Agent is hereby authorized to collect all insurance and condemnation proceeds (or if no Event of Default exists, proceeds in excess of $10,000,000 in respect of Collateral directly) and to apply or remit them as provided in Section 2.03(b)(v).

6.08        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be.

6.10        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours not more than one time per year, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time and without limit with respect to the number of times during normal business hours and without advance notice.

6.11        Use of Proceeds.  The gross proceeds of the Facility shall be used solely for the Borrower’s and its Subsidiaries’ general corporate purposes.

6.12        Covenant to Guarantee Obligations and Provide Security Interests.

(a)           Formation or Acquisition of New Subsidiary.  Upon the formation or acquisition of any new direct or indirect Material Subsidiary by any Loan Party, then the Borrower shall, at the Borrower’s expense:

(i)            within 30 days after such formation or acquisition, cause such Material Subsidiary, and cause each direct and indirect parent of such Material Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent and the Collateral Agent a Joinder Agreement, pursuant to which such other Loan Party shall guaranty the other Loan Parties’ obligations under the Loan Documents and pledge a security interest in and to all of its assets in support of such guaranty in accordance with the terms and conditions of the Security Agreement,

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(ii)           within 30 days after such formation or acquisition, furnish to the Administrative Agent and the Collateral Agent a description of the real and personal properties of such Material Subsidiary, in detail satisfactory to the Administrative Agent,

(iii)          within 60 days after such formation or acquisition (or such other reasonable time period thereafter, as determined by the Administrative Agent), cause such Material Subsidiary and each direct and indirect parent of such Material Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent and the Collateral Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Interests (as defined in the Security Agreement)) in and of such Material Subsidiary, and other instruments of the type specified in Section 5 of the Amendment and Restatement Agreement, securing payment of all the Obligations of such Material Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties provided, that any such action described in this clause (iii) will not be required if such formation or acquisition is less than $10,000,000,

(iv)          within 60 days after such formation or acquisition, cause such Material Subsidiary and each direct and indirect parent of such Material Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(v)           within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

(vi)          as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property in connection with such formation or acquisition, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent and be deemed to satisfy the delivery requirement with respect to each such item.

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(b)           Acquisition of Real Property.  If any real property assets are acquired by the Borrower or any Subsidiary after the Closing Date having a value in excess of $10,000,000 per asset, the Borrower will notify the Administrative Agent thereof, and other than assets excluded from the Collateral pursuant to the Loan Documents and assets in which the Collateral Agent is explicitly not required to be perfected under the Loan Documents, and, if requested by the Collateral Agent or the Required Lenders, the Borrower will, no later than 60 days after such acquisition (or such other reasonable time period thereafter, as determined by the Administrative Agent), cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in Section 5 of the Amendment and Restatement Agreement, all at the expense of the Borrower.

(c)           Further Assurances Generally.  At any time upon request of the Collateral Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and other security and pledge agreements.

6.13        Compliance with Environmental Laws.

(a)           Conduct their business in compliance with all applicable Environmental Laws, including those relating to the generation, handling, use, storage, and disposal of any Hazardous Materials and take prompt and appropriate action to respond to any non-compliance with Environmental Laws, Release or threatened Release of any Hazardous Materials or Environmental Liability and shall regularly report to the Administrative Agent on such response.

(b)           Submit to the Administrative Agent and the Lenders annually, commencing on the first anniversary of the Closing Date, and on each anniversary thereafter, an update of the status of each material environmental compliance or liability issue (including any Release or threatened Release of any Hazardous Materials).  The Administrative Agent or any Lender may request copies of technical reports prepared by or on behalf of the Borrower or any of its Subsidiaries and any communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or Environmental Liability.  The Borrower shall, at the Administrative Agent’s or the Required Lenders’ reasonable request and at the Borrower’s expense, (i) retain an independent environmental consultant acceptable to the Administrative Agent to evaluate, including tests if appropriate, the non-compliance or Environmental Liability or alleged non-compliance or Environmental Liability and prepare and deliver to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any issues described therein, and an estimate of the costs thereof, and (ii) provide to the Administrative Agent and the Lenders a supplemental report of such consultant whenever the scope of the issues, or the response thereto or the estimated costs thereof, shall increase in any material respect.

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(c)           The Administrative Agent and its representatives will have the right at any reasonable time to enter and visit any place where any property of the Borrower is located for the purposes of observing the property, taking and removing soil or groundwater samples, and conducting tests on any part of the property.  The Administrative Agent is under no duty, however, to visit or observe the property, remove samples or to conduct tests, and any such acts by the Administrative Agent will be solely for the purposes of protecting the Collateral Agent’s Liens and preserving the Administrative Agent, the Collateral Agent and the Lenders’ rights under the Loan Documents.  No site visit, observation or testing by the Administrative Agent and the Lenders will result in a waiver of any Default of the Borrower or impose any liability on the Administrative Agent or the Lenders.  In no event will any site visit, observation or testing by the Administrative Agent be a representation that Hazardous Materials are or are not present in, on or under the property, or that there has been or will be compliance with any Environmental Law.  Neither Holdings, nor the Borrower, nor any other party is entitled to rely on any site visit, observation or testing by the Administrative Agent.  The Administrative Agent and the Lenders owe no duty of care to protect Holdings, the Borrower or any other party against, or to inform Holdings, the Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any property.  The Administrative Agent may in its discretion disclose to Holdings, the Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Administrative Agent.  Holdings and the Borrower understand and agree that the Administrative Agent makes no warranty or representation to either of them or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed.  Holdings and the Borrower also understand that depending on the results of any site visit, observation or testing by the Administrative Agent and disclosed to Holdings or the Borrower, it may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by Holdings or the Borrower without advice or assistance from the Administrative Agent.  In each instance, the Administrative Agent will give the Borrower reasonable notice before entering any property the Administrative Agent is permitted to enter under this Section 6.13(c).  The Administrative Agent will make reasonable efforts to avoid interfering with the Borrower’s use of any property in exercising any rights provided hereunder.

6.14        Further Assurances.   Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

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6.15        Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which Holdings, the Borrower or any of their Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect.

6.16        Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the UCC in any jurisdiction by or on behalf of the Secured Parties, deliver to the Collateral Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

6.17        [Reserved].

6.18        [Reserved].

6.19        ERISA.  Prior to the end of each fiscal year, deliver copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Benefit Plan as the Administrative Agent shall reasonably request.

6.20        Post Closing Obligations.  Each of the Loan Parties shall satisfy the requirements set forth on Schedule 6.20 on or before the date specified for such requirement or such later date to be determined by the Administrative Agent.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, and solely in the case of Section 7.17, Holdings and Spansion Technology shall not:

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7.01        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the UCC of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens in favor of the Collateral Agent securing obligations under the Revolving Credit Documents, which shall rank pari passu to the Liens securing the Obligations, and any renewals or extensions thereof; provided (x) that the property covered thereby is not changed, (y) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), and (z) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c)           statutory Liens for Taxes in an amount not to exceed $10,000,000 in the aggregate, which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business, in an amount not to exceed $10,000,000 in the aggregate, that are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)           Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(f)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(h)           Liens securing Indebtedness permitted under Sections 7.02(f) and (g); provided, that (i) such Liens do not at any time encumber any property other than the property financed or acquired (as applicable) by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the property being financed or acquired (as applicable) on the date of such financing or acquisition (as applicable) and (iii) such Liens attach concurrently with or within 180 days after the purchase or financing (as applicable) of the property subject to such Liens;

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(i)            Liens on property of a Person existing at the time such Person is merged into, acquired or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided, that such Liens were not created in contemplation of such merger, acquisition, consolidation or Investment and do not extend to any assets or property other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(g);

(j)            Liens on any property of foreign Subsidiaries and the Japanese Receivables Subsidiary securing Indebtedness of such Subsidiary permitted in Section 7.02(h) or (j);

(k)           the replacement, extension or renewal of any Lien permitted by clauses (h) and (i) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

(l)            Liens granted to third parties in connection with joint ventures between a Loan Party and a third party on the IP Rights permitted to be Disposed of pursuant to Section 7.05(h);

(m)           Liens in respect of cash collateral securing Indebtedness permitted pursuant in Section 7.02(q); and

(n)           Liens as set forth on Schedule 7.01(m).

7.02        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, foreign exchange rates or commodity prices to which the Borrower or its Subsidiaries have actual exposure and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b)           Indebtedness of a Loan Party to any other Loan Party and Indebtedness of any wholly-owned Subsidiary owing to any Loan Party which Indebtedness is permitted under the provisions of Section 7.03 and which is subordinated to the Obligations and pledged to the Collateral Agent  in accordance with the terms of the Collateral Documents;

(c)           Indebtedness under the Loan Documents;

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(d)           Indebtedness under the Revolving Credit Documents not to exceed an amount equal to $50,000,000 plus the aggregate amount of New Revolving Loan Commitments incurred pursuant to the terms of the Revolving Credit Agreement (provided that for these purposes, it shall be assumed that the amount in clause (a) of the first paragraph of Section 2.14 of the Revolving Credit Agreement is equal to $100,000,000 less the aggregate amount of New Term Loans) and any refinancings, refundings, renewals or extensions thereof or amendments thereto; provided, that (i) the amount of such Indebtedness is not increased at the time of or by reason of such refinancing, refunding, renewal, extension or amendment except to an amount not in excess of the amount then permitted pursuant to the terms of the Revolving Credit Agreement as in effect on the Amendment and Restatement Effective Date, (ii) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal, extension or amendment; (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewal or extension or amendment of Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed, extended or amended, and (iv) the interest rate applicable to any such refinanced, refunded, renewed, extended or amended Indebtedness does not exceed the then applicable market interest rate; provided, further, that for the purposes of the amount referred to in (i) above, it shall be assumed that the amount in clause (a) of the first paragraph of Section 2.14 of the Revolving Credit Agreement is equal to $100,000,000 less the aggregate amount of New Term Loans;

(e)           Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

(f)            Capitalized Leases of equipment and secured Indebtedness incurred to purchase or finance equipment; provided, that (i) any such Indebtedness is not in excess of the fair market value (evidenced by a resolution of the Board of Directors of the Borrower set forth in an officer’s certificate delivered to the Administrative Agent) of the equipment being leased or financed at the time incurred; (ii) the aggregate amount of all such Indebtedness does not exceed $50,000,000 at any one time outstanding; (iii) Liens securing the same attach only to the equipment being leased or financed, (iv) no Default exists or would result from the consummation of such Capitalized Lease or the incurrence of such Indebtedness and (v) such Indebtedness is incurred concurrently with or within 180 days after the applicable purchase or financing;

(g)           Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 7.03(h), which Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (provided, that such Indebtedness is not incurred in contemplation of such Person’s becoming a Subsidiary of the Borrower); provided, that (i) the scheduled maturity date of such Indebtedness is at least 91 days after the Maturity Date hereunder and (ii) at the time of any such incurrence of Indebtedness and after giving effect thereto on a pro forma basis, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (g) shall not exceed $35,000,000;

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(h)           Indebtedness of up to $15,000,000 in the aggregate at any one time outstanding of any foreign Subsidiary incurred in the ordinary course of business, so long as no Loan Party is contractually obligated directly or indirectly to repay, guarantee, or secure any portion of such Indebtedness;

(i)            Indebtedness incurred as part of the consideration for any acquisition permitted under Section 7.03(h) so long as (i) no Default exists or would result from the incurrence of such Indebtedness, (ii) such Indebtedness is subordinated on terms acceptable to the Administrative Agent and (iii) the scheduled maturity date of such Indebtedness is at least 90 days after the Maturity Date hereunder;

(j)            Indebtedness incurred by the Japanese Receivables Subsidiary in an aggregate principal amount of up to $100,000,000;

(k)           Indebtedness outstanding and listed on Schedule 7.02(k);

(l)           Indebtedness under any Purchase Commitments;

(m)           Intercompany Indebtedness between Holdings and the Borrower related to the Borrower’s Incentive Stock Plan, provided such Indebtedness (i) has subordination terms satisfactory to the Administrative Agent and (ii) is pledged to the Collateral Agent as part of the Collateral, and provided further, there shall be no cash settlement of such Indebtedness prior to the date that is 91 days after the Maturity Date;

(n)           Indebtedness under the Senior Notes in an aggregate principal amount of up to $200,000,000 and any refinancings, refundings, renewals or extensions thereof or amendments thereto; provided, that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, extension or amendment except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (ii) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal, extension or amendment, (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewal or extension or amendment of such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed, extended or amended and (iv) the interest rate applicable to any such refinanced, refunded, renewed, extended or amended Indebtedness does not exceed the then applicable market interest rate;

(o)           obligations in respect of Capped Call Transactions (including but not limited to the purchase, exercise or settlement of (including, without limitation, an exercise and/or settlement prior to its scheduled expiration), or performance of such obligations);

(p)           unsecured Indebtedness, provided that after giving pro forma effect to the incurrence of such unsecured Indebtedness the Consolidated Leverage Ratio does not exceed 3.5:1.0;

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(q)           Indebtedness in an aggregate principal amount of up to $25,000,000 incurred in respect of reimbursement obligations for trade and standby letters of credit other than the Letters of Credit (as defined in the Revolving Credit Agreement); and

(r)            Indebtedness in an aggregate principal amount of up to $35,000,000 incurred in connection with the repurchase of Senior Notes or any Convertible Notes prior to the Maturity Date.

7.03        Investments. Make, acquire or hold any Investments, except:

(a)           Investments held by the Borrower and its Subsidiaries in the form of Cash Equivalents;

(b)           loans and advances to employees (other than payroll, travel and similar advances to cover matters that are made in the ordinary course of business) made in the ordinary course of business consistent with past practices; provided, that, such loans and advances do not exceed $7,500,000 in the aggregate at any one time outstanding;

(c)           (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the Amendment and Restatement Effective Date, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties (other than Holdings, Spansion Technology and any new Subsidiary that becomes a Loan Party as a result of such Investment, other than pursuant to clause (h) below), (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) Investments by the Loan Parties in joint ventures or Subsidiaries that are not Loan Parties in an amount (or value) not to exceed $50,000,000 in the aggregate;

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)           Guarantees permitted by Section 7.02(e);

(f)           Investments existing on the Closing Date (other than those referred to in Section 7.03(c)(i) and set forth on Schedule 5.08(e));

(g)           Investments by the Borrower in Swap Contracts permitted under Section 7.02(a);

(h)           the purchase or other acquisition of all of the Equity Interests in any Person or all or any substantial portion of the property of any Person, or any line or lines of business or division of any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided, that (I) neither the Borrower nor any of its wholly-owned Subsidiaries may pay in excess of $500,000,000 in aggregate consideration for the acquisition of foreign Subsidiaries and (II) with respect to each purchase or other acquisition made pursuant to this Section 7.03(h)

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(i)            any such newly-created or acquired Domestic Subsidiary shall become a Guarantor (if it is a Material Subsidiary) and shall comply with the requirements of Section 6.12;

(ii)           the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

(iii)           [Reserved.];

(iv)          [Reserved.];

(v)           (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) except with respect to foreign Subsidiaries, immediately after giving effect to such purchase or other acquisition, Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11 of the Revolving Credit Agreement, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or 6.01(b)(b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(vi)           the Borrower shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this Section 7.03(h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(i)           stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or a Subsidiary or in satisfaction of judgments so long as the Collateral Agent has a security interest in such Investments perfected in a manner satisfactory to the Collateral Agent in its sole discretion;

(j)           Investments representing the non-cash portion of the consideration received in connection with a Disposition consummated in compliance with Section 7.05;

(k)           Capped Call Transactions; and

(l)           Investments not otherwise permitted under this Section 7.03 not to exceed (i) $50,000,000 at any time outstanding, plus (ii) so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom, additional Investments up to the Available Amount.

7.04        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

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(a)           Holdings or Spansion Technology may merge or consolidate with the Borrower provided the Borrower is the surviving entity;

(b)           any Subsidiary of the Borrower may merge into or consolidate with  any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto, in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving entity or in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity;

(c)           any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings or Spansion Technology); provided, that nothing in this clause (c) shall prevent the dissolution of Spansion Technology, as permitted by clause (f) below;

(d)           any Subsidiary that is not a Loan Party may Dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party if the Borrower determines in good faith that such Disposition is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(e)           in connection with any acquisition permitted under Section 7.03, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower, (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person and (iii) the Borrower determines in good faith that such acquisition is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and

(f)           Spansion Technology may dissolve in accordance with the terms of this Agreement, so long as Holdings becomes the sole shareholder of the Borrower, and Spansion Technology may merge or consolidate with Holdings provided, that after giving effect to such merger or consolidation, Holdings is the surviving entity.

7.05        Dispositions.  Make any Disposition, including any sale and leaseback transaction, or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete or worn out property, or property no longer used or useful in the business of the Borrower or its Subsidiaries;

(b)           Dispositions of inventory in the ordinary course of business consistent with past practice (including, without limitation, bulk sales, discounted sales and liquidations, in each case, of stale or obsolete inventory or inventory that is not of first-quality merchantability);

(c)           (i) a Disposition of the facility located at 915 Deguigne Drive, Sunnyvale, California 94088 and (ii) Dispositions of (A) newly-created IP Rights or (B) newly-acquired IP Rights valued not in excess of $50,000,000, in each case to a special purpose intellectual property Subsidiary (domestic or foreign);

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(d)           Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided, that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor; and provided, further, that any such sales, transfers or Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 7.08;

(e)           Dispositions permitted by Section 7.04;

(f)            non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice;

(g)           sales of equipment in connection with sale and leaseback transactions permitted under Section 7.19;

(h)           Dispositions of assets (other than accounts receivable) by the Borrower and its Subsidiaries after the Amendment and Restatement Effective Date not otherwise permitted under this Section 7.05; provided, that (x) IP Rights Dispositions shall not exceed $250,000,000 in the aggregate, (y) Dispositions other than IP Rights Dispositions and Dispositions covered by clause (z) below shall not exceed the greater of $150,000,000 and 15% of Consolidated Total Assets of the Borrower and (z) Dispositions of probe cards and other assets to partners, suppliers or subcontractors in connection with the provision of services or products to the Borrower or its Subsidiaries in the ordinary course of business shall be permitted in an aggregate amount not to exceed $10,000,000 at any time; provided, further, that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) in the case of Dispositions pursuant to clause (y), at least 75% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash;

(i)           Equipment or inventory that is consigned to partners, suppliers or subcontractors in connection with the provision of services or products to the Borrower or its Subsidiaries in the ordinary course of business provided that title to such equipment or inventory is retained by the Borrower or its Subsidiaries;

(j)           Dispositions of equipment through fair value exchange transactions in the ordinary course of business in an amount not to exceed $75,000,000 in the aggregate after the Amendment and Restatement Effective Date; provided, that, concurrently with any such Disposition that exceeds $5,000,000 the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower confirming that the fair market value of the equipment received in such transaction is at least equal to the fair market value of the equipment disposed of in such transaction; and

(k)           Factoring of inventory in an amount not exceeding at any time $20,000,000, and factoring of accounts receivable of Japanese customers.

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(h) shall be for fair market value.

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7.06        Restricted Payments. Directly or indirectly declare or make, or incur any liability to make, any Restricted Payment, or issue or sell any Equity Interests or accept any capital contributions, except:

(a)           Restricted Payments to the Borrower by its Subsidiaries;

(b)           Restricted Payments by Subsidiaries that are not Loan Parties (or required to become Loan Parties) to other Subsidiaries;

(c)           Restricted Payments, not otherwise permitted hereunder, to any Domestic Subsidiary by any of its Subsidiaries;

(d)           Restricted Payments by the Borrower in an amount sufficient to repurchase Equity Interests of Holdings or the Borrower from current or former officers, directors or employees of Holdings or the Borrower, as applicable, pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Holdings or the Borrower, as applicable, under which such individuals purchase or sell, or are granted the option to purchase or sell, common Equity Interests; provided, however, that (i) the aggregate amount of such repurchases shall not exceed $10,000,000 in any calendar year and (ii) at the time of such repurchase, no other Default shall have occurred and be continuing (or result therefrom);

(e)           Restricted Payments by Holdings or the Borrower in the form of the conversion or exchange of any Convertible Notes into Equity Interests of Holdings or cash or a combination of such Equity Interests and cash based on the value of such Equity Interests or the conversion of the Equity Interests of Holdings into another class of its Equity Interests;

(f)            Restricted Payments by Holdings in the form of cash payments in lieu of fractional shares in connection with any Restricted Payment permitted hereunder (“Fractional Share Payments”), Restricted Payments by the Borrower in the form of cash payments in lieu of fractional shares upon the conversion of any Convertible Notes and Restricted Payments by the Borrower to Holdings to permit Holdings to make such Fractional Share Payment;

(g)           Restricted Payments by Holdings or the Borrower consisting of the repurchase of Capital Stock (other than Disqualified Capital Stock) to the extent such repurchase is deemed to occur upon a cashless exercise of stock options, restricted stock units or warrants, so long as no Event of Default shall exist or would result therefrom;

(h)           Restricted Payments by the Borrower to Holdings or Spansion Technology (i) consisting of Permitted Tax Payments, or (ii) for corporate overhead expenses in an amount not to exceed $10,000,000 in any calendar year;

(i)            Restricted Payments by Holdings with respect to the repurchase or redemption, and Restricted Payments by Borrower to Holdings to permit Holdings to repurchase or redeem, for nominal consideration, preferred stock purchase rights issued in connection with any shareholder rights plan of Holdings, so long as no Event of Default shall exist or would result therefrom;

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(j)            Restricted Payments by the Borrower in connection with the repurchase of Senior Notes or any Convertible Notes prior to the Maturity Date otherwise permitted by this Agreement;

(k)           Restricted Payments in the form of common stock of Holdings distributed to employees in connection with the Borrower’s Incentive Stock Plan;

(l)            a capital contribution to the Borrower or the issuance of Equity Interests (other than Disqualified Capital Stock) by the Borrower to Holdings;

(m)          the purchase, exercise or settlement (including, without limitation, an exercise and/or settlement prior to its scheduled expiration), or performance of obligations under, Capped Call Transactions;

(n)           Restricted Payments by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.06 not to exceed (i) $50,000,000 after the Amendment and Restatement Effective Date, plus (ii) so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom, additional Restricted Payments up to the Available Amount; and

(o)           the issuance of any Convertible Notes.

7.07        Lines of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof, or any business substantially related or incidental thereto.

7.08        Transactions with Affiliates.  Except as set forth below and in Schedule 5.21 neither Holdings, nor the Borrower nor any of their Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the Indebtedness, dividends, or other obligations of any Affiliate.  Notwithstanding the foregoing, (a) Holdings, the Borrower and their respective Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms (such terms to be fully disclosed to the Administrative Agent and the Lenders for material Affiliate transactions) no less favorable to Holdings, the Borrower and their respective Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate; the Borrower and Holdings may complete the purchase, exercise or settlement of (including, without limitation, an exercise and/or settlement prior to its scheduled expiration), or performance of obligations under, Capped Call Transactions and (b) the Borrower and Holdings may (i) enter into Investments in Subsidiaries otherwise permitted hereunder and (ii) enter into any employment, indemnification or other similar agreement or employee benefit plan with any of its employees, officers or directors (and make payments pursuant thereto) in the ordinary course of business and consistent with past practice, that is not otherwise prohibited by this Agreement; provided, however, that if any such transaction set forth in (a) or (b) above involves aggregate payments or value in excess of $25,000,000, the Board of Directors of Holdings or the Borrower, as applicable, (including at least a majority of the disinterested members of such Board of Directors) must approve the same and certify (as evidenced by a resolution of such Board of Directors), in its good faith judgment, that it believes that such transaction complies with the requirements set forth in this Agreement with respect to the foregoing permitted transactions with Affiliates; provided, further, that if such transaction involves aggregate payments or value in excess of $50,000,000, the Borrower obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such transaction is fair, from a financial point of view, to the Borrower, Holdings, or any Subsidiary, as applicable.

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7.09        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Transaction Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.02(f), (h) or (j) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10        Use of Proceeds.  Use the proceeds of the Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock in violation of Regulation U or X or to refund Indebtedness originally incurred for such purpose.

7.11        [Reserved.]

7.12        [Reserved.]

7.13        [Reserved.]

7.14        Accounting Changes.  (a) Make any change in its accounting policies or reporting practices, except as required by GAAP, or (b) change its fiscal year.

7.15        Prepayments, Etc. of Indebtedness.  Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Consolidated Funded Indebtedness, except (a) the prepayment of the Loans in accordance with the terms of this Agreement, (b) repayment or prepayment of loans outstanding under the Revolving Credit Agreement in accordance with its terms (c) refinancings and refundings of Indebtedness in compliance with Section 7.02(d), (d) refinancings and refundings of Indebtedness under the Existing Revolving Credit Agreement and the Existing Term Loan Agreement, (e) prepayments of Indebtedness of foreign Subsidiaries by such foreign Subsidiary, (f) the repurchase of Senior Notes or any Convertible Notes prior to the Maturity Date in an aggregate principal amount of up to $200,000,000 and (g) cash payments made in respect of any Convertible Notes in connection with the settlement or the exercise of conversion rights by the holders thereof in an aggregate amount not to exceed the principal amount of any such Convertible Notes being converted.

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7.16        Amendment, Etc. of Revolving Credit Loan Documents, Organization Documents and Material Contracts.   (a)  amend, modify or change in any material manner any term or condition of any Revolving Credit Loan Document or any of its Organization Documents or Material Contracts in a manner materially adverse to the interests of the Lenders or (b) take any other action in connection with any Revolving Credit Loan Document that would, considering all such actions taken as a whole, impair the value of the interest or rights of any Loan Party thereunder or that would considering all such actions taken as a whole, impair the rights or interests of the Administrative Agent or any Lender except, in each case, for any refinancing, refunding, renewal, extension or amendment in respect of the Revolving Credit Loan Documents permitted by Section 7.02(d).

7.17        Parent Companies.  In the case of each of Holdings and Spansion Technology, engage in any business or activity other than (a) the ownership, collectively, of all outstanding Equity Interests in the Borrower and in the case of Holdings, Spansion Technology, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) in the case of Holdings, activities incidental to being a publicly traded company and the purchase, exercise or settlement of (including, without limitation, an exercise and/or settlement prior to its scheduled expiration), or performance of obligations under, Capped Call Transactions, issuance or sale of any Equity Interests, (f) guaranteeing the obligations of its direct or indirect wholly-owned Subsidiaries, and (g) activities incidental to the businesses or activities described in clauses (a) through (f) of this Section.

7.18        Capital Structure.  Make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect.

7.19        Sale and Leaseback Transactions.  Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by Holdings, the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset; provided, that the aggregate fair market value of property subject thereto shall not exceed at any time $50,000,000 at any time.

7.20        Deposit and Securities Accounts.  From the date which is 60 days after the Closing Date, no Loan Party shall establish or maintain any deposit account or securities account which individually or together holds deposits in excess of the thresholds set forth in Section 4.01(f) of the Security Agreement that is not subject to an account control agreement, except with respect to the accounts set forth on Schedule 7.20.

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ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12, or ARTICLE VII, (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Section 10.01 hereof or Section 2.01 of the Guaranty, as applicable, or (iii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Section 2.04(i) or (j) or Section 5.01(a) or (i) of the Security Agreement or Section 3.1 of the respective Mortgages to which it is a party; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $35,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that any breach of Section 7.11 of the Revolving Credit Agreement shall not constitute an Event of Default with respect to the Facility unless the Revolving Loans (as defined in the Revolving Credit Agreement) have been accelerated or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than $35,000,000; or

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(f)            Insolvency Proceedings, Etc.  (i) Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $25,000,000 (to the extent not (x) covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage or (y) reserved in accordance with GAAP), or any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to have a Material Adverse Effect; or

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(j)            Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Collateral Documents.  Any Collateral Document after delivery thereof pursuant to the terms of the Existing Term Loan Agreement, Section 5 of the Amendment and Restatement Agreement or Section 6.12 of this Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien, as the case may be (subject to Liens permitted by Section 7.01) on Collateral that is not immaterial purported to be covered thereby; or

(m)          Revolving Credit Loan Documents.  An Event of Default under (and as defined in) the Revolving Credit Loan Documents has occurred and is continuing; provided that any breach of Section 7.11 of the Revolving Credit Agreement shall not constitute an Event of Default with respect to the Facility unless the Revolving Loans (as defined in the Revolving Credit Agreement) have been accelerated.

provided, that solely for the purposes of determining whether a Default has occurred above (other than clause (a) above), any reference in any such paragraph to any Loan Party or Subsidiary shall be deemed to only include Material Subsidiaries.

8.02        Remedies upon Event of Default.  If any Event of Default occurs and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions, as applicable:

(a)           declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)           exercise on behalf of itself, the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an event described in Section 8.01(f), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

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8.03        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the ratable payment of that portion of the Obligations constituting (x) unpaid principal of the Loans (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them) and (y) amounts owing under Secured Hedge Agreements (ratably among the Lender Counterparties in proportion to the respective amounts described in this clause Fourth held by them); and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX
THE ADMINISTRATIVE AGENT

9.01        Appointment of Agents.  Barclays is hereby appointed the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Barclays, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents.  Morgan Stanley is hereby appointed the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Morgan Stanley, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents.  Morgan Stanley is hereby appointed the Documentation Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Morgan Stanley, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents.  Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable.  The provisions of this Section 9.01 are solely for the benefit of Agents, the Lenders and no Loan Party shall have any rights as a third-party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, Holdings or any of their Subsidiaries.

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9.02        Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have or be deemed to have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

9.03        General Immunity.

(a)           No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the Transaction contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)           Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 11.01) or, in the case of the Collateral Agent, in accordance with the Security Agreement or other applicable Collateral Document, and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), or in accordance with the Security Agreement or other applicable Collateral Document, as the case may be, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected and free from liability in relying on opinions and judgments of attorneys (who may be attorneys for the Loan Parties), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 11.01) or, in the case of the Collateral Agent, in accordance with the Security Agreement or other applicable Collateral Document.

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(c)           Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any such Default as may be directed by the Required Lenders in accordance with Section 8.02; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

9.04        Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, Holdings or any of their Affiliates as if it were not performing the duties specified herein without notice to or consent of the Lenders, and may accept fees and other consideration from the Borrower, Holdings or any of their Subsidiaries for services in connection herewith and otherwise without having to account for the same to the Lenders.  The Lenders acknowledge that pursuant to such activities, each Agent or any of its respective Affiliates may receive information regarding the Borrower, Holdings or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower, Holdings or any of their Affiliates) and acknowledge that such Agent shall not be under any obligation to provide such information to them.

9.05        Lenders’ Representations, Warranties and Acknowledgment.  Each Lender acknowledges to the Administrative Agent that it has made its own independent investigation of the financial condition and affairs of the Borrower, Holdings and their respective Subsidiaries, without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, in connection with its Loan hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower, Holdings and their respective Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

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Each Lender, by delivering its signature page to this Agreement, an Assignment and Assumption or a Joinder Agreement and funding its Loan, or any New Term Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable.

9.06        Right to Indemnity.  Each Lender, in proportion to its Applicable Percentage, severally agrees to indemnify the Arrangers, each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees, representatives and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Loan Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.  If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share as provided above of any costs or out-of-pocket expenses (including counsel fees and disbursements) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower.

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The undertakings of the Lenders in this Section 9.06 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

9.07        Successor Agent.  Any Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and the Borrower.  Upon any such notice of resignation, Required Lenders shall have the right, with the consent of the Borrower, which may not be unreasonably withheld, but shall not be required during the continuance of an Event of Default, to appoint a successor Agent, as the case may be.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring or removed Agent may appoint a successor to such Agent from among the Lenders.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall promptly (i) transfer to such successor Agent all sums, Equity Interests and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Documents as applicable, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created under the Collateral Documents whereupon such retiring or removed Agent shall be discharged from its duties and obligations hereunder.  After any former Agent’s resignation hereunder, the provisions of this ARTICLE IX, and Section 11.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent, as applicable, hereunder.

9.08        Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  Any such sub-agent or its Affiliates shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.  The exculpatory, indemnification and other provisions of Section 9.03 and Section 9.06 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.  All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third-party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third-party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third-party beneficiary or otherwise, against such sub-agent.

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9.09        Collateral Documents and Guarantee.

(a)           Agents under Collateral Documents and Guarantee.  Each Lender hereby further irrevocably authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Collateral Documents.  Subject to Section 11.01, without further written consent or authorization from the Secured Parties, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other Disposition of assets permitted hereby or to which Required Lenders (or such other Lenders or Lender Counterparties as may be required to give such consent under Section 11.01) have otherwise consented, or (ii) release any Guarantor from its Guarantee or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 11.01) have otherwise consented.

(b)           Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of a Secured Party in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale.

(c)           Rights under Secured Hedge Agreements.  No Secured Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral except as expressly provided in Section 11.01 of this Agreement.  By accepting the benefit of the Collateral, each Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agrees to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (c).

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9.10        Posting of Approved Electronic Communications.

(a)           Delivery of Communications.  The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Committed Loan Notice, (ii) relates to the payment of any principal or other amount due under this Agreement or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, Holdings and the Borrower agree to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent reasonably requested by the Administrative Agent.

(b)           Platform.  The Borrower and Holdings further agree that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on the Platform.

(c)           No Warranties as to Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE INDEMNITEES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNITEES IS FOUND IN A FINAL, NONAPPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)           Delivery Via Platform.  The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.

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(e)           Uses of the Platform.  All uses of the Platform shall be governed by and subject to, in addition to this Section 9.10 separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(f)            No Prejudice to Notice Rights.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.11        Proofs of Claim.   The Lenders, Holdings and the Borrower hereby agree that after the occurrence of an Event of Default pursuant to Section 8.01(f), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and other Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and other agents and their agents and counsel and all other amounts due Lenders, the Administrative Agent and other agents hereunder) allowed in such judicial proceeding; and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and other agents hereunder.  Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.  Further, nothing contained in this Section 9.11 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.

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9.12        Agents and Arrangers.  Except as otherwise set forth herein, the Documentation Agent and any arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such.  Without limiting the foregoing, the Documentation Agent and such arrangers shall not have or be deemed to have any fiduciary relationship with any other Lender.  Each Lender acknowledges that it has not relied, and will not rely, on the Documentation Agent or any arranger in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

ARTICLE X
CONTINUING GUARANTY

10.01      Guaranty.  Holdings and Spansion Technology hereby absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof).  The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each of Holdings and Spansion Technology, and conclusive for the purpose of establishing the amount of the Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Holdings or Spansion Technology under this Guaranty, and each of Holdings and Spansion Technology hereby irrevocably waive any defenses each may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02      Rights of Lenders.  Holdings and Spansion Technology consent and agree that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise Dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, Holdings and Spansion Technology consent to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings or Spansion Technology under this Guaranty or which, but for this provision, might operate as a discharge of Holdings or Spansion Technology.

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10.03      Certain Waivers.  Holdings and Spansion Technology waive (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that Holdings’ or Spansion Technology’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Holdings’ or Spansion Technology’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Holdings and Spansion Technology expressly waive all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Holdings and Spansion Technology waive any rights and defenses that are or may become available to Holdings or Spansion Technology by reason of §§ 2787 and 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code.  As provided below, this Guaranty shall be governed by, and construed in accordance with, the Laws of the State of New York.  The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

10.04      Obligations Independent.  The obligations of Holdings and Spansion Technology hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings or Spansion Technology to enforce this Guaranty whether or not the Borrower or any other Person or entity is joined as a party.

10.05      Subrogation.  Neither Holdings nor Spansion Technology shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facility is terminated.  If any amounts are paid to Holdings or Spansion Technology in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

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10.06      Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facility with respect to the Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower, Spansion Technology or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of Holdings and Spansion Technology under this paragraph shall survive termination of this Guaranty.

10.07      Subordination.  Holdings and Spansion Technology hereby subordinate the payment of all obligations and Indebtedness of the Borrower owing to Holdings and Spansion Technology, whether now existing or hereafter arising, including, but not limited to, any obligation of the Borrower to Holdings or Spansion Technology as subrogee of the Secured Parties or resulting from Holdings’ or Spansion Technology’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations.  If the Secured Parties so request, any such obligation or Indebtedness of the Borrower to Holdings or Spansion Technology shall be enforced and performance received by Holdings or Spansion Technology as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of Holdings or Spansion Technology under this Guaranty.

10.08      Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Holdings, Spansion Technology or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings or Spansion Technology immediately upon demand by the Secured Parties.

10.09      Condition of the Borrower.  Each of Holdings and Spansion Technology acknowledge and agree that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Holdings or Spansion Technology require, and that none of the Secured Parties has any duty, and neither Holdings nor Spansion Technology is relying on the Secured Parties at any time, to disclose to Holdings or Spansion Technology any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Holdings and Spansion Technology waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

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10.10      Additional Guarantor Waivers and Agreements.  (a)  Holdings and Spansion Technology understand and acknowledge that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that Holdings or Spansion Technology may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right Holdings or Spansion Technology may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Holdings or Spansion Technology under this Guaranty.  Holdings and Spansion Technology further understand and acknowledge that in the absence of this paragraph, such potential impairment or destruction of Holdings’ or Spansion Technology’s rights, if any, may entitle Holdings or Spansion Technology to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968).  By executing this Guaranty, Holdings and Spansion Technology freely, irrevocably, and unconditionally:  (i) waive and relinquish that defense and agree that each will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agree that neither will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledge and agree that the rights and defenses waived by each in this Guaranty include any right or defense that each may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledge and agree that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

(a)        Holdings and Spansion Technology waive all rights and defenses that each may have because any of the Obligations is secured by real property.  This means, among other things:  (i) the Secured Parties may collect from Holdings or Spansion Technology without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties:  (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from Holdings and Spansion Technology even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right Holdings or Spansion Technology may have to collect from the Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Holdings or Spansion Technology may have because any of the Obligations is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(b)        Each of Holdings and Spansion Technology waive any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

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ARTICLE XI
MISCELLANEOUS

11.01      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)          waive any condition set forth in Section 5. (e), or (f), of the Amendment and Restatement Agreement, without the written consent of each Lender;

(b)         extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)          postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)          without the written consent of each Lender directly and adversely affected thereby, reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e)          change (i) Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any prepayment of Loans from the application thereof set forth in Section 2.03(b)(vii) in any manner that materially and adversely affects the Lenders under the Facility without the written consent of the Required Lenders;

(f)           change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)          release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Secured Party;

(h)          release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

(i)           impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Lenders; or

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(j)            make any amendment, modification or waiver that would have an adverse effect on the timing or priority of payments due to any Lender Counterparty with respect to any Secured Hedge Agreement without the written consent of such Lender Counterparty.

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iii) no amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of obligations arising under Secured Hedge Agreements resulting in such obligations being junior in right of payment to principal on the Loans or resulting in obligations owing to any Lender Counterparty becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Lender Counterparty, shall be effective without the written consent of such Lender Counterparty.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided, that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02      Notices; Effectiveness; Electronic Communications.  (a)  Notices Generally.  Except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)            if to Holdings, the Borrower or the Administrative Agent, to the address, telecopier number, or electronic mail address specified for such Person on Schedule 11.02; and

(ii)           if to any other Lender, to the address, telecopier number, or electronic mail address specified in its Administrative Questionnaire or Lender Addendum.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

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(b)           Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

(c)           Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)           Change of Address, Etc.  Each of Holdings, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(e)           Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender, their respective Affiliates, and the partners, directors, officers, employees, agents and advisors of the Administrative Agent and such Lender and of the Administrative Agent’s and such Lender’s Affiliates from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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11.03      No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04      Expenses; Indemnity; Damage Waiver.  (a)  Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents and Arrangers), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transaction contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Agents, Arrangers or any Lender (including fees, charges and disbursements of counsel, provided that, in the case of clause (B) below such out-of-pocket expenses shall include the fees, charges and disbursements of only (i) one common counsel, (ii) one special counsel and (iii) one local counsel in each relevant jurisdiction for the Agents, Arrangers or any Lender provided, further, that each Agent, Arranger or Lender will have the right to retain separate counsel to represent such Agent, Arranger or Lender if and to the extent the representation of two or more Agents, Arrangers or Lenders by the same counsel would be inappropriate due to actual or potential differing interests between them and/or otherwise give rise to a conflict of interest) in connection with (A) the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with Loans made hereunder, or (B) out-of-pocket expenses incurred during any consents, amendments, waivers, workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Borrower.  In addition to the payment of expenses pursuant to Section 11.04(a), whether or not the Transaction contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, their Affiliates and their respective officers, partners, directors, trustees, employees, shareholders, advisors, controlling Persons, counsel, representatives, agents and attorneys-in-fact of each Agent and each Lender and each of their heirs, successors and assigns (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities if such Indemnified Liabilities arise solely from the gross negligence, bad faith or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order or a settlement tantamount thereto.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.04 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.  No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Transaction contemplated by the Loan Documents.  This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  The Borrower’s obligations under this Section 11.04(b) shall apply irrespective of whether (i) the Indemnitee is a party to this Agreement or any other Loan Document or (ii) the claim in respect of the Indemnified Liabilities is brought by the Borrower, its equity holders, its affiliates, its creditors or any other Person.

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(c)           Reimbursement by Lenders.  To the extent permitted by applicable law, neither the Borrower nor Holdings shall assert, and each of the Borrower and Holdings hereby waives, any claim against Lenders, Agents, and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the Transaction contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of the Borrower and Holdings hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)           The obligations in this Section 11.04 shall survive payment of the Loans and payment of all other Obligations.  At the election of any Indemnitee, the Borrower’s indemnification obligations under this Section 11.04 shall include the obligation to defend such Indemnitee using one common legal counsel (provided, that an Indemnitee will have the right to retain separate counsel to represent such Indemnitee who may be subject to liability arising out of any claim in respect of which indemnified coverage may be sought hereunder if and to the extent the representation of two or more Indemnitees by the same counsel would be inappropriate due to actual or potential differing interests between them and/or would otherwise give rise to a conflict of interest) satisfactory to such Indemnitee, at the sole cost and expense of the Borrower.  All amounts owing under this Section 11.04 shall be paid within 30 days after demand.

(e)           Payments.  All amounts due under this Section shall be payable not later than 30 days after demand therefor.

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(f)            Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05      Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06      Successors and Assigns.

(a)           Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns permitted hereby.  Neither the Borrower’s nor Holdings’ rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower or Holdings without the prior written consent of all Lenders (and any attempted assignment or transfer by the Borrower or Holdings without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Right to Assign.

(i)            Subject to the conditions set forth in Section 11.06(b)(ii), each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations, to any Person constituting an Eligible Assignee with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower, who may not act unreasonably in giving such consent; provided, that (i) no consent of the Borrower shall be required for an assignment to any Person meeting the criteria of clause (a) of the definition of Eligible Assignee or, if an Event of Default under Section 8.01(a), (b), (c), (f) or (g) has occurred and is continuing, any other Person and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after receipt of written notice thereof; and

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(B)           the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to (1) Barclays or an Affiliate thereof or (2) a Lender, an Affiliate of a Lender or an Approved Fund of the assignor.

(ii)           Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under the Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of (I) the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or (II) if earlier, the “trade date” (if any) specified in such Assignment and Assumption) shall not be less than $1,000,000 or an integral multiple thereof, unless the Borrower and the Administrative Agent otherwise consent;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more Approved Funds; and

(C) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)          Subject to acceptance and recording thereof pursuant to Sections 11.06(b)(iv) and 11.06(b)(v), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the obligations of Sections 3.01, 3.04 and 3.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(c). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no assignee of interests shall be entitled to receive any greater payment under Section 3.01 than the applicable grantor of such assignment would have been entitled to receive with respect to the assigned interest had no such assignment been made, and no assignee shall be entitled to the benefits of Section 3.01 unless the Borrower is notified of the assignment and such assignee has complied with the requirements of Section 3.01(d).

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(iv)          Register.  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest on the Loans owing and paid to, each Lender pursuant to the terms hereof from time to time and amounts received by the Administrative Agent from the Borrower and whether such amounts constitute principal, interest, fees or other and each Lender’s share thereof (the “Register”).  The Borrower, the Administrative Agent and the Lenders shall treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof (and the entries in the Register shall be conclusive for such purposes), and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment and Assumption effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 11.06(b)(v).  Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.  Solely for the purposes of maintaining the Register and for tax purposes only the Administrative Agent shall be deemed to be acting on behalf of the Borrower.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice provided that each Lender shall be provided only with those parts of the Register that relate to its Loans.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.06(b)(ii)(B) and any written consent to such assignment required by Section 11.06(b)(i), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Participations.

(i)           Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than the Borrower, Holdings, any of its Subsidiaries or any of their respective Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments, Loans or in any other Obligation); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of Section 11.01 and (2) directly affects such Participant.  Subject to Section 11.06(c)(ii) below, the Borrower agrees that each Participant shall be entitled to the benefits and subject to the obligations of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01 shall be delivered to the participating Lender).

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(ii)           A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(iii)          Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Certain Other Assignments.  In addition to any other assignment permitted pursuant to this Section 11.06, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System of the United States (or any successor) and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided, further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.  The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this Section 11.06(d).

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11.07      Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided, that in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

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11.08      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

11.09      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10      Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 5 of the Amendment and Restatement Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

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11.12      Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13      Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)            the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b)(ii)(B);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.01 or Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a material claim for compensation under Section 3.04 or material payments required to be made pursuant to Section 3.01, such assignment will result in a material reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  In the event any replaced Lender fails to execute the agreements required under Section 11.06 in connection with an assignment pursuant to this Section 11.03, such Lender shall be deemed to have executed such agreements two (2) Business Days following notice by the Borrower to such Lender of such failure.

114

11.14      Governing Law; Jurisdiction; Etc.  (a)  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.02; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)           WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

115

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.15      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each Transaction contemplated hereby, the Borrower and Holdings each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that:  (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and each of the Borrower and Holdings is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transaction contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each of the Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, Holdings or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent or either of the Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or Holdings with respect to the Transaction contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arrangers has advised or is currently advising the Borrower, Holdings or any of their respective Affiliates on other matters) and none of the Administrative Agent or either of the Arrangers has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the Transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent or either of the Arrangers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the Transaction contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Borrower and Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

116

11.17      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

11.18      Time of the Essence.   Time is of the essence of the Loan Documents.

11.19      ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.20      Delivery of Lender Addenda.  Each Lender (other than any Lender whose name appears on the signature pages to this Agreement) shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender.

11.21      Agents; Arrangers.  Notwithstanding anything herein to the contrary, none of the Persons named on the cover page of this Agreement as a Joint Lead Arranger and Joint Book Runner or as the Documentation Agent shall have any duties or obligations under this Agreement except in its capacity as a Lender, but all such Persons, as a Lender, shall have the benefit of the indemnities provided for hereunder.  Without limiting the foregoing, none of such Persons shall have or be deemed to have a fiduciary relationship with any Lender as a result of this Agreement.  Each Lender hereby makes the same acknowledgements with respect to the relevant Persons in their respective capacities as Joint Lead Arranger and Joint Book Runner, as the Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in Section 11.16 above.

117

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

SPANSION LLC, a Delaware limited liability company

By:
Name:
Title:

GUARANTORS:

SPANSION INC., a Delaware corporation

By:
Name:
Title:

SPANSION TECHNOLOGY LLC, a Delaware limited liability company

By:
Name:
Title:

118

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arranger, Joint Book Runner and Documentation Agent

By:
Name:
Title:

119

ANNEX 2

EXHIBITS TO
RESTATED TERM LOAN AGREEMENT

[See next page.]

EXHIBIT A

FORM OF
COMMITTED LOAN NOTICE

Date:  ___________, _____

To:           Barclays Bank PLC, as the Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012 (the terms defined therein being used herein as therein defined), among SPANSION LLC, a Delaware limited liability company, as the Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as the Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as the Administrative Agent and the Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as the Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners.

The undersigned hereby requests (select one):

☐ A Borrowing	☐ A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

[Type of Loan requested:  Base Rate Loan or Eurodollar Rate Loan]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

SPANSION LLC

By:
Name:
Title:

Commited Loan Notice

A-1

EXHIBIT B

FORM OF
TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                     or registered assigns permitted by the Agreement (as hereinafter defined) (the “Lender”), in accordance with the provisions of the Agreement, the principal amount of                              DOLLARS ($                          ), such principal amount being equal to the amount of a Loan made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of December 13, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, Spansion Inc., a Delaware corporation, Spansion Technology LLC, a Delaware limited liability company, each lender from time to time party thereto, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book Runners.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender as provided in the Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid as provided in the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  If one or more of the Events of Default specified in the Agreement occurs and is continuing, all amounts then remaining unpaid on this Note shall become under certain circumstances, or may be declared to be, immediately due and payable, all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Term Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SPANSION LLC,
a Delaware limited liability company

By:
Name:
Title:

Form of Term Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Term Note

EXHIBIT C

[RESERVED]

EXHIBIT D

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]0F1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]1F2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2F3 hereunder are several and not joint.]3F4  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.             Assignor[s]:

2.             Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.             Borrower:               SPANSION LLC, a Delaware limited liability company

4.             Administrative Agent:        BARCLAYS BANK PLC, as the administrative agent under the Credit Agreement

5.             Credit Agreement:        Amended and Restated Credit Agreement, dated as of December 13, 2012, among the Borrower, Spansion Inc., Spansion Technology LLC, each lender from time to time party thereto, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book Runners.

6.             Assigned Interest[s]:

Assignor[s]4F5	Assignee[s]5F6	Aggregate Amount of Commitment for all Lenders6F7	Amount of Commitment Assigned	Percentage Assigned of Commitment7F8	CUSIP Number

		$______________	$_________	_________%
		$______________	$_________	_________%
		$______________	$_________	_________%

[7.            Trade Date:                                                                         8F9

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

8.              Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]9F10 Accepted:

BARCLAYS BANK PLC, as
Administrative Agent

By:
Title:

[Consented to:]10F11

SPANSION LLC

By:
Title:

 10 To be added for Administrative Agent only if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

11 To be added unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

SPANSION LLC CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the Transaction contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the Transaction contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF GUARANTY
GUARANTY AGREEMENT

This GUARANTY AGREEMENT, dated as of December 13, 2012 (this “Agreement”), is made by each Subsidiary (as defined in the Credit Agreement (as defined below)) of each of Spansion Inc., a Delaware corporation (“Holdings”), and Spansion Technology LLC, a Delaware limited liability company (“Spansion Technology”), listed on the signature pages hereof (such Subsidiaries, together with any Additional Guarantors which hereafter become a party to this Agreement pursuant to Section 5.06, are collectively referred to as the “Guarantors” and each individually as a “Guarantor”), in favor of Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for each of the Secured Parties.

RECITALS

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among Spansion LLC, a Delaware limited liability company (the “Borrower”), Holdings, Spansion Technology, the Lenders party thereto from time to time, Barclays Bank PLC, as the Administrative Agent and the Collateral Agent, and the other Loan Documents referred to therein, the Lenders and the other Secured Parties have agreed to make Loans to or for the benefit of the Borrower;

WHEREAS, the obligations of the Lenders to make Loans to or for the benefit of the Borrower under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor;

WHEREAS, each Guarantor is engaged in a business which is related to the business of the Borrower and will derive substantial direct and indirect benefits from the Credit Agreement and the Loans to be made or issued thereunder by the Lenders to or for the benefit of the Borrower and the other financial accommodations to the Borrower and its Subsidiaries as may be made available by the other Secured Parties; and

WHEREAS, each Guarantor is willing to guarantee the Obligations of the Borrower as hereinafter provided in order to obtain such benefits;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Secured Party, as follows:

Guaranty Agreement

ARTICLE 1
Definitions

Section 1.01.  Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

•	“Additional Guarantors” is defined in Section 5.06(b).

•	“Administrative Agent” is defined in the preamble.

•	“Agreement” is defined in the preamble.

•	“Borrower” is defined in the first recital.

•	“Credit Agreement” is defined in the first recital.

•	“Guaranteed Obligations” is defined in Section 2.01.

•	“Guarantor” and “Guarantors” are defined in the preamble.

•	“Holdings” is defined in the preamble.

•	“Intercompany Note” has the meaning provided in the Security Agreement.

•	“Post Petition Interest” is defined in Section 2.04(b)(ii).

•	“Subordinated Obligations” is defined in Section 2.04(b).

•	“Termination Date” has the meaning provided in the Security Agreement.

Section 1.02.  Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meaning provided in the Credit Agreement.

Section 1.03.  Other Interpretive Provisions.  The rules of construction in Sections 1.02 to 1.06 of the Credit Agreement shall be equally applicable to this Agreement.

ARTICLE 2
Guarantee

Section 2.01.  Guarantee; Limitation Of Liability.  (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and all Obligations of each other Guarantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments, amendments and restatements, replacements or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (the Obligations of the Borrower and the other Guarantors guaranteed by each Guarantor being the “Guaranteed Obligations” of such Guarantor), and agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document.  Without limiting the generality of the foregoing, each Guarantor’s Obligations hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations of such Guarantor and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Guaranty Agreement

(b)   Each Guarantor, and the Administrative Agent, for itself and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Law to the extent applicable to this Agreement and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.

(c)   Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Agreement, such Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.02.  Guarantee Absolute.  Each Guarantor guarantees that the Guaranteed Obligations of such Guarantor will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  The Obligations of each Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  This Agreement is a present and continuing, absolute and unconditional guarantee of payment when due, and not of collection, by each Guarantor jointly and severally with each other Guarantor of the Obligations of the Borrower or any other Guarantor.  The liability of each Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

Guaranty Agreement

(a)   any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)   any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)   any taking, exchange, release, subordination or non-perfection of any Collateral or any other collateral, or any taking, release, subordination or amendment or waiver of, or consent to departure from, any other guarantee, for all or any of the Guaranteed Obligations;

(d)   any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations of any Loan Party, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)   any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding under Debtor Relief Laws affecting the Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

(f)    the existence of any claim, setoff or other right which any Guarantor may have at any time against any Loan Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction;

(g)   any provision of applicable Law purporting to prohibit the payment or performance by any Loan Party of any of the Obligations of such Loan Party;

(h)   any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(i)    the failure of any other Person to execute or deliver this Agreement or any other guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(j)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, other than payment and performance of the Obligations of such Loan Party when due.

Section 2.03.  Waivers And Acknowledgments.

(a)   Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

Guaranty Agreement

(b)   Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)   Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)   Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Agreement, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives, to the extent permitted by applicable Law, any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Law.

(e)   Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.02 and this Section 2.03 are knowingly made in contemplation of such benefits.

Section 2.04.  Subordination.  (a) Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Guarantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution (pursuant to Section 2.01(c) or otherwise) or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Guarantor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right without the prior written consent of the Administrative Agent, unless and until the Termination Date has occurred.

Guaranty Agreement

(b)   Each Guarantor hereby agrees that any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party, including pursuant to Section 2.01(c) (collectively, the “Subordinated Obligations”), are hereby subordinated to the prior payment in full in cash of the Obligations of such other Loan Party under the Loan Documents to the extent and in the manner hereinafter set forth in this Section 2.04(b):

(i)    Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees in writing, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(ii)   In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that unless the Administrative Agent otherwise agrees in writing the Secured Parties shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) of each other Loan Party before such Guarantor receives payment of any Subordinated Obligations of such other Loan Party.

(iii)  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of any Subordinated Obligations due to such Guarantor from any other Loan Party as trustee for the Secured Parties and deliver such payments to the Administrative Agent for application to the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

(iv)  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (A) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to such Guarantor and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (B) to require any Guarantor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to such Guarantor and (2) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Guaranty Agreement

(c)   If any amount shall be paid to any Guarantor in violation of this Section 2.04 at any time prior to the Termination Date for such Guarantor, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising.

(d)   If the Termination Date for the Borrower shall have occurred, the Administrative Agent will, at any Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from any payment made by such Guarantor pursuant to this Agreement.

Section 2.05.  Payments Free And Clear of Taxes, Etc.  (a) Any and all payments made by any Guarantor under or in respect of this Agreement or any other Loan Document shall be made, in accordance with Section 3.01 of the Credit Agreement, free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required by any Laws to deduct any Indemnified Taxes (including Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05), each of the Administrative Agent or Secured Party, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Law.

(b)   Without limiting the provisions of subsection (a) above, each Guarantor shall timely pay any Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement and the other Loan Documents to the relevant Governmental Authority in accordance with Law.

(c)   Each Guarantor shall indemnify the Administrative Agent and each Secured Party, within 10 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted or attributable to amounts payable under this Section) paid by the Administrative Agent or such Secured Party as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Guarantor by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.

Guaranty Agreement

(d)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

ARTICLE	3
Representations And Warranties

Section 3.01.  Credit Agreement Representatives And Warranties. Each Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrower, Holdings and Spansion Technology with respect to, and to the extent applicable to, such Guarantor.

Section 3.02.  No Conditions Precedent. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

Section 3.03.  Independent Credit Analysis. Each Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

ARTICLE 4
Covenants

Section 4.01.  Credit Agreement Covenants.  Each Guarantor covenants and agrees that until the Termination Date for such Guarantor, it will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement on its or their part to be performed or observed or that the Borrower, Holdings or Spansion Technology has agreed to cause such Guarantor to perform or observe.

Section 4.02.  Separateness Covenants.  Each Guarantor covenants and agrees that until the Termination Date for such Guarantor it shall not:

(a)   fail to pay its debts and liabilities from its own funds;

(b)   fail to use reasonable efforts to correct any known misunderstanding of any other Person actually known to it regarding its separate legal identity;

Guaranty Agreement

(c)   fail to maintain its records, books of accounts, bank accounts and financial statements separate and apart from those of any other Person (except that the financial position, assets, results of operations and cash flows of each Guarantor may be included in the consolidated financial statements of an Affiliate in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that each of the Guarantors and such Affiliate are separate legal entities), and use stationery, invoices and checks bearing its own name;

(d)   commingle its funds or assets with those of any other Person;

(e)   fail to hold its assets in its own name;

(f)    fail to observe at all times faithfully and fully all corporate, limited liability company or limited partnership formalities, as applicable;

(g)   fail to hold itself out as being separate and apart from any Affiliates and any other Person, and conduct its business in its own name;

(h)   fail to observe at all times faithfully and fully its formal legal requirements as a separate legal entity;

(i)    hold itself out to be responsible for the debts of another Person or assume or Guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except as contemplated by this Agreement or as otherwise permitted by the Credit Agreement; or

(j)    fail to hold itself out to the public as a legal entity separate and distinct from any other Person, or conduct its business in order not to (i) mislead others as to the identity with which such other party is transacting business, or (ii) suggest that such Guarantor is responsible for the debts of any other Person.

ARTICLE 5
Miscellaneous Provisions

Section 5.01.  Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

Section 5.02.  No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by the Law.

Section 5.03.  Right Of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final in whatever currency) at any time held and other obligations  (in whatever currency) at any time owing by, such Secured Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Documents to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such Obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Secured Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or their respective Affiliates may have.  Each Secured Party agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

Guaranty Agreement

Section 5.04.  Indemnification. (a) Without limitation of any Guarantor’s obligation to guarantee the Borrower’s reimbursement and indemnification Obligations under Section 11.04 of the Credit Agreement, each Guarantor shall independently indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party as and to the extent provided in Section 11.04 of the Credit Agreement.

(b)   Each Guarantor hereby also agrees that none of the Indemnitees shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact, and each Guarantor hereby agrees not to assert any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the Loans, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c)   All amounts due under this Section 5.04 shall be payable not later than thirty days after demand therefor.

(d)   Without prejudice to the survival of any of the other agreements of any Guarantor under this Agreement or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 2.01(a) (with respect to enforcement expenses), the last sentence of Section 2.02, Section 2.05 and this Section 5.04 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Agreement.

Section 5.05.  Continuing Guarantee; Reinstatement. (a) This Agreement is a continuing agreement and shall (i) remain in full force and effect with respect to each Guarantor until the Termination Date for such Guarantor, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.

Guaranty Agreement

(b)   This Agreement shall continue to be effective or be reinstated, as the case may be, with respect to a Guarantor if at any time any payment of any of the Guaranteed Obligations of such Guarantor is rescinded or must otherwise be returned by any Secured Party or any other Person in connection with the insolvency, bankruptcy, reorganization or other similar proceedings affecting the Borrower or any other Loan Party under Debtor Relief Laws or otherwise, all as though such payment had not been made.

(c)   The Obligations of a Guarantor under this Agreement shall terminate on the Termination Date for such Guarantor.

Section 5.06.  Amendments, etc.; Additional Guarantors; Successors and Assigns.  (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)   Upon the execution and delivery by any Person of a Joinder Agreement, such Person shall be referred to as an “Additional Guarantor” and shall be and become a Guarantor, and each reference in this Agreement to “Guarantor” shall also mean and be a reference to such Additional Guarantor.

(c)   This Agreement shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors, transferees and assigns; provided, however, that no Guarantor may assign its obligations hereunder without the prior written consent of the Administrative Agent.

Section 5.07.  Addresses for Notices; Parent and Borrower as Representative.  (a) All notices and other communications provided for hereunder shall be made in accordance with Section 11.02 of the Credit Agreement (with any notice to a Guarantor being delivered to such Guarantor in care of Holdings).  All such notices and other communications shall be deemed to be given or made at the times provided in Section 11.02 of the Credit Agreement.

(b)   Each Guarantor hereby appoints Holdings and/or the Borrower to act as the representative for such Guarantor for purposes of delivering and receiving notices on behalf of such Guarantor under, and confirming the consent of such Guarantor and otherwise authorizing and delivering supplements and amendments to, the Loan Documents to which such Guarantor is a party on behalf of such Guarantor, including, without limitation, pursuant to a Perfection Certificate supplement.

Section 5.08.  Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

Section 5.09.  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Guaranty Agreement

Section 5.10.  Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 5.11.  GOVERNING LAW, ETC.  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)   SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH ADDITIONAL GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Guaranty Agreement

(c)   EACH ADDITIONAL GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)   EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.07.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 5.12.  Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.13. Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows]

Guaranty Agreement

IN WITNESS WHEREOF, each Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SPANSION INTERNATIONAL, INC.

By:
Name:
Title:

SPANSION INTERNATIONAL TRADING, INC.

By:
Name:
Title:

Form of Guaranty

E-1

EXHIBIT F

FORM OF AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[See Exhibit 10.3]

EXHIBIT G

FORM OF MORTGAGE
DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT
(INCLUDING FIXTURE FILING)
([      11F1] County, [       1F2])

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT (WITH FIXTURE FILING) (this “Deed of Trust”), effective as of the ___ day of ______________, 201__, by [    13F3], a[       14F4] (“Grantor”), whose address for notice hereunder is [      15F5], to [        16F6], a [       17F7], Trustee (hereinafter referred to in such capacity as “Trustee”), whose address is [          18F8], for the benefit of BARCLAYS BANK PLC in the capacity as Collateral Agent for the Lenders, whose address is 745 Seventh Avenue, 27th Floor, New York, NY  10019.

WITNESSETH:

ARTICLE 1.
Definitions

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Agreement.  As used herein, the following terms shall have the following meanings:

(a)           Beneficiary:  Barclays Bank PLC, in the capacity as Collateral Agent for the Lenders, together with any successor agent under the Credit Agreement.

(b)           Buildings:  Any and all buildings, covered garages, utility sheds, workrooms, air conditioning towers, open parking areas, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

1 Insert the county where the Mortgaged Property is located.

2 Insert the state where the Mortgaged Property is located.

3 Insert the name of the entity that holds rights to the Mortgaged Property.

4 Insert the jurisdiction of organization of the Grantor and the entity type of the Grantor (i.e. a California limited liability company).

5 Insert the address of the Grantor.

6 Insert the name of the Trustee for the Mortgaged Property.

7 Insert the jurisdiction of organization and the entity type of the Trustee, if applicable (i.e. a California corporation).

8 Insert the address of the Trustee.

(c)           Credit Agreement:  The Amended and Restated Credit Agreement dated as of December 13, 2012, among Spansion LLC, as the Borrower, Spansion Inc., and Spansion Technology LLC, as the Guarantors, Barclays Bank PLC, as the Administrative Agent and the Collateral Agent, and the Lenders party thereto relating to loans to Borrower in an aggregate amount up to $220,000,000.

(d)           Event of Default:  The phrase “Event of Default” shall have the meaning given thereto in the Credit Agreement.

(e)           Fixtures:  All fixtures, systems, machinery, materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor that are both now or hereafter attached or affixed to, installed or situated in any of the Buildings or on the Land and used in connection with the Buildings or the Land, including, without limitation, water, utility gas, electrical, storm, sanitary sewer facilities from the point of connection with the utility service providers’ service delivery facilities, and whether or not situated on easements, all of which are hereby declared to be permanent accessions to the Land.

(f)           Grantor:  The above defined Grantor, and any and all subsequent owners of the Mortgaged Property or any part thereof.

(g)           Guarantors (individually and/or collectively, as the context may require):  Spansion Inc., a Delaware corporation, Spansion Technology LLC, a Delaware limited liability company, such other Guarantors as described in the Credit Agreement, and any other person executing a Guaranty.

(h)           Guaranty (individually and/or collectively, as the context may require):  All Guarantees (including the Guaranty of Spansion Inc. and Spansion Technology LLC set forth in the Credit Agreement) executed by any person in favor of Beneficiary, guaranteeing repayment or performance of any or all of the Loan Documents.

(i)           Impositions:  All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof.

(j)            Land:  The real estate or interest therein described on Exhibit “A” attached hereto, and all rights, titles and interests appurtenant thereto.

(k)           Leases:  Any and all leases, subleases, licenses, concessions or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, the Mortgaged Property, together with any guarantees, supplements, amendments, modifications, extensions and renewals and all other agreements, such as utility contracts, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property.

(l)            Lenders:  The financial institutions from time to time parties to the Credit Agreement, together with their respective successors and assigns.

(m)          Loan Documents:  The Loan Documents defined in the Credit Agreement including, without limitation, the Credit Agreement, the Security Agreement, the IP Security Agreements, the Account Control Agreements, this Deed of Trust, all UCC filings, the other Mortgages and all Guarantees.

(n)           Material Adverse Effect:  The term “Material Adverse Effect” shall have the meaning given thereto in the Credit Agreement.

(o)           Mortgaged Property:  The fee interest and all easement interests in the real property described in Exhibit A, including the Land, Buildings and Fixtures, together with the following described property, whether now owned or hereafter acquired by Grantor:

(i)            all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof; and

(ii)           all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and

(iii)          all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Buildings or Fixtures or any condemnation or taking (or any purchase in lieu thereof), including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Buildings and those for municipal utility district or other utility costs incurred in connection with the Land;

(iv)          all rights to utility availability applicable to the Land or the Buildings granted by any city, municipal utility district or other governmental or quasi-governmental authority;

(v)           all goods, accounts, inventory, general intangibles (including, without limitation, all trademarks, trade names and symbols), instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land or Buildings;

(vi)          all reserves, escrows or impounds required under any Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property;

(vii)         all Leases, (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits, letters of credit and other instruments of financial security;

(viii)        all of the Rents;

(ix)           all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, all plans and specifications, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, franchises, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property;

(x)            all property tax refunds payable with respect to the Mortgaged Property;

(xi)           all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor;

(xii)           all “green” attributes related to the above described property, including, without limitation, any and all credits, benefits, emission reductions, offsets and allowances, howsoever entitled, attributable to the energy generations from the Land, the Buildings or the Fixtures, the displacement of conventional energy generation and avoided emissions, and all reporting rights related thereto; and

(xiii)         all proceeds, products or profits of, or arising from, any of the foregoing.

As used in this Deed of Trust, the term “Mortgaged Property” shall be expressly defined as meaning all, or where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

(p)           Obligations:  All advances to, and debts, liabilities, obligations, covenants and duties of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  The scheduled maturity date of the Obligations is the date that is five (5) years after the effective date of this Deed of Trust; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(q)           Other Obligations:  Any and all of the covenants, warranties, representations and other obligations (other than to repay the Obligations) made or undertaken by Grantor, Guarantors or others to any Lender, Beneficiary, Trustee or others as set forth in the Loan Documents.

(r)            Permitted Encumbrances:  All (i) liens or other encumbrances on the Mortgaged Property to the extent shown in the Mortgage Policy related to the Mortgaged Property in favor of Beneficiary, (ii) Leases entered into in the ordinary course of business, and (iii) Liens permitted under Section 7.01 of the Credit Agreement.

(s)            Rents:  All of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property.

(t)            Utility Rights:  Any and all rights of Grantor to utility availability (including electricity, gas, propane, water, sanitary sewer, and drainage) applicable to the Land and Buildings granted or to be granted by any utility, municipal utility district, or any other Governmental Authority.

ARTICLE 2.
Grant

To secure the full and timely payment of the Obligations and the full and timely performance and discharge of the Other Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, with power of sale, the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, its successors and assigns, forever, for the benefit of Beneficiary, and Grantor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Mortgaged Property unto Trustee, for the benefit of Beneficiary, against every person whomsoever lawfully claiming or to claim the same or any part thereof subject, however, to the Permitted Encumbrances; provided, however, that if Grantor shall pay (or cause to be paid) the Obligations as and when the same shall become due and payable and shall have performed and discharged (or caused to be performed and discharged) all Other Obligations required to be performed and discharged at the time the Obligations are paid in full, then the Liens created by this Deed of Trust shall terminate, otherwise same shall remain in full force and effect.

ARTICLE 3.
Affirmative Covenants

Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

3.1           First Lien Status:  Grantor will protect the first lien status of this Deed of Trust.  Except for Permitted Encumbrances, Grantor will not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property with, any other Lien, regardless of whether same is allegedly or expressly inferior to the Lien created by this Deed of Trust, and, if any such Lien is asserted against the Mortgaged Property, Grantor will promptly, and at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released and (b) within five (5) days from the date Grantor obtains knowledge that such Lien is so asserted, give Beneficiary notice of such Lien.  Such notice shall specify who is asserting such Lien and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien.

3.2           Repair:  Grantor will keep the Mortgaged Property in first class order and condition and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.  Grantor will also use its best efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usage.  In instances where repairs, replacements, renewals, additions, betterments, improvements or alterations are required in and to the Mortgaged Property to prevent loss, damage, waste or destruction thereof, Grantor shall proceed to construct same, or cause same to be constructed.

3.3           [Intentionally Omitted]

3.4           [Intentionally Omitted]

3.5           Restoration Following Casualty:  If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to or loss or destruction of the Mortgaged Property in excess of $10,000,000, Grantor will give notice thereof to Beneficiary and, if so instructed by Beneficiary and subject to the terms and conditions of the Credit Agreement related to insurance matters, will promptly, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds (if any) shall be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.  Subject to the terms of the Credit Agreement, Beneficiary or Trustee is hereby authorized to collect all insurance and condemnation proceeds (or if no Event of Default exists, proceeds in excess of $10,000,000) in respect of Collateral directly and to apply or remit them as provided in Section 2.03(c)(ii) of the Credit Agreement.

3.6           Maintenance of Rights-of-Way, Easements, and Licenses:  Grantor will maintain, preserve and renew all rights-of-way, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged Property from time to time and will not, without the prior consent of Beneficiary, initiate, join in or consent to any private restrictive covenant or other public or private restriction imposing a material limitation to the use of the Mortgaged Property and shall otherwise comply with the terms of the Credit Agreement (including Section 7.01 thereto).

3.7           Execution of Leases:  Grantor shall not permit any Leases to be made of the Mortgaged Property if such action could reasonably be expected to result in a material adverse effect on the usefulness or fair market value of the Mortgaged Property.

ARTICLE 4.
Negative Covenants

Grantor hereby covenants and agrees with Beneficiary that, until the entire Obligations shall have been paid in full and all of the Other Obligations shall have been fully performed and discharged:

4.1           Use Violations:  Grantor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any Laws, (b) may be dangerous unless safeguarded as required by all Laws or (c) constitutes a public or private nuisance, in each case such as could reasonably be expected to have a Material Adverse Effect.

4.2           Waste:  Grantor will not commit or permit any waste of the Mortgaged Property such as could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

ARTICLE 5.
[INTENTIONALLY OMITTED]

ARTICLE 6.
Remedies and Foreclosure

6.1           Remedies:  If an Event of Default shall occur, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)           Acceleration:  Declare the Obligations to be immediately due and payable, without notice of intent to accelerate, notice of acceleration or any further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same become immediately due and payable.

(b)           Entry on Mortgaged Property:  Enter upon the Mortgaged Property and take exclusive possession thereof and of all books and records relating thereto.  If Grantor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Beneficiary’s prior written consent thereto, Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible detainer, trespass to try title and writ of restitution.  Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

(c)           Operation of Mortgaged Property:  Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either by itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem necessary or desirable).

(d)           Foreclosure and Sale:  Sell or offer for sale the Mortgaged Property, or any interest or estate in the Mortgaged Property, in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction.  Beneficiary and Trustee shall comply with the requirements of applicable law as then in effect (or other applicable law) with regard to any such sale, the timing of such sale, the manner in which such sale shall be given, and the posting and giving of notice of such sale in such manner and to such persons as may be required thereunder.  The affidavit of any person having knowledge of the facts regarding such sale and the manner in which it was conducted shall be prima facie evidence of such facts.  At any such sale (i) it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale and shall have the right to credit upon the amount of its bid made, to the extent necessary to satisfy such bid, the Obligations owing to Beneficiary and any Loan Party.  Grantor hereby authorizes and empowers Trustee to execute and deliver to any purchaser of any portion of or interest in the Mortgaged Property a good and sufficient deed of conveyance thereof with covenants of general warranty binding on Grantor and its successors and assigns, as well as a bill of sale covering any Fixtures, with similar covenants of general warranty.  If at the time of sale, Grantor or any of its successors or assigns are occupying all or any portion of the Mortgaged Property, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be terminable at will, at a reasonable rental per day based upon the value of the Mortgaged Property, such rental to be due daily to the purchaser.  An action of forcible detainer shall lie if the tenant holds over after such purchaser makes demand in writing for possession of the Mortgaged Property.

(e)           Deficiency.  In the event the Mortgaged Property is sold at any foreclosure sale hereunder, and the proceeds thereof are not sufficient to satisfy all of the indebtedness secured hereby, then the holder of the indebtedness secured hereby may bring an action seeking recovery of such deficiency.  In such event, Grantor may have the right to request that a determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale be made.  Grantor and Beneficiary hereby agree that the following procedures shall be utilized in such an event, to the extent the same are not prohibited by applicable law.  In the event Grantor requests that the fair market value of the Mortgaged Property as of the date of the foreclosure sale be ascertained for purposes of determining the amount of any deficiency due after the sale of the Mortgaged Property, the fair market value of the Mortgaged Property as of the date of the foreclosure sale will be determined by an appraiser selected by Beneficiary, unless objection to such appraiser is made by Grantor within three (3) business days after receiving notice of the selection of such appraiser by Beneficiary.  In the event Grantor objects to the identity of the appraiser selected by Beneficiary, Grantor shall designate in writing, within three (3) business days after its objection, an appraiser which it finds satisfactory.  The fair market value of the Mortgaged Property for purposes of the deficiency action shall be the amount determined by the agreement of such two appraisers.  If such two appraisers are unable to agree on the fair market value of the Mortgaged Property, the two appraisers shall, within three (3) business days after failing to agree on such fair market value, agree upon a third appraiser who shall conduct an appraisal of the Mortgaged Property as of the date of the foreclosure sale, which appraisal shall be conclusive and binding upon Grantor and Beneficiary as to the fair market value of the Mortgaged Property as of the date of the foreclosure sale.  All costs of the appraiser selected by the Beneficiary shall be paid by Beneficiary, all costs of the appraiser selected by Grantor shall be paid by Grantor and all costs of the appraiser selected by the other two appraisers shall be split evenly between Grantor and Beneficiary.

(f)           Trustee or Receiver:  Upon, or at any time after, commencement of foreclosure of the Lien provided for herein or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, for appointment of a receiver of the Mortgaged Property and Grantor does hereby irrevocably consent to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Paragraph 6.8 hereinbelow.  Beneficiary’s rights hereunder include its rights under California Code of Civil Procedure Section 564, as amended from time to time.

(g)           Other:  Exercise any and all other rights, remedies and recourses granted under the Loan Documents (including without limitation those set forth in Articles 7 and 9 hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

6.2           Separate Sales and Installment Sales:  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

6.3           Remedies Cumulative, Concurrent and Nonexclusive:  Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Mortgaged Property, the Leases and the Rents, or any portion thereof) and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor, Guarantor or others obligated to repay amounts advanced pursuant to the Credit Agreement, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse and (d) are intended to be, and shall be, nonexclusive.

6.4           No Conditions Precedent to Exercise of Remedies:  Neither Grantor, Guarantor nor any other person hereafter obligated for payment of all or any part of the Obligations or fulfillment of all or any of the Other Obligations shall be relieved of such obligation by reason of (a) the failure of Trustee to comply with any request of Grantor, Guarantor or of any other person so obligated to foreclose the lien of this Deed of Trust or to enforce any provisions of the other Loan Documents, (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property, (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor, Guarantor or such other person, and in such event Grantor, Guarantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary or (d) by any other act or occurrence save and except the complete payment of the Obligations and the complete fulfillment of all of the Other Obligations.

6.5           Release of and Resort to Collateral:  Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Deed of Trust or its status as a first and prior Lien on Mortgaged Property.  For payment of the Obligations, Beneficiary may resort to any other security therefor held by Trustee in such order and manner as Beneficiary may elect.

6.6           WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS:  TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND RELEASES (A) ALL BENEFIT THAT MIGHT ACCRUE TO GRANTOR BY VIRTUE OF ANY PRESENT OR FUTURE LAW EXEMPTING THE MORTGAGED PROPERTY FROM ATTACHMENT, LEVY OR SALE ON EXECUTION OR PROVIDING FOR ANY APPRAISEMENT, VALUATION, STAY OF EXECUTION, EXEMPTION FROM CIVIL PROCESS, REDEMPTION OR EXTENSION OF TIME FOR PAYMENT, (B) ALL NOTICES OF ANY EVENT OF DEFAULT OR OF TRUSTEE’S ELECTION TO EXERCISE OR HIS ACTUAL EXERCISE OF ANY RIGHT, REMEDY OR RECOURSE PROVIDED FOR UNDER THE LOAN DOCUMENTS AND (C) ANY RIGHT TO A MARSHALLING OF ASSETS OR A SALE IN INVERSE ORDER OF ALIENATION.

6.7           Waiver of Statutory Rights:  Grantor specifically waives any rights it may have under California Civil Code Sections 2819 and 2822.

6.8           Discontinuance of Proceedings:  In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Other Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

6.9           Application of Proceeds:  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Mortgaged Property or the Leases shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the manner and order provided for under the Credit Agreement.

6.10           Waiver of Security:  In accordance with California Code of Civil Procedure Section 726.5 as such Section may be amended from time to time, Beneficiary may waive the security of this Deed of Trust as to any parcel of the Land that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any personal property which is Mortgaged Property attached to such parcel, and thereafter exercise against Grantor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Grantor to judgment, and any other rights and remedies permitted by law.  In the event Beneficiary elects, in accordance with California Code of Civil Procedure Section 726.5 to waive all or part of the security of this Deed of Trust and proceed against Grantor on an unsecured basis, the valuation of the real property, the determination of the environmentally impaired status of such security and any cause of action for a money judgment, shall, at the request of Beneficiary, be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq.  Such referee shall be an M.A.I. appraiser selected by Beneficiary and approved by Grantor, which approval shall not be unreasonably withheld or delayed.  The decision of such referee shall be binding upon both Grantor and Beneficiary, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.  Grantor shall pay all reasonable costs and expenses incurred by Beneficiary in connection with any proceeding under California Code of Civil Procedure Section 726.5 as such Section may be amended from time to time.

6.11         Environmental Provisions:  No limitations on Grantor’s personal liability shall (i) limit Beneficiary’s right in accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, to recover any costs, expenses, liabilities or damages, including attorneys’ fees and costs, incurred by Beneficiary and arising from any covenant, obligation, liability, representation or warranty, or any indemnity agreement given to Beneficiary, or any order, consent decree or settlement relating to the cleanup of Hazardous Materials or any other “environmental provisions” (as defined in such Section 736) relating to the Mortgaged Property or any portion thereof.

6.12         Notices:  Grantor hereby request that a copy of any notice of default and any notice of sale may be mailed to it at the address first set forth above or at such other address or addresses as Grantor may designate pursuant to Section 12.5 below.

ARTICLE 7.
Assignment of Leases and Rents

7.1           Assignment:  To further secure the full and timely payment of the Indebtedness and Obligations and the full and timely performance of the Other Obligations, Grantor hereby grants to Beneficiary a security interest in all the rights of the lessor and the landlord, and all of Grantor’s other rights, titles and interests, in, to and under the Leases, it being the intention of Grantor and Beneficiary that the conveyance and assignment in this sentence be presently and immediately effective, Grantor assigns and conveys to Beneficiary absolutely, not only as collateral, all present and future Rents that arise, accrue or are derived from the Mortgaged Property, whether or not pursuant to the Leases.  Grantor warrants the validity and enforceability of such assignment of Rents.  Beneficiary grants to Grantor a license to collect Rents (“License”) as long as no Event of Default has occurred and is continuing.  Grantor will apply all Rents to payment of the Indebtedness, Obligations, and Other Obligations.  If the Rents exceed the amount due with respect to the Indebtedness, Obligations, and Other Obligations, Grantor may retain the excess.  If an Event of Default has occurred and is continuing, Beneficiary may terminate the License and then, as Grantor’s agent, may rent the Mortgaged Property and collect all Rents.  Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the Mortgaged Property.  Beneficiary may exercise Beneficiary’s rights and remedies under this Article 7 without taking possession of the Mortgaged Property.  Neither the assignment in this Section 7.1 nor the receipt of Rents by Beneficiary shall effect a pro tanto payment of the Indebtedness, Obligations or Other Obligations, and such Rents shall be applied as provided in this Article 7.  No credit shall be given by Beneficiary for any Rents until the money constituting the Rents collected is actually received by Beneficiary; no such credit shall be given for any Rents collected or released after termination of the License, after foreclosure or after other transfer of the Mortgaged Property (or part thereof from which Rents are derived pursuant to this Deed of Trust) to Beneficiary or any other third party.

7.2           Covenants:  Grantor covenants with Beneficiary (a) to duly and punctually observe, perform and comply with any and all of the representations, warranties, covenants, agreements and obligations imposed upon the landlord in the Leases; (b) not to do or permit to be done anything to impair the security of any of the Leases; (c) that no rent reserved in any of the Leases has been or will be assigned, except as assigned hereby; (d) not to collect any of the Rents arising, accruing or to be derived from the Mortgaged Property more than thirty (30) days in advance of the time when the same become due under the terms of said Leases; (e) not to discount any future accruing Rents; (f) to maintain each of the Leases in full force and effect during the full term thereof (subject to the terms thereof); (g) to appear in and defend any action or proceeding arising under or in any manner connected with any of the Leases or the representations, warranties, covenants and agreements of the landlord thereunder or the other party or parties thereto; (h) not to execute or grant any other assignment of lease, assignment of rents or security interest relating to the Leases, the Rents or the Mortgaged Property or grant a security interest therein, except with prior written consent of Beneficiary; (i) to collaterally assign and transfer to Beneficiary, at the request of Beneficiary, any specific Leases upon any specific parts of the Mortgaged Property (said collateral assignment to be in form acceptable to Beneficiary); (j) to execute and deliver, at the request of Beneficiary, all such further assurances and assignments in the Mortgaged Property as Beneficiary shall from time to time reasonably require; and (k) if requested by Beneficiary, to deliver to Beneficiary executed counterparts of all Leases affecting the Mortgaged Property, regardless of whether such Leases were or are executed before or after the date hereof.

7.3           Payments to Beneficiary:  A demand on any tenant by Beneficiary for the payment of Rent shall be sufficient to warrant said tenant to make future payments of Rents to Beneficiary without the necessity of any consent by Grantor.

7.4           Rights of Beneficiary Upon Default:  Pursuant to the enforcement steps set forth in California Civil Code Section 2938(c), upon or at any time during the continuance of an Event of Default or upon the termination of the License, Grantor shall deliver to Beneficiary all amounts received by Grantor under the Leases and Beneficiary shall have the right to apply all amounts it receives with respect to the Leases (regardless of whether Beneficiary receives such amounts from Grantor, the tenants under the Leases or otherwise) to the payment, in any order, of one or more of the following:  (a) the cost of all alterations, renovations, repairs and replacements and expenses incident to taking and retaining possession of the Mortgaged Property and the management and operation thereof, (b) all taxes, charges, claims, assessments, water rents and any other liens and premiums for insurance maintained with respect to the Mortgaged Property, with interest on all such items, and (c) in the manner and to the items set forth in Paragraph 6.9 hereof.  Beneficiary may apply such amounts in such order of priority as to any of such items as Beneficiary in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding.

7.5           Further Assurances; Power of Attorney:  Grantor, upon Beneficiary’s request, shall execute, acknowledge and deliver and/or file such further instruments and do such further acts as may be reasonably necessary, desirable or proper to effectuate the intent and purposes of this Article 7.  For example only, if Beneficiary desires to have the tenant under any particular Lease make payments under such Lease directly to Beneficiary, then, at Beneficiary’s request, Grantor shall join with Beneficiary in the execution and delivery of a letter to such tenant notifying such tenant of Beneficiary’s interest in such Lease and instructing such tenant to make all future payments under such Lease directly to Beneficiary.  Grantor does hereby irrevocably constitute Beneficiary and any successor thereto, with the full power of substitution, as its true and lawful attorney-in-fact and agent with full power and authority to act in its name, place and stead in the execution, acknowledgment, swearing to, delivery, filing and recording of any instrument or other document, or for the taking of any other action which Beneficiary deems reasonably necessary, desirable or proper to carry out more effectively the intent and purposes of this Article 7.  The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, disability, dissolution, liquidation or other termination of Grantor and shall be binding on all successors and assigns of Grantor.

7.6           Effect of Foreclosure:  Any foreclosure of this Deed of Trust or any other lien securing payment of the Obligations, or the execution and delivery of any deed in lieu of any such foreclosure, shall not terminate any of the Leases, but rather such Leases shall remain in full force and effect; provided, however, the person or entity who acquires the Mortgaged Property (or any applicable portion thereof) at such foreclosure sale or by deed in lieu of such foreclosure shall have the right to terminate any or all of such Leases relating to the portion of the Mortgaged Property so acquired by giving written notice thereof to the applicable tenants within sixty (60) days after the date of such acquisition.

7.7           INDEMNITY:  BENEFICIARY SHALL NOT BE OBLIGATED TO PERFORM OR DISCHARGE, NOR DOES IT HEREBY UNDERTAKE TO PERFORM OR DISCHARGE, ANY OBLIGATION, DUTY OR LIABILITY UNDER THE LEASES, OR UNDER OR BY REASON OF THIS DEED OF TRUST, AND GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY BENEFICIARY FOR AND TO HOLD BENEFICIARY HARMLESS OF AND FROM ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH IT MAY OR MIGHT INCUR UNDER ANY OF THE LEASES OR UNDER OR BY REASON OF THIS ARTICLE 7 AND OF AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST IT BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY OF THE LEASES OR THIS DEED OF TRUST, EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY.  SHOULD BENEFICIARY INCUR ANY SUCH LIABILITY, LOSS OR DAMAGE UNDER ANY OF THE LEASES OR UNDER OR BY REASON OF THIS ARTICLE 7, OR IN THE DEFENSE OF ANY SUCH CLAIMS OR DEMANDS, THE AMOUNT THEREOF, INCLUDING ALL COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE SECURED HEREBY, AND GRANTOR SHALL REIMBURSE BENEFICIARY THEREFOR (WITH INTEREST THEREON AT THE DEFAULT RATE) IMMEDIATELY UPON DEMAND.

7.8           Termination.  Upon payment in full of the Indebtedness, Obligations and Other Obligations, the delivery and recording of a release, satisfaction or discharge of the Deed of Trust duly executed by Beneficiary and a re-assignment of the Rents and other income and receipts from the Mortgaged Property to Grantor, the assignment in Section 7.1 of this Deed of Trust shall terminate, become null and void and shall be of no further force and effect.

ARTICLE 8.
Condemnation

8.1           General:  Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation of the Mortgaged Property, Grantor shall notify Trustee and Beneficiary of such fact.  Grantor shall then, if requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust.  Grantor may be the nominal party in such proceeding but Beneficiary shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Grantor will deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation.  If the Mortgaged Property is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, any award or settlement payable to Grantor by virtue of its interest in the Mortgaged Property (or if no Event of Default exists, any award or settlement in excess of $10,000,000) shall be, and by these presents is, assigned, transferred and set over unto Beneficiary to be held by it, in trust, subject to the Lien of this Deed of Trust, and disbursed as follows:

(a)           if (i) all of the Mortgaged Property is taken, (ii) so much of the Mortgaged Property is taken, or the Mortgaged Property is so diminished in value, that the remainder thereof cannot (in Beneficiary’s reasonable judgment) continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution, (iii) an Event of Default shall have occurred, or (iv) the Mortgaged Property is partially taken or diminished in value and (in Beneficiary’s judgment) need not be rebuilt, restored or repaired in any manner, then in any such event the entirety of the sums so paid to Beneficiary shall be applied by it in the order recited in Paragraph 8.2 hereinbelow; or

(b)           if (i) only a portion of the Mortgaged Property is taken and the portion remaining can (in Beneficiary’s reasonable judgment), with rebuilding, restoration or repair, be profitably operated for the purpose referred to in Paragraph 8.1(a)(ii) hereinabove, (ii) none of the other facts recited in Paragraph 8.1(a) hereinabove exists, (iii) Grantor shall deliver to Beneficiary plans and specifications for such rebuilding, restoration or repair acceptable to Beneficiary, which acceptance shall be evidenced by Beneficiary’s written consent thereto, and (iv) Grantor shall thereafter commence the rebuilding, restoration or repair and complete same, all in substantial accordance with the plans and specifications and within twelve (12) months after the date of the taking or diminution in value and shall otherwise comply with Paragraph 3.2 hereinabove, then such sums shall be paid to Grantor to reimburse Grantor for money spent in the rebuilding, restoration or repair; otherwise same shall be applied by Beneficiary in the order recited in Paragraph 8.2 hereinbelow.

8.2           Application of Proceeds:  All proceeds received by Beneficiary with respect to a taking or a diminution in value of the Mortgaged Property shall be applied in the following order of priority:

(a)           first, to reimburse Trustee or Beneficiary for all costs and expenses, including reasonable attorneys’ fees, incurred in connection with collection of the said proceeds;

(b)           thereafter, the balance, if any, shall be applied in the order of priority recited in Paragraph 6.9 hereinabove; provided, however, that if such proceeds are required under Paragraph 8.1(b) hereinabove to be applied to the rebuilding, restoration or repair of the Mortgaged Property, the provisions of Paragraph 6.07(b) of the Credit Agreement shall determine the conditions precedent for utilizing such proceeds for such purpose and the manner for distributing such proceeds.

ARTICLE 9.
Fixtures

9.1           Security Interest:  This Deed of Trust (a) shall be construed as a deed of trust on real property and (b) shall also constitute and serve as a “security agreement” on the Fixtures, general intangibles and any other part of the Mortgaged Property that constitutes personal property collateral (collectively, “Personal Property Collateral”), within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Article 2 hereinabove, a first and prior security interest under, the California Uniform Commercial Code with respect to the Personal Property Collateral.  To this end, Grantor has granted, bargained, conveyed, assigned, transferred and set over, and by these presents does grant, bargain, convey, assign, transfer and set over, unto Beneficiary, a first and prior security interest and all of Grantor’s right, title and interest in, to, under and with respect to the Personal Property Collateral to secure the full and timely payment of the Obligations and the full and timely performance and discharge of the Other Obligations.

9.2           Uniform Commercial Code Remedies:  Beneficiary shall have all the rights, remedies and recourses with respect to the Personal Property Collateral afforded to it by the aforesaid California Uniform Commercial Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents.

9.3           Fixture Filing:  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the California Uniform Commercial Code.  Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof.  For purposes of the security interest herein granted, the respective addresses of Debtor (Grantor) and Secured Party (Beneficiary) are set forth in the opening recital of this Deed of Trust.  This Deed of Trust covers goods that are or are to become fixtures and is to be filed in the real estate records where the Land and Buildings are located.  Grantor is the record owner of the Land and Buildings to which the fixtures will be affixed.

ARTICLE 10.
Concerning the Trustee

10.1         No Required Action:  Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to him against any and all costs, expense and liability arising therefrom.  Trustee shall not be responsible for the execution, acknowledgement or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the Lien purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

10.2         Certain Rights:  With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions:  (a) to select, employ and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (c) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith and (d) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder.  Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property, except for Trustee’s or such person’s gross negligence or bad faith.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due hereunder to Trustee and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

10.3         Retention of Monies:  All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder.

10.4         Successor Trustees:  Trustee may resign by the giving of notice of such resignation in writing to Beneficiary.  If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee.  Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of the corporation.  Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.

10.5         Perfection of Appointment:  Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such new Trustee such estates, rights, powers and duties, then, upon request by such Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

10.6         Succession Instruments:  Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by such Trustee to the successor Trustee so appointed in its or his place.

10.7         No Representation by Trustee or Beneficiary:  By accepting or approving anything required to be observed, performed or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including (but not limited to) any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Trustee or Beneficiary.

ARTICLE 11.
State Law Provisions

11.1         Beneficiary Reimbursement:  Any payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (a) become a part of the Obligations secured by this Deed of Trust, (b) bear interest at the Applicable Rate from the date such payments are made or funds expended or advanced, (c) become due and payable by Grantor upon demand therefor by Beneficiary, and (d) bear interest at the Default Rate from the date of such demand.  Failure to reimburse Beneficiary upon such demand shall constitute an Event of Default.

11.2         Acceptance by Trustee:  Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

11.3         Waiver of Trial by Jury:  TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY AS TO ANY MATTER ARISING OUT OF OR CONCERNING THE SUBJECT MATTER OF THIS DEED OF TRUST.

11.4         Fees and Expenses:  If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Grantor, the Mortgaged Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Grantor shall reimburse Beneficiary for all reasonable expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit be commenced, and the same shall be reimbursed to Beneficiary in accordance with Subparagraph 11.1 hereof.

ARTICLE 12.
Miscellaneous

12.1         Beneficiary’s Right to Perform the Obligations:  If Grantor shall fail, refuse or neglect to make any payment or perform any act required by this Deed of Trust then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon the Land and into the Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property, as it may deem necessary or appropriate.  If Beneficiary shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof.  Similarly, in making any payments to protect the security intended to be created by this Deed of Trust, Beneficiary shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.  GRANTOR SHALL INDEMNIFY BENEFICIARY FOR ALL LOSSES, EXPENSES, DAMAGE, CLAIMS AND CAUSES OF ACTION, INCLUDING REASONABLE ATTORNEYS’ FEES, INCURRED OR ACCRUING BY REASON OF ANY ACTS PERFORMED BY BENEFICIARY PURSUANT TO THE PROVISIONS OF THIS PARAGRAPH OR BY REASON OF ANY OTHER PROVISION IN THIS DEED OF TRUST, EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY.  All sums paid by Beneficiary pursuant to this Paragraph, and all other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the maximum rate allowed by law from the date of such payment or expenditure, shall be deemed made at the instance of Grantor, shall constitute additions to the Obligations, shall be secured by the Liens created by this Deed of Trust and shall be paid by Grantor to Beneficiary upon demand.  Interest under this Paragraph shall be computed at the Default Rate.

12.2         Survival of Other Obligations:  Each and all of the Other Obligations shall survive the execution and delivery of the Loan Documents, and the consummation of the loan called for therein, and shall continue in full force and effect until the Obligations shall have been paid in full.

12.3         Further Assurances:  Grantor, upon the request of Trustee, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Deed of Trust and to subject to the Liens hereof any property intended by the terms hereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

12.4         Recording and Filing:  Grantor will cause this Deed of Trust and all amendments, modifications and supplements hereto and substitutions herefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

12.5         Notices:  All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram or by overnight courier.  Notice so mailed shall be effective upon its deposit.  Notice given in any other manner shall be effective only if and when received by the addressee.  For purposes of notice, the addresses of the parties shall be as set forth in and the opening recital of this Deed of Trust; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

12.6         Compliance with Usury Laws:  Reference is hereby made to the provisions of the Credit Agreement regarding compliance with usury laws.  Such provisions are hereby incorporated herein by this reference.

12.7         No Waiver:  Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provision or condition thereof and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions and conditions.

12.8         [Intentionally Omitted]

12.9         Covenants Running with the Land:  All Other Obligations contained in this Deed of Trust are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property until this Deed of Trust is released by Beneficiary.

12.10       Successors and Assigns:  All of the terms of this Deed of Trust shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

12.11       Severability:  If any provision of this Deed of Trust or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Deed of Trust in which such provision is contained nor the application of such provision to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

12.12       Modification:  The Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated.  The Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.  Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

12.13       Release:  If all the Obligations has been paid and all the Other Obligations required to have been performed at such time have been performed, then the Lien created by this Deed of Trust shall be released by Beneficiary upon request of Grantor, at Grantor’s cost and expense, by instrument reasonably satisfactory to Beneficiary.

12.14       Applicable Law:  THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF [     19F20] FROM TIME TO TIME IN EFFECT, WITHOUT GIVING AFFECT TO ITS CHOICE OF LAW PRINCIPLES.

12.15       Headings:  The Article, Paragraph and Subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Paragraphs or Subparagraphs.

12.16       Gender and Plurals:  In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural, and conversely.

12.17       Credit Agreement:  Reference is hereby made for all purposes to the Credit Agreement.  In event of a conflict between the terms and provisions hereof and the Credit Agreement, this Deed of Trust shall govern.

12.18       Entire Agreement:  This Deed of Trust, the Credit Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements among the parties.

(Signature Page Follows)

9 Insert state where the Mortgaged Property is located.

EXECUTED as of the date first above written.

[ 20F21]

By:
Name:
Title:

21 Insert name of Grantor.

STATE OF ______________                                                           )
)           ss:
COUNTY OF ________________                                                  )

On _______________________________before me, ______________________ (here insert name of the officer), Notary Public, personally appeared ________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

[Seal]

EXHIBIT “A”

Property Description21F22

22 To be added for each Mortgaged Property.

EXHIBIT H-1
FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [•] (this “Agreement”), by and among [NEW LENDERS] (each a “Lender” and collectively the “Lenders”), SPANSION LLC, a Delaware limited liability company (the “Borrower”), the Guarantors, party hereto, and BARCLAYS BANK PLC, as Administrative Agent.  All terms used but not defined herein shall have their respective meanings in the Credit Agreement (defined below).

RECITALS:

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012 (the “Credit Agreement”), among the Borrower, SPANSION INC., a Delaware corporation, SPANSION TECHNOLOGY LLC, a Delaware limited liability company, each lender from time to time party thereto, BARCLAYS BANK PLC, as the Administrative Agent and Collateral Agent and MORGAN STANLEY SENIOR FUNDING, INC., as the Documentation Agent; and

WHEREAS, subject to the terms and conditions of Section 2.14 of the Credit Agreement, the Borrower may increase the existing Loans by entering into one or more Joinder Agreements with the New Term Loan Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Lender party hereto hereby agrees to commit to provide its respective Loans as set forth on Schedule A appended hereto on the terms and subject to the conditions set forth below:

Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”) and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the  Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Lender hereby agrees to make its Loans on the following terms and conditions:

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1.	Applicable Margin. The Applicable Margin for each New Term Loan shall mean, as of any date of determination: [_________]

2.	Maturity Date. The Maturity Date with respect to each New Term Loan shall be [__________], which date is no earlier than the Maturity Date of the Original Facility:

3.	Other Fees. Borrower agrees to pay each New Term Loan Lender its pro rata share of an aggregate fee equal to [________ __, ____] on [_________ __, ____].

4.	New Term Loans. This Agreement represents the Borrower’s request to obtain New Term Loans from New Term Loan Lenders as follows (the “Incremental Facility”):

a.	Increased Amount Date: ___________, ____

b.	Amount of Incremental Facility: $___________________

5.
[New Lenders.  Each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]22F23

6.	Credit Agreement Governs. Except as set forth in this Agreement, New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

7.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer and the Borrower hereby certify that:

i.
The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

ii.	No event has occurred and is continuing or would result from the consummation of the Incremental Facility contemplated hereby that would constitute a Default;

23           Insert bracketed language if the lending institution is not already a Lender.

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iii.	The Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

iv
If the same were applicable at the end of the then most recent fiscal quarter of Holdings for which financial statements are available, the Borrower and its Subsidiaries are in pro forma compliance with each of the covenants set forth in Section 7.11 of the Revolving Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to the New Term Loans (and assuming borrowing of the full amount of the Revolving Commitments (as defined in the Revolving Credit Agreement)); and

v
The Borrower is in compliance, on a pro forma basis after giving effect to the New Term Loans, with a Consolidated Leverage Ratio of not greater than [2.75:1.00] (and assuming borrowing of the full amount of the Revolving Commitments (as defined in the Revolving Credit Agreement)).

8.	Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

i.	The Borrower shall make any payments required pursuant to Section 3.05 of the Credit Agreement in connection with the New Term Loans;]23F24 [and]

ii.
The Borrower shall deliver or cause to be delivered the following legal opinions and documents:  [___________], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement.

9.	Eligible Assignee. By its execution of this Agreement, each New Term Loan Lender represents and warrants that it is an Eligible Assignee.

10.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as set forth below its signature below.

11.
Non-US Lenders.  For each New Term Loan Lender that is a Non-US Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the Administrative Agent pursuant to the Credit Agreement.

12.	Recordation of the New Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans made by New Term Loan Lenders in the Register.

24           Select this provision in the circumstance where the Lender is a New Revolving Lender.

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13.
Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

14.
Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

15.
GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

16.
Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

17.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [_____________, ______].

[NAME OF LENDER]

By:
Name:
Title: :

Notice Address:

Attention:
Telephone:
Facsimile:

SPANSION LLC

By:
Name:
Title: :

SPANSION TECHNOLOGY LLC

By:
Name:
Title: :

SPANSION INTERNATIONAL, INC.

By:
Name:
Title: :

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SPANSION INTERNATIONAL TRADING, INC.

By:
Name:
Title: :

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Consented to by:

BARCLAYS BANK PLC,
as the Administrative Agent

By:
Authorized Signatory

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SCHEDULE A
TO JOINDER AGREEMENT
Name of Lender	Amount
[___________________]	$________________

Total: $_________________

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EXHIBIT H-2

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                      , 20__ (this “Agreement”), is entered into by each of SPANSION LLC, a Delaware limited liability company (“Borrower”), SPANSION INC., a Delaware corporation (“Holdings”), SPANSION TECHNOLOGY LLC, a Delaware limited liability company (“Spansion Technology”) and each Material Subsidiary (such term and the other capitalized terms used herein shall have the meanings assigned thereto in Article I of this Agreement) of any Loan Party identified on the signature pages hereof as an “Additional Guarantor” (all such Material Subsidiaries hereinafter collectively referred to as the “Additional Guarantors”, and each individually as an “Additional Guarantor”), to and for the benefit of BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of December 13, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, Holdings, Spansion Technology, the Lenders party thereto from time to time, the Administrative Agent, the Collateral Agent, Morgan Stanley Senior Funding, Inc., as documentation agent, and Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book runners, and the other Loan Documents referred to therein, the Lenders have made Loans to or for the benefit of the Loan Parties;

WHEREAS, pursuant to Section 6.12 of the Credit Agreement, Borrower has agreed to cause each Additional Guarantor to execute and deliver this Agreement and to become a Guarantor under the Guaranty, and a Grantor (as defined in the Security Agreement) under the Security Agreement and other Collateral Documents as provided in this Agreement;

WHEREAS, each Additional Guarantor will derive substantial direct and indirect benefit from the Loans under the Loan Documents made by the Lenders to or for the benefit of the Borrower and the other Loan Parties; and

WHEREAS, each Additional Guarantor is willing to become a Loan Party under the Loan Documents as hereinafter provided in order to obtain such benefits;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Additional Guarantor hereby agrees, for the benefit of each Secured Party, as follows:

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ARTICLE 1.

DEFINITIONS

1.1           Credit Agreement Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in Section 1.01 of the Credit Agreement.

1.2           Constructions.  The rules of construction specified in Sections 1.02 through 1.06 of the Credit Agreement also apply to this Agreement.

ARTICLE 2.

JOINDER AGREEMENTS; SUPPLEMENTS

2.1           Guaranty.  Each Additional Guarantor agrees to, and does hereby, become a Guarantor in respect of the Obligations of the Borrower and each other Guarantor, with the same force and effect as if it were an original party to the Guaranty, and agrees that each reference in the Guaranty to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor.

2.2           Security Agreement.  Each Additional Guarantor agrees to, and does hereby, become a Grantor under the Security Agreement with the same force and effect as if it were an original party thereto and agrees that each reference in the Security Agreement to a “Grantor” shall also mean and be a reference to such Additional Guarantor.

2.3           Loan Documents.  Each Additional Guarantor (a) agrees to be obligated and bound by all the terms, provisions and covenants under each of the Loan Documents which are binding on a Guarantor, a Loan Party or a Grantor, as applicable, and (b) represents and warrants that each of the representations and warranties contained in the Guaranty, the Security Agreement and the Security Agreement Supplement referred to in Section 4.01(c)(iii) below as it relates to such Additional Guarantor is true and correct as of the date hereof, with the same effect as though such representations had been made on and as of the date hereof after giving effect to both the joinder of such Additional Guarantor as an additional Guarantor and Loan Party under the Guaranty and as a Grantor under the Security Agreement.

2.4           Guarantors’ Acknowledgement.  Borrower, on behalf of each Guarantor, hereby acknowledges and consents to the supplement of the Guaranty and the Security Agreement by this Agreement, and confirms the Obligations of each Guarantor under the Guaranty, as so supplemented, remain in full force and effect.

ARTICLE 3.

SECURITY INTERESTS IN PERSONAL PROPERTY

3.1           Security Interest.  Subject to and in accordance with the terms and conditions of the Security Agreement, each Additional Guarantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance in full of the Obligations of such Additional Guarantor, a security interest in all right, title and interest of such Additional Guarantor in, to and under any and all of the Collateral now owned or at any time hereafter acquired by such Additional Guarantor or in which such Additional Guarantor now has or at any time in the future may acquire any right, title or interest.

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ARTICLE 4.

DELIVERIES

4.1           Deliveries.

(a)           Delivered to the Administrative Agent and the Collateral Agent herewith are the following certificates, documents and opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)           certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Additional Guarantor as the Administrative Agent may reasonably require (A) certifying the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, as supplemented by this Agreement and (B) evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of such Additional Guarantor in connection with this Agreement and the other Loan Documents, as supplemented by this Agreement;

(b)           documents and certifications as the Administrative Agent may reasonably require to evidence that each Additional Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization Documents of such Additional Guarantor and certificates of good standing and/or qualification to engage in business of such Additional Guarantor;

(c)           a certificate of a duly authorized officer of Holdings or Borrower on behalf of each Additional Guarantor either (A) attaching copies of all consents, licenses and approvals of Governmental Authorities, shareholders and other Persons required in connection with the execution, delivery and performance by each Additional Guarantor and the validity against such Additional Guarantor of the Loan Documents to which it is a party and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and

(d)           copies of Uniform Commercial Code Reports for Information or Copies (Form UCC-11) or similar search reports, dated a date reasonably near (but prior to) the date hereof, listing all effective UCC financing statements (including fixture filings), tax liens and judgment liens which name any Additional Guarantor, as the debtor, and which are filed in the jurisdictions in which such Additional Guarantor is organized, and in such other jurisdictions as the Administrative Agent or the Collateral Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Collateral Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements) shall cover any of the Collateral, other than Permitted Liens (as defined in the Security Agreement).

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(b)           Delivered to the Administrative Agent and the Collateral Agent in the time specified below will be the following documents, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)           promptly upon receipt thereof, acknowledgment copies of UCC financing statements (or delivery of such financing statements in proper form for filing) naming each Additional Guarantor, as debtor, and the Collateral Agent, as secured party, with respect to all the assets of such Additional Guarantor, which such UCC financing statements have been filed, or have been delivered to the Administrative Agent for filing, under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the Security Agreement;

(b)           as soon as practicable, fully executed agreements in a form reasonably acceptable to the Collateral Agent containing a description of all Collateral consisting of Intellectual Property that is material to the conduct of such Additional Guarantor’s business with respect to United States Patents (and patents for which United States federal patent applications are pending) and United States federally registered Trademarks (and Trademarks for which United States federally registered applications are pending) and United States federally registered Copyrights, and any applicable foreign equivalent of the foregoing, duly executed and delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent in respect of all such Collateral in which a security interest may be perfected by filing, recording or registering in such offices and any applicable foreign jurisdiction at the discretion of the Collateral Agent; and

(c)           within sixty (60) days of the date hereof, Account Control Agreements with the banks or security intermediaries identified on the Security Agreement Supplement as requested by the Collateral Agent in accordance with the Security Agreement, in each case, duly executed and delivered or authenticated by the parties thereto.

(c)           Delivered to the Administrative Agent and the Collateral Agent in the time specified in the Credit Agreement will be the documents described in Section 6.12 of the Credit Agreement, each in form and substance reasonably satisfactory to the Administrative Agent.

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ARTICLE 5.

MISCELLANEOUS

5.1           Notices.  All notices and other communications provided for hereunder shall be made in accordance with Section 11.02 of the Credit Agreement (with any notice to an Additional Guarantor being delivered to it in care of the Borrower).  All such notices and other communications shall be deemed to be given or made at the times provided in Section 11.02 of the Credit Agreement.

5.2           Amendments, etc.; Successors and Assigns.

(a)           No amendment to or waiver of any provision of this Agreement or of the Loan Documents, as supplemented by this Agreement, nor consent to any departure by any Additional Guarantor herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Additional Guarantor or Borrower on behalf of such Additional Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement shall be construed as a separate agreement with respect to each Additional Guarantor and may be amended, modified, supplemented, waived or released with respect to any Additional Guarantor without the approval of any other Additional Guarantor and without affecting the Obligations of any other Additional Guarantor hereunder.

(b)           This Agreement and the Loan Documents, as supplemented by this Agreement, shall be binding upon each Additional Guarantor and its successors, transferees and assigns permitted under the Loan Documents and shall inure to the benefit of the Administrative Agent and each Secured Party and their respective successors, transferees and assigns; provided, however, that no Additional Guarantor may assign its obligations hereunder or under any of the Loan Documents, as supplemented by this Agreement, without the prior written consent of the Administrative Agent and any Lenders required by Section 11.06 of the Credit Agreement.

5.3           Survival of Agreement.  All covenants, agreements, representations and warranties made by each Additional Guarantor in each Loan Document, as supplemented by this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date (as defined in the Security Agreement).

5.4           Administrative Agent Appointed Attorney-in-Fact.  Each Additional Guarantor hereby appoints the Collateral Agent the attorney-in-fact of such Additional Guarantor to the extent provided in the Security Agreement, with the same force and effect as if it were an original party thereto.

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5.5           Waivers.  No failure or delay by the Administrative Agent or any Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

5.6           Severability.  If any provision of this Agreement or any other Loan Document, as supplemented by this Agreement, is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement or such other Loan Document shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.7           Counterparts, Integration, Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, as supplemented by this Agreement, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective as to an Additional Guarantor when it shall have been executed by such Additional Guarantor and when the Administrative Agent and the Collateral Agent shall have received counterparts hereof bearing the signature of such Additional Guarantor.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.8           Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

5.9           GOVERNING LAW; JURISDICTION; ETC.

(a)           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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(b)           SUBMISSION TO JURISDICTION.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)           WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

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5.10           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.11           ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS SUPPLEMENTED BY THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Borrower:	SPANSION LLC

By:
Name:
Title:

Holdings:	SPANSION INC.

By:
Name:
Title:

Spansion Technology:	SPANSION TECHNOLOGY LLC

By:
Name:
Title:

Additional Guarantors:	[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

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EXHIBIT I

FORM OF LENDER ADDENDUM

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SPANSION LLC, a Delaware limited liability company, SPANSION INC., a Delaware corporation, SPANSION TECHNOLOGY LLC, a Delaware limited liability company, each lender from time to time party thereto (each individually, a “Lender”), BARCLAYS BANK PLC, as the Administrative Agent and Collateral Agent, and MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent.

Upon execution and delivery of this Lender Addendum by the party hereto as provided in Section 11.20 of the Credit Agreement, the undersigned hereby becomes a Lender under the Credit Agreement having the Loans set forth beneath its signature hereto, effective as of the Amendment and Restatement Effective Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Delivery of an executed signature page hereof by facsimile transmission (or other electronic transmission) shall be effective as delivery of a mutually executed counterpart hereof.

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IN WITNESS WHEREOF, the party hereto has caused this Lender Addendum to be duly executed and delivered by its proper and duly authorized officers as of this [__] day of [_________],[____].

[____________]

By:
Name:
Title:

Loan:                                                             $[________]
Lending Office:                                           [_________]

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EXHIBIT J
FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPANSION LLC, a Delaware limited liability company, as Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  ________ __. 20[  ]

Form of U.S. Tax Compliance Certificate

J-1-1

EXHIBIT J-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPANSION LLC, a Delaware limited liability company, as Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  ________ __. 20[  ]

Form of U.S. Tax Compliance Certificate

J-2-1

EXHIBIT J-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPANSION LLC, a Delaware limited liability company, as Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Form of U.S. Tax Compliance Certificate

J-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  ________ __. 20[  ]

Form of U.S. Tax Compliance Certificate

J-3-2

EXHIBIT J-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPANSION LLC, a Delaware limited liability company, as Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  ________ __. 20[  ]

EXHIBIT K

FORM OF

DISCOUNTED PREPAYMENT OPTION NOTICE

Barclays Bank PLC,
as Administrative Agent
Barclays Bank PLC
Bank Debt Management Group
Attn: Ronnie Glenn / Patrick Kerner
Spansion Portfolio Manager
745 Seventh Avenue, 27th Floor
New York, NY 10019

[_________, 20__]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012, by and among SPANSION LLC, a Delaware limited liability company, as Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”). All terms used but not defined herein shall have their respective meanings in the Credit Agreement.

Borrower hereby gives notice that it desires to make a Discounted Voluntary Prepayment on the terms set forth in the Credit Agreement in an aggregate principal amount and at the discount specified below:

•	Prepayment Amount: $[____________]24F25

•	Discount: not less than [__]% nor greater than [__]% of par of the principal amount of Term Loans (the “Discount Range”)

Borrower hereby invites each Lender to specify an Acceptable Price for a principal amount of Loans at which such Lender is willing to receive a Discounted Voluntary Prepayment by submitting an offer via fax or email to the attention of [______] at the Administrative Agent no later than [________] p.m., New York time, on [_________] (the “Acceptance Date”).

25 Amount not to be less than $5,000,000.

Form of Discounted Prepayment Option Notice

This notice may be withdrawn only by written notice received by the Administrative Agent at any time prior to the delivery of a Discounted Voluntary Prepayment Notice.

[Signature Page Follows]

Form of Discounted Prepayment Option Notice

Very truly yours,

SPANSION LLC

By:
Name:
Title:

Form of Discounted Prepayment Option Notice

EXHIBIT L

FORM OF

LENDER PARTICIPATION NOTICE

Barclays Bank PLC,
as Administrative Agent
Barclays Bank PLC
Bank Debt Management Group
Attn: Ronnie Glenn / Patrick Kerner
Spansion Portfolio Manager
745 Seventh Avenue, 27th Floor
New York, NY 10019

[_________, 20__]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012, by and among SPANSION LLC, a Delaware limited liability company, as Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”). All terms used but not defined herein shall have their respective meanings in the Credit Agreement.

The undersigned Lender of Loans hereby gives notice that it is willing to permit the Discounted Voluntary Prepayment on the terms set forth in the Credit Agreement of the following principal amount of Loans held by such Lender at the Acceptable Price specified below next to such principal amount:

Aggregate Principal Amount of Loans Offered for Prepayment25F26	Acceptable Price (within the Discount Range)
$[_________]	[__]%

26 Subject to rounding requirements specified by the Administrative Agent.

Form of Lender Participation Notice

This notice may be withdrawn only by written notice received by the Administrative Agent at any time prior to the delivery of a Discounted Voluntary Prepayment Notice.

[Signature Page Follows]

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT M

FORM OF

DISCOUNTED VOLUNTARY PREPAYMENT NOTICE

Barclays Bank PLC,
as Administrative Agent
Barclays Bank PLC
Bank Debt Management Group
Attn: Ronnie Glenn / Patrick Kerner
Spansion Portfolio Manager
745 Seventh Avenue, 27th Floor
New York, NY 10019

[_________, 20__]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 13, 2012, by and among SPANSION LLC, a Delaware limited liability company, as Borrower, SPANSION INC., a Delaware corporation, and SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as Guarantors, each lender from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Joint Book Runners (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”). All terms used but not defined herein shall have their respective meanings in the Credit Agreement.

Borrower hereby gives irrevocable notice of its intent to make a Discounted Voluntary Prepayment on [____________], on the terms set forth in the Credit Agreement in an aggregate principal amount and at the discount specified below:

•	Prepayment Amount:	$[____________]

•	Applicable Discount:	[__]%

•	Effective Date:	[______________]

The undersigned acknowledges that by giving this notice it will be obligated to pay, on the Effective Date, to the applicable Lenders the Prepayment Amount specified above, subject to the Applicable Discount on the applicable Loans, together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

[Signature Page Follows]

Very truly yours,

SPANSION LLC

By:
Name:
Title:

ANNEX 3

SCHEDULES TO RESTATED TERM LOAN AGREEMENT

[Redacted.]

ANNEX 4

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[See Exhibit 10.3.]

ANNEX 5

EXHIBITS TO
AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[See Exhibit 10.3.]

ANNEX 6

SCHEDULES TO
AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[Redacted.]